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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182192

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 3, 2012)

Up to 19,551,679 shares of Common Stock
Issuable Upon Exercise of Subscription Rights

McEwen Mining Rights Offering

        McEwen Mining Inc. ("McEwen Mining") has distributed, at no charge, to each holder of record of its common stock ("McEwen Mining common stock") as of 5:00 p.m. (New York City time) on November 8, 2012 (the "Record Date"), one subscription right (each a "McEwen Mining Subscription Right") for each share of McEwen Mining common stock held by such holder as of the Record Date (the "McEwen Mining Rights Offering"). No fractional McEwen Mining Subscription Rights were issued. Except as described below, only a holder of a McEwen Mining Subscription Right with an address of record in the United States or Canada (a "Prospectus Holder") or a Qualified Holder (as defined herein) is entitled to exercise the McEwen Mining Subscription Rights. For every ten (10) McEwen Mining Subscription Rights held, a Prospectus Holder or a Qualified Holder is entitled to subscribe for one (1) whole share of McEwen Mining common stock at a price of US$2.25 per whole share (the "Subscription Price"). A Prospectus Holder or a Qualified Holder residing in Canada will subscribe for one whole share of McEwen Mining common stock at a price of CDN$2.24 per whole share, which is equal to the Canadian dollar equivalent of the Subscription Price based on the noon spot exchange rate on October 23, 2012 as reported by the Bank of Canada (the "Noon Buying Rate"). The Subscription Price was determined by the Audit Committee of McEwen Mining's board of directors, consisting of all independent members of McEwen Mining's board of directors. No fractional shares of McEwen Mining common stock or cash in lieu thereof will be issued. Where the exercise of McEwen Mining Subscription Rights would otherwise entitle a holder thereof to fractional shares of McEwen Mining common stock, such subscriber's entitlement will be reduced to the next lowest whole number of shares of McEwen Mining common stock. This is referred to as the basic subscription privilege. If you are a Prospectus Holder or a Qualified Holder and you exercise your basic subscription privilege in full, you may also request to purchase additional shares of McEwen Mining common stock that remain unsubscribed for at the expiration of the McEwen Mining Rights Offering. This is referred to as the over-subscription privilege. The shares of McEwen Mining common stock issuable pursuant to over-subscription requests are also subject to availability after giving effect to all exercises of basic subscription privileges and allocation of the remaining shares among shareholders issued shares pursuant to over-subscription requests.

        The McEwen Mining Subscription Rights are exercisable beginning on the Record Date and continuing until 5:00 p.m. (New York City time) on December 4, 2012 (the "Expiry Date"). McEwen Mining may cancel and terminate the McEwen Mining Rights Offering at any time in its sole discretion. If you want to participate in the McEwen Mining Rights Offering and you are the record holder of your shares of McEwen Mining common stock, you must submit to the subscription agent payment in full for the shares of McEwen Mining common stock you wish to purchase before that deadline. You must also submit your completed subscription documents to the subscription agent prior to the deadline unless you follow the guaranteed delivery procedures described in this prospectus supplement. If you are a Prospectus Holder or a Qualified Holder and want to participate in the McEwen Mining Rights Offering and you hold McEwen Mining common stock through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit payment in full for the shares of McEwen Mining common stock you wish to purchase in the McEwen Mining Rights Offering and your subscription documents in accordance with the instructions provided, and within the time period required, by your broker, dealer, bank or other nominee. Please see "THE RIGHTS OFFERING" on page S-48 for further instructions on exercising your McEwen Mining Subscription Rights. All subscription payments will be held in escrow by the subscription agent through the Expiry Date.

        The McEwen Mining Subscription Rights will be transferable subject to the conditions of the McEwen Mining Rights Offering, as described herein and will be represented by rights certificates. McEwen Mining Subscription Rights not exercised before the Expiry Date will be void and of no value and no longer exercisable for any shares of McEwen Mining common stock. See "THE RIGHTS OFFERING" on page S-48.

Canadian Exchange Co. Rights Offering

        Our subsidiary, McEwen Mining—Minera Andes Acquisition Corp. ("Canadian Exchange Co.") is engaging simultaneously in a rights offering pursuant to which each holder of Canadian Exchange Co.'s shares ("Exchangeable Shares"), other than McEwen Mining and its subsidiaries, as of the Record Date received one subscription right (each a "Canadian Exchange Co. Subscription Right") for each Exchangeable Share held by such holder as of the Record Date (the "Canadian Exchange Co. Rights Offering"). The Exchangeable Shares are exchangeable on a one-for-one basis into shares of McEwen Mining common stock. Only a holder of Canadian Exchange Co. Subscription Rights with an address of record in the United States or Canada or a holder that Canadian Exchange Co. determines, in its sole discretion, that the offering to and subscription by such person of Canadian Exchange Co. Subscription Rights is lawful and in compliance with all securities and other laws applicable in the jurisdiction where such person is resident is entitled to exercise the Canadian Exchange Co. Subscription Rights. For every ten (10) Canadian Exchange Co. Subscription Rights held, such holder is entitled to purchase one (1) Exchangeable Share at a price equal to CDN$2.24 per whole Exchangeable Share. Based on the number of Exchangeable Shares issued and outstanding as of October 23, 2012, Canadian Exchange Co. will issue up to 7,798,762 Exchangeable Shares in the Canadian Exchange Co. Rights Offering, which Exchangeable Shares are exchangeable for up to 7,798,762 shares of McEwen Mining common stock (such underlying shares of McEwen Mining common stock, the "Underlying Common Shares").

Additional Information

        Mr. Robert R. McEwen ("Mr. McEwen"), our Chairman and Chief Executive Officer, beneficially owned as of October 23, 2012 approximately 25%, or 67,203,241 shares, of the 268,504,418 shares of McEwen Mining common stock (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) before giving effect to the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, which holdings consisted of 28,477,527 shares of McEwen Mining common stock and 38,725,714 Exchangeable Shares. McEwen Mining and Canadian Exchange Co. have entered into a backstop agreement with Mr. McEwen pursuant to which Mr. McEwen has committed to purchase, subject to the terms and conditions thereof, all of the unsubscribed shares of McEwen Mining common stock in the McEwen Mining Rights Offering and all of the unsubscribed shares of Exchangeable Shares in the Canadian Exchange Co. Rights Offering at the Subscription Price per whole share of McEwen Mining common stock in the McEwen Mining Rights Offering and CDN$2.24 per whole Exchangeable Share in the Canadian Exchange Co. Rights Offering (each being the same price per whole share as offered to all other shareholders of McEwen Mining and Canadian Exchange Co.) such that the gross proceeds to McEwen Mining and Canadian Exchange Co. from the two rights offerings will be US$60.40 million. As a shareholder of McEwen Mining and Canadian Exchange Co. on the Record Date and pursuant to the backstop agreement, Mr. McEwen has also agreed to subscribe for all of his basic subscription privilege in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering, but is prohibited under the terms of the backstop agreement from subscribing to any shares under the over-subscription privilege in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering.

        Holders of McEwen Mining common stock who do not participate in the McEwen Mining Rights Offering, or who sell or transfer their McEwen Mining Subscription Rights, will continue to own the same number of shares of McEwen Mining common stock, but will own a smaller percentage of the total shares of McEwen Mining common stock issued and outstanding after the McEwen Mining Rights Offering. McEwen Mining Subscription Rights that are not exercised prior to the Expiry Date will expire, be void and have no value and will no longer be exercisable for any shares of McEwen Mining common stock. There is no minimum number of shares of McEwen Mining common stock that McEwen Mining must sell in order to complete the McEwen Mining Rights Offering; however, based on the number of McEwen Mining common shares issued and outstanding as of October 23, 2012, McEwen Mining expects to sell up to 19,551,679 shares of McEwen Mining common stock. Based on the number of Exchangeable Shares issued and outstanding as of October 23, 2012, McEwen Mining also expects Canadian Exchange Co. to sell up to 7,798,762 Exchangeable Shares in the Canadian Exchange Co. Rights Offering, which are exchangeable for up to 7,798,762 shares of McEwen Mining common stock.

        The subscription agent will mail to each holder of record of McEwen Mining common stock on the Record Date that resides in the United States or Canada a rights certificate evidencing the number of McEwen Mining Subscription Rights issued to the holder thereof, together with a copy of this prospectus supplement (or, in the case of a holder of record of McEwen Mining common stock with an address of record in Canada, a Canadian rights circular). Each holder of record of McEwen Mining common stock on the Record Date will be presumed to be resident in the place of their address of record, unless evidence to the contrary is shown to McEwen Mining's sole satisfaction. For holders of McEwen Mining common stock that reside outside of the United States or Canada (each an "Ineligible Holder" and collectively, the "Ineligible Holders"), the subscription agent will mail a copy of this prospectus supplement together with a letter advising such Ineligible Holders that their rights certificates evidencing the number of McEwen Mining Subscription Rights issued to such Ineligible Holders will be held by the subscription agent as agent for the benefit of all such Ineligible Holders. Holders of McEwen Mining Subscription Rights that wish to be recognized as Qualified Holders must contact the subscription agent at the earliest possible time, but in no event after 4:30 p.m. (New York City time) on November 23, 2012, in order to satisfy McEwen Mining that such holders are Qualified Holders. From and after 9:00 a.m. (New York City time) on November 26, 2012, the subscription agent will attempt to sell the subscription rights of registered Ineligible Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the subscription agent determines in its sole discretion. See "THE RIGHTS OFFERING—Ineligible Holders" on page S-63.

        There is no managing or soliciting dealer for the McEwen Mining Rights Offering and McEwen Mining will not pay any kind of fee for the solicitation of the exercise of rights.

        Shares of McEwen Mining common stock are currently traded on the New York Stock Exchange ("NYSE") and on the Toronto Stock Exchange ("TSX"), in each case, under the symbol "MUX". The Exchangeable Shares of Canadian Exchange Co., which are exchangeable on a one-for-one basis into McEwen Mining common stock, are listed on the TSX under the symbol "MAQ". The closing sales price of McEwen Mining common stock on October 23, 2012 was US$4.59 per share on the NYSE and CDN$4.56 per share on the TSX, and the closing sales price of the Exchangeable Shares, which are exchangeable on a one-for-one basis into McEwen Mining common stock, on October 23, 2012 was CDN$4.53 per share on the TSX.

        As the McEwen Mining Subscription Rights issued in connection with the McEwen Mining Rights Offering are transferable, the McEwen Mining Subscription Rights will trade on the NYSE under the symbol "MUX RT" and on the TSX under the symbol "MUX.RT". The McEwen Mining Subscription Rights will cease trading on the NYSE at the close of trading (New York City time) on the trading day immediately preceding the Expiry Date and on the TSX at noon (New York City time) on the Expiry Date. Prior to the McEwen Mining Rights Offering, there has been no public market for the McEwen Mining Subscription Rights and holders may not be able to resell the McEwen Mining Subscription Rights offered under this prospectus supplement. This may affect the pricing of the McEwen Mining Subscription Rights in the secondary market, the transparency and availability of trading prices and the liquidity of the McEwen Mining Subscription Rights. The subscription rights issued in connection with the Canadian Exchange Co. Rights Offering will also trade on the TSX under the symbol "MAQ.RT".

        The underlying shares of McEwen Mining common stock that are purchased by subscribing for such shares under the McEwen Mining Subscription Rights will also trade on the NYSE and the TSX under the symbol "MUX" and the underlying Exchangeable Shares that are purchased by subscribing for such shares under the subscription rights issued by Canadian Exchange Co. will also trade on the TSX under the symbol "MAQ". The Exchangeable Shares issued in connection with the Canadian Exchange Co. Rights Offering will cease to trade on the TSX under the symbol "MAQ" upon exchange of such Exchangeable Shares for the Underlying Common Shares, with such Underlying Common Shares trading on the NYSE and the TSX under the symbol "MUX".

        The underlying shares of McEwen Mining common stock issuable upon exercise of the McEwen Mining Subscription Rights in the McEwen Mining Rights Offering and the Underlying Common Shares are not qualified under the securities laws, and are not being offered, outside of the United States and Canada and the McEwen Mining Subscription Rights may not be exercised by an Ineligible Holder, except under the circumstances where McEwen Mining determines, in its sole discretion, that the offering to and subscription by such person (each, a "Qualified Holder") is lawful and in compliance with all securities and other laws applicable in the jurisdiction where such person is resident. See "THE RIGHTS OFFERING—Ineligible Holders" on page S-63.

        As a condition to a purchase of any shares of McEwen Mining common stock in the McEwen Mining Rights Offering, each subscriber other than a Qualified Holder will be deemed to have represented and warranted that it is resident in the United States or Canada, and this representation and warranty will be relied upon by us and the subscription agent.

        We reserve the right to treat as invalid any exercise or purported exercise of any McEwen Mining Subscription Rights in the McEwen Mining Rights Offering that appears to us to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if we believe, or our agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this prospectus supplement or in breach of the representation and warranty that a holder exercising its McEwen Mining Subscription Rights is resident in the United States or Canada, as described herein.

        Holders of McEwen Mining Subscription Rights that reside outside of the United States or Canada and any persons that have a contractual or legal obligation to forward this document to a jurisdiction outside the United States or Canada should read the section entitled "THE RIGHTS OFFERING—Ineligible Holders" on page S-63.

        This is not an underwritten offering and there will be no underwriters' discounts or commissions. Accordingly, the gross proceeds (before expenses) to McEwen Mining in the McEwen Mining Rights Offering will be US$2.25 per whole share of McEwen Mining common stock and, assuming all McEwen Mining Subscription Rights are exercised in the McEwen Mining Rights Offering and all subscription rights are exercised in the Canadian Exchange Co. Rights Offering, the aggregate gross proceeds (before expenses) from the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering will be approximately US$60.40 million.

        Investing in our securities involves risks. You should carefully read this prospectus supplement, including the risk factors discussed in the section entitled "Risk Factors" on page S-29, before exercising your McEwen Mining Subscription Rights.

        The securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 31, 2012.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the McEwen Mining Rights Offering and certain other matters relating to us. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the McEwen Mining Rights Offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of the McEwen Mining Subscription Rights in this prospectus supplement differs from the description of the subscription rights in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying base prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information which appears or is incorporated by reference in this prospectus may only be accurate as of the date hereof or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

        See "WHERE YOU CAN FIND MORE INFORMATION" on page S-81 of this prospectus supplement.

        As used in this prospectus, unless the context indicates otherwise, the terms "we," "our," "us," and the "Company" refer to McEwen Mining Inc. and its consolidated subsidiaries, and references to "McEwen Mining" refer to McEwen Mining Inc. at its parent company level, excluding its subsidiaries.

ABOUT US

        McEwen Mining is engaged in the production and exploration of precious metals in Argentina, Mexico and the United States. McEwen Mining was organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, McEwen Mining changed its name to U.S. Gold Corporation and on March 16, 2007, McEwen Mining changed its name to US Gold Corporation. On January 24, 2012, McEwen Mining changed its name to McEwen Mining Inc.

        Our objective is to increase the value of our shares through the exploration, development, and extraction of gold, silver and other valuable minerals. Other than the Company's San José Mine in Argentina, we generally conduct our exploration activities as sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We own our mineral interests and property and operate our business through various subsidiary companies, each of which is owned entirely, directly, or indirectly, by us.

        In June 2007, we completed three simultaneous acquisitions, significantly increasing our land position in Nevada and Mexico. The assets of these three companies, Nevada Pacific Gold Ltd. ("Nevada Pacific"), Tone Resources Limited ("Tone") and White Knight Resources Ltd. ("White Knight" and together with Nevada Pacific and Tone, the "2007 Acquired Companies"), included a portfolio of properties in Nevada and Mexico. As a result of these acquisitions, we now hold interests in approximately 266 square miles in Nevada, and approximately 1,238 square miles of mineral concessions in north-western Mexico. We began mining operations at Phase 1 of our El Gallo project in Mexico during the third quarter of 2012 and are expected to reach commercial production levels at the end of 2012. We are taking steps to advance Phase 2 of our El Gallo project as well as one of our Nevada properties into production.

        On January 24, 2012, we completed the acquisition of Minera Andes Inc. ("Minera Andes") by way of a court-approved plan of arrangement under the Business Corporations Act (Alberta).

        We presently hold an interest in numerous exploration and development stage properties and projects in Mexico, Nevada and Argentina, as well as a 49% equity interest in the gold/silver San José Mine in Santa Cruz Province, Argentina covering 194 square miles. Prior to the acquisition of Minera Andes, we had not generated revenue from operations since 1990. As a result of the acquisition of Minera Andes, we report income and loss, as applicable, from the San José Mine on a 49% equity basis. The San José mine is a joint venture between an Argentinean subsidiary of McEwen Mining and a subsidiary of Hochschild Mining plc., the operator of the San José Mine. The joint venture conducts ongoing exploration with the objective of discovering new mineralization as well as adding resources and upgrading existing resources to reserves. The company expects that in the near future the joint venture will complete an expansion to the existing mine capacity through additional investment in infrastructure.

        We hold interests in approximately 1,238 square miles of mineral concessions in west central Mexico. Our primary property in Mexico is the El Gallo Complex, located in Sinaloa state on the Sierra Madre Trend, a geological area of significant gold and silver mineralization. In 2010, we completed two estimates of mineralized material on the El Gallo Complex and in February 2011, we completed an NI 43-101 Compliant Preliminary Economic Assessment of that Complex. On August 31, 2011, we announced the commencement of work towards the first phase of production on the El Gallo Complex and completed a Feasibility Study that evaluates production coming from the Phase 2 area at the El Gallo Complex on September 27, 2012.

        We hold interests in approximately 266 square miles in Nevada, United States. The majority of our Nevada properties, including our interests in our Gold Bar project and the Tonkin Complex, are located along the Cortez Trend, in north central Nevada. We also own property, including our Limo project, on the southern end of the Carlin Trend. Both the Cortez Trend and Carlin Trend are geological areas of significant gold discoveries. In 2006, we commenced comprehensive exploration of the property of our Tonkin Complex in an effort to identify additional mineralized material. From 2008 through 2009, we drilled various targets on our Gold Bar and Limo projects, as well as expanded the quantity of estimated mineralized material at our Gold Bar project in updated technical reports. In 2010, we completed a Preliminary Economic Assessment for our Gold Bar project and in 2011 completed a NI 43-101 compliant pre-feasibility study on the project. The Company has decided to place this property into production, subject to receipt of necessary permits.

        Upon completion of the acquisition of Minera Andes we hold mineral rights and applications for mineral rights covering approximately 944 square miles in Argentina (not including the San José Mine), including the advanced stage Los Azules Copper porphyry exploration project in San Juan Province, Argentina and a portfolio of exploration properties in the highly prospective Deseasdo Massif region in southern Argentina. A portion of the Los Azules Project is currently the subject of litigation in the Supreme Court of British Columbia. See "RISK FACTORS" on page S-29.

        The Company conducts ongoing exploration at a number of our exploration properties with the objective of discovering new mineralization or increasing existing resources and reserves.

QUESTIONS AND ANSWERS RELATED TO THE MCEWEN MINING RIGHTS OFFERING

        The following are questions that we anticipate you may have about the McEwen Mining Rights Offering. The answers are based on information in this prospectus supplement and accompanying base prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about whether to exercise your McEwen Mining Subscription Rights. Exercising the McEwen Mining Subscription Rights and investing in our securities involves a high degree of risk. We urge you to carefully read this prospectus supplement and the accompanying base prospectus in their entirety, including the section entitled "RISK FACTORS" beginning on page S-29 herein, as well as the documents listed under the section "Incorporation of Certain Information by Reference" before you decide whether to exercise your McEwen Mining Subscription Rights.

What is the McEwen Mining Rights Offering?

        The McEwen Mining Rights Offering is a distribution at no charge to holders of McEwen Mining common stock as of the Record Date of transferable McEwen Mining Subscription Rights to purchase shares of McEwen Mining common stock at the Subscription Price. Holders of McEwen Mining common stock will receive one McEwen Mining Subscription Right for each share of McEwen Mining common stock held by such holder on the Record Date. For every ten (10) McEwen Mining Subscription Rights held, a Prospectus Holder or a Qualified Holder will be entitled to subscribe for one (1) whole share of McEwen Mining common stock at the Subscription Price. Each McEwen Mining Subscription Right entitles the holder to a basic subscription privilege and an over-subscription privilege, as described below.

        As of October 23, 2012, Mr. McEwen beneficially owned approximately 25%, or 67,203,241 shares, of the 268,504,418 shares of McEwen Mining common stock (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) before giving effect to the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, which holdings consist of 28,477,527 shares of McEwen Mining common stock and 38,725,714 Exchangeable Shares. McEwen Mining and Canadian Exchange Co. have entered into a backstop agreement with Mr. McEwen, pursuant to which Mr. McEwen will purchase all of the shares of McEwen Mining common stock and all of the Exchangeable Shares not subscribed for by other holders of McEwen Mining Subscription Rights in the McEwen Mining Rights Offering and subscription rights in the Canadian Exchange Co. Rights Offering at the Subscription Price per whole McEwen Mining common share with respect to the McEwen Mining Rights Offering and CDN$2.24 per whole Exchangeable Share with respect to the Canadian Exchange Co. Rights Offering (each being the same price per whole share as offered to all other shareholders of McEwen Mining and Canadian Exchange Co.). As a shareholder of McEwen Mining and Canadian Exchange Co. as of the Record Date, Mr. McEwen has also agreed to purchase all of the shares of McEwen Mining common stock and all of the Exchangeable Shares available under his basic subscription privilege under the McEwen Mining Rights Offering and under the Canadian Exchange Co. Rights Offering, respectively, but is prohibited under the terms of the backstop agreement from subscribing to any shares under the over-subscription privilege under the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering.

        Based on the number of McEwen Mining common shares and Exchangeable Shares issued and outstanding as of October 23, 2012, McEwen Mining expects to sell up to 19,551,679 shares of McEwen Mining common stock in connection with the McEwen Mining Rights Offering and expects Canadian Exchange Co. to sell up to 7,798,762 Exchangeable Shares in connection with the Canadian Exchange Co. Rights Offering. The Exchangeable Shares issued in connection with the Canadian Exchange Co. Rights Offering are exchangeable on a one-for-one basis into the Underlying Common Shares. We expect to receive aggregate gross proceeds of US$60.40 million from the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering. See "Questions and Answers Related to the McEwen Mining Rights Offering—How will the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering affect Mr. McEwen's ownership of McEwen Mining common stock?" on page S-16.

        The McEwen Mining Subscription Rights will be evidenced by rights certificates, and such certificates will be mailed to all holders of McEwen Mining common stock as of the Record Date that reside in the United States and Canada. The subscription agent will hold any remaining rights certificates for the McEwen Mining Subscription Rights as agent for the benefit of all holders of McEwen Mining common stock as of the Record Date that do not reside in the United States or Canada.

Why are we engaging in the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering? How will we use the proceeds from the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering?

        We are engaging in the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering to raise capital to provide funding for (a) the advancement of Phase 2 of the Company's El Gallo Complex, (b) completion of further metallurgical studies on the Company's Tonkin project and follow-up work as required, (c) permitting at the Gold Bar Project in Nevada, (d) furthering exploration at the Company's various projects and properties and (e) potential acquisitions to be determined in the future and for other corporate purposes. The need to raise additional capital is necessary, in part, due to delays experienced by the Company in repatriating revenue from the Company's 49% owned San José Mine in Argentina as a result of changes to the export revenue repatriation requirements in Argentina announced in the first half of 2012. See "Risk Factors—New Argentinean foreign exchange regulations may make it difficult to transfer funds in and out of Argentina, which could adversely affect our liquidity and operations" on page S-39. We considered a number of capital raising alternatives and believe that giving current shareholders of McEwen Mining Common Stock and current shareholders of Canadian Exchange Co. the right to purchase shares of McEwen Mining common stock and Exchangeable Shares (which are convertible on a one-for-one basis into shares of McEwen Mining common stock), respectively, is the fairest and most equitable approach to raising capital. Our board of directors also determined that the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering was advisable as it does not entail many of the substantial costs and uncertainties associated with an underwritten public offering.

Who may participate in the McEwen Mining Rights Offering?

        Holders of McEwen Mining common stock as of the Record Date that reside in the United States or Canada or that are Qualified Holders are entitled to participate in the McEwen Mining Rights Offering.

How many subscription rights did each eligible shareholder of McEwen Mining receive?

        Each holder of record of McEwen Mining common stock as of the Record Date received one McEwen Mining Subscription Right for each share of McEwen Mining common stock held by such holder. Fractional McEwen Mining Subscription Rights were not issued, and no fractional shares of McEwen Mining common stock or cash in lieu thereof will be issued as a result of any holder of McEwen Mining Subscription Rights exercising the basic subscription privilege or the over-subscription privilege. Instead, any fractional shares of McEwen Mining common stock resulting from the exercise of the basic subscription privilege or the over-subscription privilege in the McEwen Mining Rights Offering will be eliminated by rounding down to the nearest whole share.

What is the basic subscription privilege?

        For every ten (10) McEwen Mining Subscription Rights held, a Prospectus Holder or a Qualified Holder is entitled to subscribe for one (1) whole share of McEwen Mining common stock at the Subscription Price. Through the full exercise of a Prospectus Holder's or a Qualified Holder's basic subscription privilege, such holder will maintain its current proportionate equity interest in the Company. This is referred to as the basic subscription privilege.

        Prospectus Holders and Qualified Holders may exercise all or a portion of their basic subscription privilege, may choose not to exercise any McEwen Mining Subscription Rights at all or may choose to sell or transfer their McEwen Mining Subscription Rights. However, if Prospectus Holders and Qualified Holders exercise less than their full basic subscription privilege, or transfer or sell their McEwen Mining Subscription Rights, they will not be entitled to purchase shares of McEwen Mining common stock under their over-subscription privilege.

What is the over-subscription privilege?

        Some of the holders of McEwen Mining common stock may not exercise their basic subscription privilege in full prior to the Expiry Date. The over-subscription privilege provides shareholders that fully exercise their basic subscription privilege the opportunity to purchase at the same Subscription Price per whole share paid for the basic subscription privilege the shares of McEwen Mining common stock that are not purchased by other shareholders in the McEwen Mining Rights Offering. If you fully exercise your basic subscription privilege, you may request to purchase additional shares of McEwen Mining common stock unclaimed by other rights holders in the McEwen Mining Rights Offering at the same Subscription Price.

What if there are an insufficient number of shares to satisfy the over-subscription requests?

        If there are an insufficient number of shares of McEwen Mining common stock available to fully satisfy the over-subscription requests of rights holders in the McEwen Mining Rights Offering, holders of McEwen Mining Subscription Rights who exercised their over-subscription privilege will receive the available shares pro rata based on the number of shares each McEwen Mining Subscription Rights holder subscribed for under the basic subscription privilege. "Pro rata" means in proportion to the number of shares of McEwen Mining common stock that you and the other McEwen Mining Subscription Rights holders have purchased by fully exercising your basic subscription privilege on your holdings of McEwen Mining common stock. Any excess subscription payments will be returned by the subscription agent, without interest or deduction, promptly after the Expiry Date of the McEwen Mining Rights Offering.

Am I required to participate in the McEwen Mining Rights Offering?

        No. You may exercise any number of your McEwen Mining Subscription Rights, or you may choose not to exercise any McEwen Mining Subscription Rights, or you may choose to transfer or sell some or all of your McEwen Mining Subscription Rights. If you do not exercise any of your McEwen Mining Subscription Rights, the number of shares of McEwen Mining common stock you own will not change. However, you will experience dilution to your equity interest in the Company to the extent you choose not to exercise your McEwen Mining Subscription Rights and other shareholders exercise some or all of their McEwen Mining Subscription Rights. You may sell your McEwen Mining Subscription Rights using normal investment channels, such as investment dealers and brokers, through the facilities of the NYSE or the TSX, as applicable, or through the subscription agent at the expense of the holder. See "THE RIGHTS OFFERING—Sale or Transfer of McEwen Mining Subscription Rights" on page S-61.

How do I exercise my McEwen Mining Subscription Rights?

        You may exercise your McEwen Mining Subscription Rights by properly completing and signing your subscription rights certificate and delivering it, with full payment of the Subscription Price for the shares of McEwen Mining common stock for which you are subscribing, including shares subscribed for pursuant to your over-subscription privilege, to Computershare Trust Company, N.A., for holders residing in the United States or Computershare Trust Company of Canada, for holders residing in Canada, the subscription agent for the McEwen Mining Rights Offering, on or prior to the Expiry Date of the McEwen Mining Rights Offering.

        If you send the subscription rights certificate and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under "THE RIGHTS OFFERING—Guaranteed Delivery Procedures". See page S-57.

        If you hold shares of McEwen Mining common stock in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares of McEwen Mining common stock you own. The record holder must exercise the McEwen Mining Subscription Rights on your behalf for the shares of McEwen Mining McEwen Mining common stock you wish to subscribe for. Therefore, if you wish to exercise your McEwen Mining Subscription Rights, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the shares of McEwen Mining common stock subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. We will ask the record holder of your shares of McEwen Mining common stock to notify you of the McEwen Mining Rights Offering.

What should I do if I receive a rights certificate and want to exercise some of my McEwen Mining Subscription Rights now while retaining the ability to exercise more of my McEwen Mining Subscription Rights at a later point in time but before the Expiry Date of the McEwen Mining Rights Offering?

        If you want to exercise some but not all of your McEwen Mining Subscription Rights represented by a rights certificate and retain the ability to exercise the balance of the unexercised McEwen Mining Subscription Rights represented by a rights certificate, you must first complete and submit your request to the subscription agent in order to divide your McEwen Mining Subscription Rights and be issued two separate rights certificates: one certificate representing the number of McEwen Mining Subscription Rights that you wish to exercise in the first instance (which should then be completed and delivered to the subscription agent), and a second certificate representing the balance of unexercised McEwen Mining Subscription Rights available for future exercise prior to the Expiry Date of the McEwen Mining Rights Offering. Alternatively, you may elect to dispose of the balance of the unexercised McEwen Mining Subscription Rights prior to the Expiry Date of the McEwen Mining Rights Offering. See "THE RIGHTS OFFERING—Sale or Transfer of McEwen Mining Subscription Rights" on page S-61.

Will I be able to exercise my McEwen Mining Subscription Rights if I live outside of the United States or Canada?

        The exercise of McEwen Mining Subscription Rights will only be accepted from holders of McEwen Mining Subscription Rights resident in the United States or Canada, except where McEwen Mining determines in its sole discretion that the subscription by a holder of McEwen Mining Subscription Rights in a jurisdiction outside of the United States and Canada is lawfully made by a Qualified Holder in compliance with all securities and other laws applicable in the jurisdiction where such holder is resident. McEwen Mining Subscription Rights will be issued to Ineligible Holders, but rights certificates will not be mailed to Ineligible Holders. Ineligible Holders of McEwen Mining Subscription Rights that wish to be recognized as Qualified Holders must contact the subscription agent at the earliest possible time, but in any event prior to 4:30 p.m. (New York City time) on November 23, 2012, in order to satisfy McEwen Mining that such holders are Qualified Holders. From and after 9:00 a.m. (New York City time) on November 26, 2012, the subscription agent will attempt to sell the McEwen Mining Subscription Rights of Ineligible Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the subscription agent determines in its sole discretion. The subscription agent will distribute, after deducting any expenses incurred by the subscription agent in connection with such sale, all proceeds in United States or Canadian dollars to the Ineligible Holders on a pro rata basis. See "THE RIGHTS OFFERING—Ineligible Holders" on page S-63.

How long will the McEwen Mining Rights Offering last?

        You will be able to exercise or sell your McEwen Mining Subscription Rights only during a limited period. Prospectus Holders and Qualified Holders that desire to exercise their McEwen Mining Subscription Rights must do so by the Expiry Date, which is 5:00 p.m. (New York City time) on December 4, 2012. Accordingly, unless the guaranteed delivery procedures are followed, if a rights holder desires to exercise its McEwen Mining Subscription Rights, the subscription agent must actually receive all required documents and payments from the rights holder before the Expiry Date of the McEwen Mining Rights Offering. Shareholders of McEwen Mining common stock who own shares through a broker, dealer bank or other nominee should submit their subscription documents and payment for the shares of McEwen Mining common stock subscribed for in the time period provided by their nominee holder in order to permit the nominee holder to submit all required subscription documents and payments prior to the Expiry Date of the McEwen Mining Rights Offering.

May the board of directors terminate the McEwen Mining Rights Offering?

        Yes. Our board of directors may decide to terminate the McEwen Mining Rights Offering at any time prior to the Expiry Date of the McEwen Mining Rights Offering for any reason.

If the McEwen Mining Rights Offering is not completed, will my subscription payment be refunded to me?

        Yes. The subscription agent will hold all funds it receives in a segregated bank account for the benefit of the holders of McEwen Mining common stock exercising their subscription rights until completion of the McEwen Mining Rights Offering. If the McEwen Mining Rights Offering is not completed for any reason, all subscription payments received by the subscription agent will be returned as soon as practicable without interest. If the McEwen Mining Rights Offering is not completed for any reason, we will not be obligated to issue shares of McEwen Mining common stock to rights holders who have exercised their McEwen Mining Subscription Rights prior to the termination of the McEwen Mining Rights Offering.

Will the McEwen Mining Subscription Rights trade on a stock exchange?

        Yes. The McEwen Mining Subscription Rights will be listed for trading on the NYSE under the symbol "MUX RT" and on the TSX under the symbol "MUX.RT". We expect that any such trading will continue on the NYSE until the close of trading (New York City time) on the trading day immediately before the Expiry Date of the McEwen Mining Rights Offering and on the TSX until noon (New York City time) on the Expiry Date. Holders of subscription rights that do not wish to exercise their McEwen Mining Subscription Rights may sell or transfer their McEwen Mining Subscription Rights through usual investment channels, such as investment dealers and brokers, at the expense of the holder or through the subscription agent. See "THE RIGHTS OFFERING—Sale or Transfer of McEwen Mining Subscription Rights" on page S-61. Holders of McEwen Mining Subscription Rights may elect to exercise only some of their McEwen Mining Subscription Rights and dispose of the remainder of them. See "THE RIGHTS OFFERING—Sale or Transfer of McEwen Mining Subscription Rights" on page S-61.

        During the McEwen Mining Rights Offering, McEwen Mining common stock will continue to trade on the NYSE and TSX under the symbol "MUX" and the underlying shares of McEwen Mining common stock received in connection with exercising the McEwen Mining Subscription Rights will trade after the Rights Offering on the NYSE and the TSX under the symbol "MUX" as well.

Is there a minimum subscription level in order for the McEwen Mining Rights Offering to be completed?

        No. The McEwen Mining Rights Offering is not subject to any minimum subscription level.

What is the Canadian Exchange Co. Rights Offering?

        Canadian Exchange Co., our indirectly wholly owned subsidiary, issued Exchangeable Shares in connection with the acquisition of Minera Andes. The Exchangeable Shares are convertible into shares of McEwen Mining common stock on a one-for-one basis. The Canadian Exchange Co. Rights Offering is the rights offering being conducted concurrently with the McEwen Mining Rights Offering by Canadian Exchange Co. In accordance with the terms of the Canadian Exchange Co. Rights Offering, shareholders of Canadian Exchange Co. as of the Record Date received one subscription right for each Exchangeable Share held as of the Record Date, which entitles a holder of ten (10) of such subscription rights that resides in the United States or Canada or any holder determined to be a qualified holder to purchase one (1) Exchangeable Share at a price equal to CDN$2.24 per whole Exchangeable Shares. Based on the number of Exchangeable Shares issued and outstanding as of October 23, 2012, Canadian Exchange Co. will issue up to 7,798,762 additional Exchangeable Shares in the Canadian Exchange Co. Rights Offering.

        Similar to the McEwen Mining Rights Offering, all subscription rights to acquire Exchangeable Shares in the Canadian Exchange Co. Rights Offering must be exercised by the Expiry Date, which is 5:00 p.m. (New York City time) on December 4, 2012.

        The subscription rights issued in connection with the Canadian Exchange Co. Rights Offering will be listed for trading on the TSX under the symbol "MAQ.RT". Canadian Exchange Co. expects that any such trading will continue on the TSX until noon (New York City time) on the Expiry Date.

        During the Canadian Exchange Co. Rights Offering, the Exchangeable Shares will continue to trade on the TSX under the symbol "MAQ" and the underlying Exchangeable Shares received in connection with exercising the subscription rights in the Canadian Exchange Co. Rights Offering will trade after the Canadian Exchange Co. Rights Offering on the TSX under the symbol "MAQ" as well. The Exchangeable Shares issued in connection with the Canadian Exchange Co. Rights Offering will cease to trade on the TSX under the symbol "MAQ" upon exchange of such Exchangeable Shares for the Underlying Common Shares, with such Underlying Common Shares trading on the NYSE and the TSX under the symbol "MUX".

What happens if the McEwen Mining Rights Offering is not fully subscribed for after giving effect to the over-subscription privilege?

        Mr. McEwen has agreed to exercise his basic subscription privilege in full and to purchase, subject to the terms and conditions in the backstop agreement, all of the unsubscribed shares of McEwen Mining common stock in the McEwen Mining Rights Offering and all of the Exchangeable Shares in the Canadian Exchange Co. Rights Offering at the Subscription Price per whole share of McEwen Mining common stock in the McEwen Mining Rights Offering and CDN$2.24 per whole Exchangeable Share in the Canadian Exchange Co. Rights Offering (each being the same price per whole share as offered to all other shareholders of McEwen Mining and Canadian Exchange Co., as applicable) such that gross proceeds to the Company from both rights offering will be US$60.40 million. See "THE RIGHTS OFFERING—The Backstop Commitment" on page S-50. Mr. McEwen is prohibited under the terms of the backstop agreement from subscribing to any shares under the over-subscription privilege in the McEwen Mining Rights Offering or in the Canadian Exchange Co. Rights Offering. Any shares of McEwen Mining common stock purchased by Mr. McEwen pursuant to the backstop agreement will be issued in a private placement transaction, exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and, accordingly, will be restricted securities. McEwen Mining expects to enter into a registration rights agreement with Mr. McEwen with respect to all registrable securities to be held by Mr. McEwen, including those purchased pursuant to the backstop agreement.

Why is there a backstop purchaser?

        We obtained the commitment of Mr. McEwen to act as the backstop purchaser under the backstop agreement to ensure that we would receive a minimum level of gross proceeds from both the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering of US$60.40 million. Mr. McEwen's obligations to purchase shares under the backstop agreement are subject to the satisfaction or waiver of specified conditions. See "Questions and Answers Related to the McEwen Mining Rights Offering—Are there any conditions to Mr. McEwen's obligations under the backstop commitment?" on page S-15.

Will Mr. McEwen receive a fee for providing the backstop commitment?

        No. Mr. McEwen will not receive a fee as consideration for providing the backstop commitment.

Are there any conditions to Mr. McEwen's obligations under the backstop commitment?

        Yes. Mr. McEwen's obligations under the backstop commitment are subject to the satisfaction or waiver of specified conditions, including, but not limited to, our compliance with the covenants in the backstop agreement, and each of our representations and warranties being true and correct in all material respects.

When do the obligations of the backstop purchaser expire?

        The backstop commitment may be terminated by Mr. McEwen if the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering have not been consummated by 5:00 p.m. (New York City time) on December 14, 2012.

How will the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering affect Mr. McEwen's ownership of McEwen Mining common stock?

        As of October 23, 2012, Mr. McEwen beneficially owned approximately 25%, or 67,203,241 shares, of the 268,504,418 shares of McEwen Mining common stock (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) before giving effect to the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, which holdings consisted of 28,477,527 shares of McEwen Mining `common stock and 38,725,714 Exchangeable Shares. As a shareholder of McEwen Mining and of Canadian Exchange Co. as of the Record Date, Mr. McEwen has the right to subscribe for and purchase shares of McEwen Mining common stock and Exchangeable Shares under the basic subscription privilege in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering, respectively, but is prohibited pursuant to the backstop agreement from subscribing for shares of McEwen Mining common stock or Exchangeable Shares under the over-subscription privilege under the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, respectively. If Mr. McEwen is the only holder of McEwen Mining Subscription Rights who exercises its McEwen Mining Subscription Rights in the McEwen Mining Rights Offering and the only holder of subscription rights to acquire Exchangeable Shares in the Canadian Exchange Co. Rights Offering who exercises its rights in the Canadian Exchange Co. Rights Offering and no other holders of McEwen Mining Subscription Rights or of subscription rights to acquire Exchangeable Shares in the Canadian Exchange Co. Rights Offering, respectively, Mr. McEwen would beneficially own approximately 32% of the McEwen Mining common stock (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) immediately following the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering and Mr. McEwen's fulfillment of the backstop commitment. Any shares of McEwen Mining common stock purchased by Mr. McEwen pursuant to the backstop agreement will be issued in a private placement transaction, exempt from the registration requirements of the Securities Act and, accordingly, will be restricted securities. McEwen Mining expects to enter into a registration rights agreement with Mr. McEwen with respect to all registrable securities to be held by Mr. McEwen, including those purchased pursuant to the backstop agreement. If all holders of McEwen Mining Subscription Rights and all holders of subscription rights to acquire Exchangeable Shares in the Canadian Exchange Co. Rights Offering fully exercise their subscription rights in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering, respectively, Mr. McEwen is expected to beneficially own approximately 25% of the McEwen Mining McEwen Mining common stock (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) immediately following the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering. Mr. McEwen will not obtain any additional contractual governance or control rights as a result of the McEwen Mining Rights Offering, the Canadian Exchange Co. Rights Offering or the backstop commitment.

Have any shareholders indicated their intentions to participate in the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering?

        Mr. McEwen who beneficially owned as of October 23, 2012 approximately 25%, or 67,203,241 shares, of the 268,504,418 shares of McEwen Mining common stock (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) before giving effect to the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, which holdings consisted of 28,477,527 shares of McEwen Mining common stock and 38,725,714 Exchangeable Shares has agreed to exercise all of his basic subscription privilege in the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, and has committed in the backstop agreement, subject to the terms and conditions therein, to purchase all of the unsubscribed shares of McEwen Mining common stock in the McEwen Mining Rights Offering and the Exchangeable Shares in the Canadian Exchange Co. Rights Offering such that gross proceeds to the Company from both rights offerings will be US$60.40 million. Mr. McEwen is prohibited under the terms of the backstop agreement from subscribing to any shares under the over-subscription privilege in the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering. In addition to Mr. McEwen's commitment, other directors and members of management have expressed an interest in participating in the McEwen Mining Rights Offering, subject to market conditions.

Are there risks associated with exercising my McEwen Mining Subscription Rights?

        Yes. The exercise of your McEwen Mining Subscription Rights and resulting purchase of shares of McEwen Mining common stock should be considered as carefully as you would consider the acquisition of additional shares of McEwen Mining common stock in the market or any other equity investment. Among other things, you should carefully consider the risks described under the heading "Risk Factors" beginning on page S-29 and all other information included herein and incorporated by reference before deciding to exercise or sell your McEwen Mining Subscription Rights.

After I exercise my McEwen Mining Subscription Rights, may I change my mind and cancel my subscription?

        No. Once you send in your subscription rights certificate and payment, you cannot revoke the exercise of your McEwen Mining Subscription Rights, even if you later learn information about us that you consider to be unfavorable and even if the market price of McEwen Mining common stock decreases or is below the Subscription Price. You should not exercise your McEwen Mining Subscription Rights unless you are certain that you wish to purchase additional shares of McEwen Mining common stock at the Subscription Price. McEwen Mining Subscription Rights not exercised prior to the Expiry Date of the McEwen Mining Rights Offering will expire, be void and have no value and will no longer be exercisable for any shares of McEwen Mining common stock.

Will I be charged any fees if I exercise my McEwen Mining Subscription Rights?

        We will not charge a fee to holders for exercising their McEwen Mining Subscription Rights. However, any holder exercising its McEwen Mining Subscription Rights through a broker, dealer, bank or other nominee will be responsible for any fees charged by its nominee holder. Notwithstanding the foregoing, payment of any service charge, commission or other fee payable (including those of brokers) in connection with the purchase or sale of McEwen Mining Subscription Rights to third parties will be the responsibility of the holder of the McEwen Mining Subscription Rights. The holder of the McEwen Mining Subscription Rights must also pay all stamp, issue, registration or other similar taxes or duties contingent upon the issue or delivery of shares of McEwen Mining common stock to or for the order of a third party. See "THE RIGHTS OFFERING—Fees and Expenses" on page S-58.

If I exercise my McEwen Mining Subscription Rights, when will I receive the shares for which I have subscribed?

        We will issue the shares of McEwen Mining common stock purchased pursuant to the exercise of McEwen Mining Subscription Rights to acquire shares of McEwen Mining common stock as soon as practicable after the McEwen Mining Rights Offering expires, whether or not you exercise your McEwen Mining Subscription Rights immediately prior to the Expiry Date of the McEwen Mining Rights Offering or at an earlier time. We will not be able to calculate the number of shares of McEwen Mining common stock to be issued to each exercising holder until 5:00 p.m. (New York City time) on the third business day after the Expiry Date of the McEwen Mining, which is the latest time by which subscription rights certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under "THE RIGHTS OFFERING—Guaranteed Delivery Procedures" on page S-57. If your shares of McEwen Mining common stock are held through a broker, dealer, bank or other nominee, the McEwen Mining common stock you purchase pursuant to the McEwen Mining Rights Offering will also be held through your broker, dealer, bank or other nominee. Please contact your broker, dealer, bank or other nominee to determine when the shares of McEwen Mining common stock purchased in the McEwen Mining Rights Offering will be allocated to your account.

How many shares of McEwen Mining common stock re currently issued and outstanding, and how many shares will be issued and outstanding after the McEwen Mining Rights Offering?

        We had a total of 190,516,797 shares of McEwen Mining common stock issued and outstanding as of October 23, 2012. This number excludes shares of McEwen Mining common stock issuable upon conversion of the Exchangeable Shares (which are convertible on a one-for-one basis into shares of McEwen Mining common stock) or pursuant to outstanding stock options, and any shares of McEwen Mining common stock that may be issued pursuant to our equity compensation and incentive plans. Our subsidiary, Canadian Exchange Co., had a total of 77,987,621 Exchangeable Shares issued and outstanding (excluding Exchangeable Shares held by McEwen Mining and its subsidiaries) as of October 23, 2012. Based on the number of McEwen Mining common shares and Exchangeable Shares issued and outstanding as of October 23, 2012, we expect approximately 209,568,476 shares of McEwen Mining common stock and 85,786,383 Exchangeable Shares (excluding Exchangeable Shares held by McEwen Mining and its subsidiaries) will be issued outstanding immediately after the completion of the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering. This assumes that after October 23, 2012, we issue no other shares of McEwen Mining common stock and no Exchangeable Shares are exchanged for shares of McEwen Mining common stock and that no options for McEwen Mining common stock are exercised prior to the Record Date or the Expiry Date.

How was the Subscription Price determined?

        The Subscription Price for the McEwen Mining Rights Offering was determined by the Audit Committee of the board of directors of McEwen Mining, consisting of all independent members of McEwen Mining's board of directors. In evaluating the Subscription Price, the Audit Committee considered a number of factors, including the market price of McEwen Mining common stock and the market price of the Exchangeable Shares (which are convertible on a one-for-one basis into shares of McEwen Mining common stock) as well as commercial practices in pricing rights offerings, and the price at which Mr. McEwen was willing to backstop the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering. The Subscription Price does not necessarily bear any relationship to the book value of our assets or our past operations, cash flow, losses, financial condition, net worth or any other established criteria to value securities. Accordingly, you should not consider the Subscription Price as an indication of the value of our Company or of the McEwen Mining common stock to be offered in the McEwen Mining Rights Offering. After the date of this prospectus supplement, McEwen Mining common stock may trade at prices above or below the

Subscription Price. For a discussion of recent trading prices of McEwen Mining common stock on the NYSE, see "RISK FACTORS—Our stock price has historically been volatile, and as a result you could lose all or part of your investment" on page S-41.

How much money will the Company receive from the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering?

        We anticipate receiving gross proceeds (before expenses) of approximately US$60.40 million in connection with the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering.

What are the United States and Canadian federal income tax consequences of receiving, exercising and selling the McEwen Mining Subscription Rights?

        You should consult your tax advisor as to the particular consequences to you of the McEwen Mining Rights Offering. A summary of certain material United States and Canadian federal income tax consequences of receiving or exercising the McEwen Mining Subscription Rights is contained in the sections of this prospectus supplement entitled "CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS" on pages S-69 and S-76, respectively.

Are there any conditions to my right to exercise my McEwen Mining Subscription Rights?

        Yes. You must be a Prospectus Holder or a Qualified Holder in order to exercise your McEwen Mining Subscription rights in the McEwen Mining Rights Offering. The McEwen Mining Rights Offering is also subject to certain limited conditions. See "THE RIGHTS OFFERING—Conditions, Withdrawal and Cancellation" on page S-50.

Has the board of directors made a recommendation as to whether I should exercise my McEwen Mining Subscription Rights?

        No. Although the McEwen Mining Rights Offering has been approved by McEwen Mining's board of directors, and the terms of the backstop agreement with Mr. McEwen were approved by the Audit Committee, consisting of all independent members of McEwen Mining's board of directors, neither McEwen Mining nor its board of directors are making any recommendation as to whether or not you should exercise your McEwen Mining Subscription Rights. You are urged to make your decision about whether or not to exercise or sell your McEwen Mining Subscription Rights or to simply take no action with respect to your McEwen Mining Subscription Rights based on your own assessment of your best interests and the McEwen Mining Rights Offering and after considering all of the information herein, including the "RISK FACTORS" section on page S-29 of this prospectus supplement. You should not view McEwen Mining's board of directors' approval of the McEwen Mining Rights Offering, or of Mr. McEwen's agreement to exercise all of his basic subscription privilege and to provide a backstop of the McEwen Mining Rights Offering, as a recommendation or other indication that the exercise of sale of your McEwen Mining Subscription Rights is in your best interests.

Who is the subscription agent for the McEwen Mining Rights Offering to whom I should send my subscription documents and payment?

        The subscription agent is Computershare Trust Company, N.A., for holders residing in the United States, and Computershare Trust Company of Canada, for holders residing in Canada. If your shares of McEwen Mining common stock are held in the name of a broker, dealer, or other nominee, then you should send your applicable subscription documents to your broker, dealer, or other nominee in accordance with the instructions your receive from them. If you are a record holder of McEwen Mining common stock, then you should send your applicable subscription documents, by overnight delivery, first class mail or courier service to:

Holders Residing in the United States

By Registered Certified or Express Mail:

Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, Rhode Island 02940

Or by Overnight Courier:

Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
250 Royall Street, Suite V
Canton, Massachusetts 02021

Holders Residing in Canada

By Courier to:

Computershare Trust Company of Canada
9th Floor, 100 University Ave.
Toronto, Ontario M5J 2Y1
Attention: Corporate Actions

By Mail to:

Computershare Trust Company of Canada
P.O. Box 7021
31 Adelaide St. E. Toronto
Ontario M5C 3H2
Attention: Corporate Actions

        We will pay the fees and expenses of the subscription agent (other than the fees and expenses of the subscription agent incurred in connection with your sale or transfer of your McEwen Mining Subscription Rights) and have agreed to indemnify the subscription agent against certain liabilities that it may incur in connection with the McEwen Mining Rights Offering.

        You are solely responsible for timely completing delivery to the subscription agent of your subscription documents, subscription rights certificate, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

What if I have other questions?

        If you have other questions about the McEwen Mining Rights Offering, please contact McEwen Mining Inc. at 1-866-441-0690 or by email at info@mcewenmining.com or the information agent, Georgeson Inc., toll-free at 1-888-497-9677 (in North America) or 1-212-440-9800 (outside North America), or by email at mux@georgeson.com.

RIGHTS OFFERING SUMMARY

        The following is a summary of the principal terms of the McEwen Mining Rights Offering, but it is not intended to be complete description of the offering. See information under the heading "THE RIGHTS OFFERING" in this prospectus supplement for a more detailed description of the terms and conditions of the McEwen Mining Rights Offering.

Issuer:	McEwen Mining Inc.
Subscription Rights:

Based on the number of shares of McEwen Mining common stock issued and outstanding as of October 23, 2012, subscription rights to subscribe for an aggregate of up to 19,551,679 shares of McEwen Mining common stock. Each shareholder of record of McEwen Mining common stock as of 5:00 p.m. (New York City time) on November 8, 2012 received at no charge, one transferable McEwen Mining Subscription Right for each share of McEwen Mining common stock then owned. For every ten (10) McEwen Mining Subscription Rights held, a Prospectus Holder or a Qualified Holder is entitled to subscribe for one (1) whole share of McEwen Mining common stock at the Subscription Price. Holders of McEwen Mining Subscription Rights residing in Canada will pay CDN$2.24 per whole share, which is equal to the Canadian dollar equivalent of the Subscription Price based on the Noon Buying Rate. The McEwen Mining Subscription Rights will be evidenced by a transferable rights certificates. As a result of the backstop commitment described below, we expect to sell all of the McEwen Mining common stock in the McEwen Mining Rights offering and receive gross proceeds of US$60.40 million in the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering.

The McEwen Mining Rights Offering is not subject to any minimum subscription level.
Record Date:	November 8, 2012 (as at 5:00 p.m. (New York City Time)).
Expiry Date:

5:00 p.m. (New York City time) on December 4, 2012. McEwen Mining Subscription Rights not exercised before the Expiry Date will be void and of no value and will cease to be exercisable for shares of McEwen Mining common stock.

Subscription Price:

US$2.25 per whole share of McEwen Mining common stock. A Prospectus Holder or a Qualified Holder residing in Canada will subscribe for one whole share of McEwen Mining common stock at a price of CDN$2.24 per whole share, which is equal to the Canadian dollar equivalent of the Subscription Price based on the Noon Buying Rate. The Subscription Price was determined by the Audit Committee of McEwen Mining's board of directors, consisting of all independent members of McEwen Mining's board of directors. To be effective, any payment related to the exercise of a McEwen Mining Subscription Right must clear before the McEwen Mining Rights Offering expires. The Subscription Price does not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities.

Basic Subscription Privilege:

For every ten (10) McEwen Mining Subscription Rights held, a Prospectus Holder or a Qualified Holder is entitled to subscribe for one (1) whole share of McEwen Mining common stock at the Subscription Price. Prospectus Holders or Qualified Holders residing in Canada will pay CDN$2.24 per whole share, which is equal to the Canadian dollar equivalent of the Subscription Price based on the Noon Buying Rate. No fractional shares of McEwen Mining common stock or cash in lieu thereof will be issued. Where the exercise of McEwen Mining Subscription Rights would otherwise entitle a holder thereof to fractional shares of McEwen Mining common stock, such subscriber's entitlement will be reduced to the next lowest whole number of shares of McEwen Mining common stock. The subscription agent will return any excess payments by mail without interest or deduction as soon as practicable after the Expiry Date of the McEwen Mining Rights Offering.

Over-Subscription Privilege:

Each holder of McEwen Mining Subscription Rights, other than Mr. McEwen, who elects to exercise its basic subscription privilege in full may also subscribe for additional shares of McEwen Mining common stock at the same Subscription Price per whole share. If an insufficient number of shares of McEwen Mining common stock are available to fully satisfy the over-subscription privilege requests, the available shares will be distributed proportionately among holders of McEwen Mining Subscription Rights who exercised their over-subscription privilege based on the number of shares of McEwen Mining common stock each rights holder subscribed for under the basic subscription privilege. Fractional shares of McEwen Mining common stock resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share. The subscription agent will return any excess payments by mail without interest or deduction as soon as practicable after the Expiry Date of the McEwen Mining Rights Offering.

Backstop Commitment:

McEwen Mining and Canadian Exchange Co. have entered into a backstop agreement with Mr. McEwen pursuant to which Mr. McEwen has committed to purchase, subject to the terms and conditions thereof, all of the unsubscribed shares of McEwen Mining common stock in the McEwen Mining Rights Offering and all of the unsubscribed shares of Exchangeable Shares in the Canadian Exchange Co. Rights Offering at the Subscription Price per whole share of McEwen Mining common stock in the McEwen Mining Rights Offering and CDN$2.24 per whole Exchangeable Share in the Canadian Exchange Co. Rights Offering (each being the same price per whole share as offered to all other shareholders of McEwen Mining and Canadian Exchange Co.) such that the gross proceeds to the Company from the two rights offerings will be US$60.40 million. As a shareholder of McEwen Mining and Canadian Exchange Co. on the Record Date and pursuant to the backstop agreement, Mr. McEwen has also agreed to subscribe for all of his basic subscription privilege in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering, but is prohibited under the terms of the backstop agreement from subscribing for any shares of McEwen Mining common stock and Exchangeable Shares under the over-subscription privilege in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering, respectively. See "THE RIGHTS OFFERING—The Backstop Commitment" on page S-50.

Canadian Exchange Co. Rights Offering:

Canadian Exchange Co., our indirectly wholly owned subsidiary, issued Exchangeable Shares in connection with the acquisition of Minera Andes. The Exchangeable Shares are exchangeable into shares of McEwen Mining common stock on a one-for-one basis.

The Canadian Exchange Co. Rights Offering is the rights offering being conducted concurrently with the McEwen Mining Rights Offering by Canadian Exchange Co. In accordance with the terms of the Canadian Exchange Co. Rights Offering, shareholders of Canadian Exchange Co. as of the Record Date received one subscription right for each Exchangeable Share held as of the Record Date, which entitles a holder of ten (10) of such subscription rights that resides in the United States or Canada or any holder determined to be a qualified holder to purchase one Exchangeable Share at a price equal to CDN$2.24 per whole share.

Based on the number of Exchangeable Shares issued and outstanding as of October 23, 2012, Canadian Exchange Co. will issue up to 7,798,762 additional Exchangeable Shares in connection with the Canadian Exchange Co. Rights Offering assuming the exercise of all subscription rights to acquire Exchangeable Shares thereunder.

All subscription rights to acquire Exchangeable Shares in the Canadian Exchange Co. Rights Offering must be exercised by the Expiry Date, which is 5:00 p.m. (New York City time) on December 4, 2012.

The subscription rights issued in connection with the Canadian Exchange Co. Rights Offering will be listed for trading on the TSX under the symbol "MAQ.RT". Canadian Exchange Co. expects that any such trading will continue on the TSX until noon (New York City time) on the Expiry Date.

During the Canadian Exchange Co. Rights Offering, the Exchangeable Shares will continue to trade on the TSX under the symbol "MAQ" and the underlying Exchangeable Shares received in connection with exercising the subscription rights will trade after the Canadian Exchange Co. Rights Offering on the TSX under the symbol "MAQ" as well.

The Exchangeable Shares acquired in connection with the exercise of the subscription rights in the Canadian Exchange Co. Rights Offering are exchangeable on a one-for-one basis for the Underlying Common Shares. Such Exchangeable Shares will cease to trade on the TSX under the symbol "MAQ" upon exchange of such Exchangeable Shares for the Underlying Common Shares, with such Underlying Common Shares trading on the NYSE and the TSX under the symbol "MUX".

Net Proceeds:

Approximately US$59,870,000, after deducting total expenses relating to the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering estimated collectively at US$540,000, which are payable by the Company.

Use of Proceeds:

The Company intends to use the net proceeds from the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering to provide funding for (a) the advancement of Phase 2 of the Company's El Gallo Complex, (b) completion of further metallurgical studies on the Company's Tonkin project and follow-up work as required, (c) permitting the Gold Bar Project in Nevada, (d) furthering exploration at the Company's various projects and properties, and (e) potential acquisitions to be determined in the future, and other corporate purposes. See "USE OF PROCEEDS" on page S-48.

Exercise of Rights:	To exercise your McEwen Mining Subscription Rights, you must take the following steps:

If you are a Prospectus Holder or Qualified Holder and a beneficial owner of shares of McEwen Mining common stock that are registered in the name of a broker, dealer, custodian bank, or other nominee, or if you would prefer that an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your McEwen Mining Subscription Rights on your behalf and deliver all documents and payments to the subscription agent before 5:00 p.m. (New York City time) on the Expiry Date.

If you are a Prospectus Holder or Qualified Holder and wish to purchase shares of McEwen Mining common stock through the McEwen Mining Rights Offering, please promptly contact any broker, dealer, custodian bank, or other nominee who is the record holder of your shares of McEwen Mining common stock. We will ask your record holder to notify you of the McEwen Mining Rights Offering. You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder.

If you cannot deliver your subscription rights certificate to the subscription agent prior to the Expiry Date of the McEwen Mining Rights Offering, you may follow the guaranteed delivery procedures described under "THE RIGHTS OFFERING—Guaranteed Delivery Procedures". See page S-57.

Holders Outside of the United States and Canada:

Exercise of McEwen Mining Subscription Rights will be accepted only from holders of McEwen Mining Subscription Rights with an address of record in the United States or Canada, except where McEwen Mining determines that the offering to and subscription by a holder of McEwen Mining Subscription Rights outside of the United States or Canada is lawful and made in compliance with all securities and other laws applicable in the jurisdiction where such holder is resident. We refer to such holder as a "Qualified Holder". Registered shareholders of McEwen Mining common stock that wish to be recognized as Qualified Holders must contact the subscription agent at the earliest possible time, but in no event after 4:30 p.m. (New York City time) on November 23, 2012 in order to satisfy McEwen Mining in its sole discretion that such holders are Qualified Holders. From and after 9:00 a.m. (New York City time) on November 26, 2012, the subscription agent will attempt to sell the McEwen Mining Subscription Rights of Ineligible Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the subscription agent determines in its sole discretion.

The subscription agent will distribute all proceeds in United States dollars or Canadian dollars to the registered Ineligible Holders on a pro rata (net of brokerage fees and selling expenses and, if applicable, costs incurred and withholding taxes). See "THE RIGHTS OFFERING—Ineligible Holders" on page S-63.

As a condition to the purchase of any shares of McEwen Mining common stock under the McEwen Mining Rights Offering, each subscriber other than a Qualified Holder, will be deemed to have represented and warranted that it is resident in the United States or Canada, and this representation and warranty will be relied upon by us and the subscription agent.

McEwen Mining reserves the right to treat as invalid any exercise or purported exercise of any McEwen Mining Subscription Rights in the McEwen Mining Rights Offering that appears to it to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if McEwen Mining believes, or its agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this prospectus supplement or in breach of the representation and warranty that a holder exercising its McEwen Mining Subscription Rights is resident in the United States or Canada, as described herein. See "THE RIGHTS OFFERING—Validity and Rejection of Subscriptions" on page S-60.

Holders of McEwen Mining Subscription Rights that reside outside of Canada or the United States and any persons that have a contractual or legal obligation to forward this document to a jurisdiction outside the United States or Canada should read the section entitled "THE RIGHTS OFFERING—Ineligible Holders" on page S-63.

No Revocation:

All exercises of McEwen Mining Subscription Rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your McEwen Mining Subscription Rights. You should not exercise your McEwen Mining Subscription Rights unless you are certain that you wish to purchase shares of McEwen Mining common stock at the Subscription Price.

United States and Canadian Federal Income Tax Considerations

You should consult your tax advisor as to the particular consequences to you of the McEwen Mining Rights Offering. A summary of certain material United States and Canadian federal income tax considerations applicable to receiving or exercising the subscription rights is contained in the sections of this prospectus supplement entitled "CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" on page S-69 and "CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS" on page S-76.

Listing and Trading:	The McEwen Mining Subscription Rights will be listed for trading on the NYSE under the symbol "MUX RT" and on the TSX under symbol "MUX.RT". See "PLAN OF DISTRIBUTION" on page S-67.

The McEwen Mining Subscription Rights will cease trading on the NYSE at the close of trading (New York City time) on the trading day immediately preceding the Expiry Date and on the TSX at noon (New York City time) on the Expiry Date.

During the McEwen Mining Rights Offering, McEwen Mining common stock will continue to trade on the NYSE and TSX under the symbol "MUX" and the underlying shares of McEwen Mining common stock received in connection with exercising the McEwen Mining Subscription Rights will trade on the NYSE and the TSX under the symbol "MUX" as well.

Subscription Agent:

Computershare Trust Company, N.A., for holders residing in the United States, and Computershare Trust Company of Canada, for holders residing in Canada, in its role as subscription agent, has been appointed the agent of McEwen Mining to receive subscriptions and payments from holders of McEwen Mining Subscription Rights in the McEwen Mining Rights Offering, to act as depository and to perform certain services relating to the exercise and transfer of subscription rights.

Shares Outstanding Before the McEwen Mining Rights Offering as of October 23, 2012:

190,516,797 shares of McEwen Mining common stock and 77,987,621 Exchangeable Shares (excluding Exchangeable Shares held by McEwen Mining and its subsidiaries), which are convertible on a one-for-one basis into shares of McEwen Mining common stock, were outstanding as of October 23, 2012.

Shares Outstanding After Completion of the McEwen Mining Rights Offering:

Based on the number of McEwen Mining common shares and Exchangeable Shares issued and outstanding as of October 23, 2012, we expect 209,568,476 shares of McEwen Mining common stock and 85,786,383 Exchangeable Shares (excluding Exchangeable Shares held by McEwen Mining and its subsidiaries), will be outstanding immediately after completion of the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering. This assumes that after October 23, 2012, we issue no other shares of McEwen Mining common stock and no Exchangeable Shares are exchanged for shares of McEwen Mining common stock and that no options for McEwen Mining common stock are exercised prior to the Record Date or the Expiry Date.

Risk Factors:

Before you exercise your McEwen Mining Subscription Rights to purchase McEwen Mining common stock, you should carefully consider the risks described in the section entitled "Risk Factors," beginning on page S-29 of this prospectus supplement.

Additional Questions:

If you have any questions about the McEwen Mining Rights Offering, you should contact McEwen Mining Inc. at (866) 441-0690 or by email at info@mcewenmining.com or the information agent, Georgeson Inc., toll-free at 1-888-497-9677 (in North America) or 1-212-440-9800 (outside North America), or by email at mux@georgeson.com.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully the following risk factors, along with all of the other information contained in or incorporated by reference in this prospectus supplement, and any post-effective amendment, before deciding to buy our securities. These risk factors list some, but not all, of the risks and uncertainties that may have a material adverse effect on our business, our results of operations, financial condition, cash flows and market price of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business, and our results of operations, financial condition, cash flows and market price of our securities could be materially and adversely affected.

Risks Related to Our Company

        We have incurred substantial losses since our inception in 1979 and may never be profitable.    Since our inception in 1979, we have never been profitable. As of June 30, 2012, our accumulated deficit was approximately US$433.7 million, including certain non-cash expenses. Over the longer term, our ability to become profitable will depend on the profitability of the San José Mine, our ability to bring the El Gallo Complex and our Gold Bar project into production and generate revenue sufficient to cover our costs and expenses, and our ability to advance or sell our other properties, including the Los Azules copper project. We will seek to identify additional mineralization that can be extracted economically at operating and exploration properties. For our non-operating properties that we believe demonstrate economic potential, we need to either develop our properties, locate and enter into agreements with third party operators, or sell the properties. We may suffer significant additional losses in the future and may never be profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

        The feasibility of mining at our El Gallo Complex and Gold Bar properties, has not been established in accordance with SEC Guide 7, and any funds spent by us on exploration and development could be lost.    We have no proven or probable reserves on our properties as defined by U.S. law, except for the Company's 49% interest in the San José Mine. A "reserve," as defined by regulation of the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. As a result, we currently have no reserves defined by Guide 7 of the U.S. Securities and Exchange Commission ("SEC"), except for the Company's 49% interest in the San José Mine, and there are no assurances that we will be able to prove that there are reserves on our properties.

        The mineralized material identified on our properties does not and may never demonstrate economic viability. Substantial expenditures are required to establish reserves through drilling and additional study and there is no assurance that reserves will be established. The feasibility of mining on our El Gallo Complex, Gold Bar properties, or any other property has not been, and may never be, established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade, metallurgical recoveries and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, our investment in that property will be lost, and the market value of our securities may suffer.

        We are required to prepare and file with the Canadian securities regulators estimates of mineralized material in accordance with the National Instrument 43-101-Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators ("NI 43-101"). These standards are substantially different from the standards generally permitted to report reserve and other estimates in reports and other materials filed with the SEC. Under NI 43-101, we report measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources reported in our Canadian filings will ever be converted into SEC Guide 7 compliant reserves.

        The figures for our estimated mineralized material are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.    Unless otherwise indicated, mineralization figures presented in our filings with securities regulatory authorities including the SEC, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and our internal geologists. When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineralized material and grades of mineralization on our properties. Until ore is actually mined and processed, mineralized material and grades of mineralization must be considered as estimates only.

        These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

  •
  these estimates will be or are accurate;

  •
  mineralization estimates will be or are accurate; or

  •
  this mineralization can be mined or processed profitably.

        Any material changes in mineral estimates and grades of mineralization will affect the economic viability of placing a property into production and such property's return on capital. There can be no assurance that minerals recovered in small scale tests will be recovered in large-scale tests under on-site conditions or in production scale.

        The estimates contained in our public filings have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for gold and/or silver may render portions of our mineralization estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

        Our estimated timetables to achieve production for Phase 2 of the El Gallo Complex and our Gold Bar properties may not be accurate.    Based on technical work recently completed, including the El Gallo feasibility study and the Gold Bar preliminary feasibility study, we believe we can achieve Phase 2 production at the El Gallo Complex in the second half of 2014 and at our Gold Bar properties in late 2015. However, the Gold Bar preliminary feasibility study is preliminary in nature and is subject to change due to factors within and outside of our control. There is no certainty that the feasibility study and the preliminary assessment and economics estimated in those reports will be realized or that we will be able to begin production within the timelines estimated, if at all.

        We will require significant amounts of capital through debt or equity to place one or more of our properties into production, and our ability to obtain this necessary funding will depend on a number of factors, including the status of the national and worldwide economy and the price of silver, gold, and other precious and base metals. Fluctuations in production costs, material changes in the mineral estimates and grades of mineralization or changes in the political conditions or regulations in Mexico or Nevada may make placing these properties into production uneconomic. Further, we may also be unable to obtain the necessary permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop our properties. These and other factors may cause us to delay Phase 2 production at the El Gallo Complex and our Gold Bar properties beyond 2014 and 2015, if at all or indefinitely.

        Historical production of gold at our Tonkin Complex or Magistral Mine is not indicative of the potential for future development or revenue.    Historical production of gold from our Tonkin Complex came from relatively shallow deposits, in very limited quantities and for a very limited period of time. Processing the mineralization at Tonkin also presents significant metallurgical difficulties that may cause it to be uneconomic or unfeasible to mine and process ore on a commercial scale. In Mexico, the Magistral Mine produced gold from 2002 through 2005, but it was shut down in 2006 and was held by us on a care and maintenance basis until the fourth quarter of 2011. The restart of the Magistral Mine is now considered Phase 1 of our El Gallo Complex; we made the decision to proceed with Phase 1 construction without the benefit of a feasibility study. There are significant risks and uncertainty associated with commencing production without a feasibility or pre-feasibility study. The area proposed for Phase 1 of El Gallo production has not been explored, developed and analyzed in sufficient detail to complete an independent feasibility or pre-feasibility study and may ultimately be determined to lack one or more geological, metallurgical, engineering, legal, operating, economic, social, environmental, and other relevant factors reasonably required to serve as the basis for a final decision to complete the development of all or part of the El Gallo project for mineral production. Investors in our securities should be cautioned not to rely on our historical operations as an indication that we will place those mining properties into commercial production or that any such attempts to resume production would be successful.

        We will require significant additional capital to continue our exploration and development activities, and if warranted, to develop additional mining operations.    As a result of the acquisition of Minera Andes, as well as the other properties that we own, substantial expenditures will be required to continue the exploration programs at its exploration stage properties. We will be required to expend significant amounts of capital for drilling, geological and geochemical analysis, assaying, and, if warranted, feasibility studies with regard to the results of our exploration. We may need to obtain additional financing, either in the form of debt or equity financing, to fund such expenditures. We may not benefit from these investments if we are unable to identify commercially exploitable reserves. Furthermore, expenditures we made for Minera Andes' properties may reduce the availability of capital to pursue our exploration and development programs at El Gallo Complex. If we are successful in identifying commercially exploitable reserves, we will require significant additional capital to extract those reserves. Our ability to obtain necessary funding, in turn, depends upon a number of factors, including the state of the economy and applicable commodity prices. We may not be successful in obtaining the required financing for these or other purposes on terms that are favorable to us or at all, in which case, our ability to continue operating would be adversely affected. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration or potential development and the possible partial or total loss of our interest in certain properties.

        Minera Andes' assets may be less valuable to us than expected.    The value of Minera Andes to us, other than its interest in the San José Mine, is based in large part on the value of the Los Azules Copper Project and the ability to discover mineralized material on the other acquired exploration properties. The Los Azules Copper Project has only "inferred resources" and "indicated resources", based on NI 43-101 definitions. There can be no assurance that these mineral resources will be upgraded to mineral reserves or that if mineral deposits are discovered on the other exploration properties, that such mineral deposits can be commercially mined. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly volatile; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of the mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, the market value of our securities may decline, and you may lose some or all of your investment.

        Development at the Los Azules copper project presents development challenges that may negatively affect, if not completely negate, the feasibility of development of the property.    The Los Azules property that we acquired with Minera Andes is located in a remote location that is accessed by 75 miles (120 kilometers) of unimproved dirt road with eight river crossings and two mountain passes both above 13,451 feet (4,100 meters). According to the technical report prepared for Minera Andes with an effective date of December 1, 2010, capital costs were estimated to be $2.8 billion initially and $3.73 billion over the life of the mine with an accuracy target of plus or minus 35%. These are historical calculations and capital costs calculated today may be substantially higher. In order for the Los Azules property to be economically feasible for development, the price of copper would have to be high enough to justify the high capital costs estimated for the project. There can be no assurance that these capital cost estimates are accurate; given the inflationary pressure in the mining industry and in Argentina in particular, these capital costs are likely to increase substantially. If the long term price of copper were to decrease significantly below the current price or capital cost estimates increase significantly, the Los Azules property may not be feasible for development, and we may have to write-off the asset. Furthermore, even if the development of the Los Azules property becomes economically feasible, we may not be able to raise sufficient capital to develop the property, may not receive the required permits or environmental approvals, may not be able to construct the necessary power and infrastructure assets and may not be able to attract qualified workers to build such a project, any of which could result in the delay or indefinite postponement of development at the property. Such a result would have a material negative effect on our Company.

        The Los Azules copper project is subject to ongoing legal proceedings with the potential that we may lose part of our interest in the project.    We are currently subject to ongoing litigation regarding the Los Azules Copper Project. TNR Gold Corp ("TNR Gold") and its subsidiary, Solitario Argentina S.A. ("Solitario" and together with TNR Gold, "TNR"), claim, among other things, that certain properties that comprise the Los Azules Copper Project were not validly transferred to Minera Andes and therefore should be returned to TNR. In the alternative, TNR claims that even if Minera Andes validly owns the Los Azules Copper Project, TNR has a 25% back-in right to a substantial portion of the Los Azules project underlying known mineral resources that may be exercised to acquire a 25% interest in such part of the property. TNR has also claimed damages. We estimate that the Los Azules Copper Project represents approximately 56% of the total assets acquired, not counting liabilities assumed, in the acquisition of Minera Andes, based on our preliminary estimate of the fair value of all identifiable assets acquired and liabilities assumed.

        We are not able to estimate the potential financial impact of this claim. If resolved adversely against the Company, this litigation could materially adversely affect the value of the Company by reducing or terminating our interest in a significant portion of the Los Azules Copper Project and our ability to develop the Los Azules Copper Project. Alternatively, we could be subject to a significant damages award. Such a result would have a significant negative impact on the value of the Company and could have a significant impact on our stock price.

        We are subject to litigation risks in addition to the Los Azules litigation.    All industries, including the mining industry, are subject to legal claims, with and without merit. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding could have a material adverse effect on our financial position and results of operations.

        We may acquire additional exploration stage properties and we may face negative reactions if reserves are not located on acquired properties.    We have in the past and may in the future acquire additional exploration stage properties. There can be no assurance that we have or will be able to complete the acquisition of such properties at reasonable prices or on favorable terms and that reserves will be identified on any properties that we acquire. We may also experience negative reactions from the financial markets if we are unable to successfully complete acquisitions of additional properties or if reserves are not located on acquired properties. These factors may adversely affect the trading price of McEwen Mining common stock or our financial condition or results of operations.

        Fluctuating precious metals and copper prices could negatively impact our business.    The potential for profitability of our silver and gold mining operations and the value of our mining properties are directly related to the market price of silver, gold and copper. The price of silver, gold and copper may also have a significant influence on the market price of McEwen Mining common stock. The market price of gold and silver historically has fluctuated significantly and is affected by numerous factors beyond our control. These factors include supply and demand fundamentals, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold and silver sales and loans by central banks, forward sales by metal producers, accumulation and divestiture by exchange traded funds, global or regional political, economic or banking crises, and a number of other factors. The market price of silver is also affected by industrial demand. The selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues, if any, from production will be received. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine.

        The volatility in silver, gold and copper prices is illustrated by the following table, which sets forth, for the periods indicated, the average market prices in U.S. dollars per ounce of gold and silver, based on the daily London P.M. fix, and per pound of copper based on the LME Grade A copper settlement price.

Average Annual Market Price of Silver and Gold (per oz.) and Copper (per lb.)

Mineral	2007 (calendar year)	2008 (calendar year)	2009 (calendar year)	2010 (calendar year)	2011 (calendar year)	2012 (through September 30, 2012)
Silver	$13.38	$14.99	$14.67	$20.19	$35.12	$30.63
Gold	$696	$872	$972	$1,224	$1,572	$1,649
Copper	$3.23	$3.15	$2.34	$3.42	$4.00	$3.61

        The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate. In the event gold and silver prices decline and remain low for prolonged periods of time, we might be unable to develop our properties, which may adversely affect our results of operations, financial performance and cash flows.

        Our continuing reclamation obligations at the Tonkin Complex, El Gallo Complex and our other properties could require significant additional expenditures.    We are responsible for the reclamation obligations related to disturbances located on all of our properties, including the Tonkin Complex. We have posted a bond in the amount of the estimated reclamation obligation at the Tonkin Complex. We submitted a mine closure plan to the Bureau of Land Management ("BLM") for the Tonkin Complex during the fourth quarter of 2010. Based on our estimate, the change in our bonding requirements was insignificant. Our closure plan is currently under review by the BLM. We have not posted a bond in Mexico relating to the El Gallo Complex, as none is required. There is a risk that any cash bond, even if increased based on the analysis and work performed to update the reclamation obligations, could be inadequate to cover the actual costs of reclamation when carried out. The satisfaction of bonding requirements and continuing reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration activities, which may adversely affect our results of operations, financial performance and cash flows.

        Our ongoing operations and past mining activities are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.    All phases of our operations are subject to United States, Mexican and Argentine federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for us and our officers, directors and employees. Future changes in environmental regulation, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on our properties that are unknown to us at the present and that have been caused by us, or previous owners or operators, or that may have occurred naturally. Mining properties from the companies we have acquired may cause us to be liable for remediating any damage that those companies may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        We have transferred our interest in several mining properties over past years, some of which are now being operated by third parties. Under applicable U.S. federal and state environmental laws, as prior owner of these properties, we may be liable for remediating any damage that we may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

        Due to an increased level of non-governmental organization activity targeting the mining industry, the potential for the government to delay the issuance of permits or impose new requirements or conditions upon mining operations may be increased. Any changes in government policies may be costly to comply with and may delay mining operations. Future changes in such laws and regulations, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. If our interests are materially adversely affected as a result of a violation of applicable laws, regulations, or permitting requirements or a change in applicable law or regulations, it would have a significant negative impact the value of the combined company and could have a significant impact on our stock price.

        Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining properties.    Our mining operations, including ongoing exploration drilling programs, require permits from the state and federal governments, including permits for the use of water and for drilling wells for water. We may be unable to obtain these permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop our properties, or at all. Even if we are able to obtain such permits, the time required by the permitting process can be significant. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of our properties will be adversely affected, which may in turn adversely affect our results of operations, financial condition, cash flows and market price of our securities.

        Our operations in Mexico and Argentina are subject to changes in political conditions, regulations and crime.    Our El Gallo Complex as well as certain other concessions, are located in Mexico and are subject to laws and regulations applied by Mexican federal, state, and local governments. As a result, our mining investments in Mexico are subject to the risks normally associated with the conduct of business in foreign countries. In the past, Mexico has been subject to political instability, changes and uncertainties which may cause changes to existing government regulations affecting mineral exploration and mining activities. Civil or political unrest or violence could disrupt our operations at any time. In recent years, there has been a marked increase in the level of violence and crime relating to drug cartels in Sinaloa state, where we operate, and in other regions of Mexico. This may disrupt our ability to carry out exploration and mining activities and affect the safety and security of our employees and contractors. Our exploration and mining activities may be adversely affected in varying degrees by changing government regulations relating to the mining industry or shifts in political conditions, including as a result of periodic elections, that could increase the costs related to our activities or maintaining our properties.

        Our San José Mine as well as certain other concessions, are located in Argentina and are subject to laws and regulations applied by Argentinian federal, provincial, and local governments. As a result, our mining investments in Argentina are subject to the risks normally associated with the conduct of business in foreign countries. There are risks relating to an uncertain or unpredictable political and economic environment in Argentina. During an economic crisis in 2002 and 2003, Argentina defaulted on foreign debt repayments and on the repayment on a number of official loans to multinational organizations. In addition, the Argentinean government has renegotiated or defaulted on contractual arrangements.

        In January 2008, the Argentinean government reassessed its policy and practice in respect of export duties and began levying export duties on mining companies operating in the country. Although this particular change did not affect the San José Mine as its fiscal stability agreement explicitly fixes export duties at 5% for doré bars and 10% for concentrates, there can be no assurance that the Argentinean government will not unilaterally take other action which could have a material adverse effect on our projects in the country. In October 2011, the Argentinean government announced a decree requiring mining companies to repatriate mining revenues to Argentina and to convert those revenues into Argentine pesos prior to taking any further action with respect to such revenues, such as paying suppliers or distributing profits, either locally or out of the country. This decree has resulted in increased foreign exchange and bank transaction costs to the Company and increased the Company's exposure to potential devaluation of the Argentine peso should the San José Mine be forced to hold more currency in Argentine pesos compared to U.S. dollars. There also is the risk of political violence and increased social tension in Argentina as Argentina has experienced periods of civil unrest, crime and labor unrest. Certain political and economic events such as acts, or failures to act, by a government authority in Argentina, and acts of political violence in Argentina, could have a material adverse effect on our ability to operate in the country.

        Changes, if any, in mining or investment policies or shifts in political attitude in any of the jurisdictions in which the Company operates may adversely affect the Company1s operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, importation of parts and supplies, income and other taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety.

        Title to mineral properties can be uncertain, and we are at risk of loss of ownership of one or more of our properties, in addition to the Los Azules Copper Project.    Our ability to explore and operate our properties depends on the validity of our title to that property. Our U.S. mineral properties consist of leases of unpatented mining claims, as well as unpatented mining and millsite claims which we control directly. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. Our Mexico concessions are granted by the Mexican government for a period of up to 50 years from the date of their recording in the Public Registry of Mining and are renewable for a further period of up to 50 years upon application within five years of expiration of such concession in accordance with the Mining Law and its Regulations. Failure to do so prior to expiration of the term of the exploration concession will result in termination of the concession. Under Argentinean Law, concessions are granted by provincial governments for unlimited periods of time, subject to a mining fee and the filing of a minimum investment plan and compliance with a one-off minimum investment in the concession equal to 300 times the relevant mining fee over a five year period. Failure to comply with these conditions may result in the termination of the concession. Uncertainties inherent in mineral properties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from public record. We have not obtained title opinions covering our entire property, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations.

        We remain at risk in that the mining claims may be forfeited either due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges to whether a discovery of a valuable mineral exists on every claim.

        Legislation has been proposed that would significantly and adversely affect the mining industry.    Periodically, members of the U.S. Congress have introduced bills which would supplant or alter the provisions of the General Mining Law of 1872, which governs the unpatented claims that we control with respect to our U.S. properties. One such amendment has become law and has imposed a moratorium on the patenting of mining claims, which reduced the security of title provided by unpatented claims such as those on our U.S. properties. If additional legislation is enacted, it could substantially increase the cost of holding unpatented mining claims by requiring payment of royalties, and could significantly impair our ability to develop mineral estimates on unpatented mining claims. Such bills have proposed, among other things, to make permanent the patent moratorium, to impose a federal royalty on production from unpatented mining claims and to declare certain lands as unsuitable for mining. Although it is impossible to predict at this time what royalties may be imposed in the future, the imposition of such royalties could adversely affect the potential for development of such mining claims, and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our business.

        Our lack of operating experience may cause us difficulty in managing our growth.    Our management team, as a whole, has limited experience in developing and operating a mine. We are currently working towards developing our El Gallo Complex in Mexico, our Gold Bar properties in Nevada, and our Los Azules Copper Project in Argentina. If we are unable to successfully place these projects into production, our stock price may suffer and you may lose some or all of your investment. Our ability to manage the anticipated growth that we expect will accompany placing one or more of those properties into production will require us to improve and expand our management and our operational systems and controls. If our management is unable to manage growth effectively, our business and financial condition would be materially harmed. In addition, if rapid growth occurs, it may strain our operational, managerial and financial resources.

        We cannot assure you that we will have an adequate supply of water to complete desired exploration or development of our mining properties.    In accordance with the laws of the State of Nevada, we have obtained permits to drill the water wells that we currently use to service the Tonkin property and we plan to obtain all required permits for drilling water wells to serve other properties we may develop or acquire in the future. However, the amount of water that we are entitled to use from those wells must be determined by the appropriate regulatory authorities. A final determination of these rights is dependent in part on our ability to demonstrate a beneficial use for the amount of water that we intend to use. Unless we are successful in developing the property to a point where we can commence commercial production of gold or other precious metals, we may not be able to demonstrate such beneficial use. Accordingly, there is no assurance that we will have access to the amount of water needed to operate a mine at the property, which may prevent us from generating revenue, and which would adversely affect our financial condition and cash flows.

        Our industry is highly competitive, attractive mineral lands are scarce, and we may not be able to obtain quality properties.    We compete with many companies in the mining industry, including large, established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim staking, lease or acquisition in the United States, Mexico, Argentina, and other areas where we may conduct exploration activities. We may be at a competitive disadvantage in acquiring mineral properties, since we compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than we do. From time to time, specific properties or areas which would otherwise be attractive to us for exploration or acquisition may be unavailable to us due to their previous acquisition by other companies or our lack of financial resources. Competition in the industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital for the purpose of funding such properties. Many competitors not only explore for and mine precious metals, but conduct refining and marketing operations on a world-wide basis. Such competition may result in our Company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation, financial condition and cash flows.

        The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.    Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to production. Our current exploration efforts are, and future development and mining operations we conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

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  economically insufficient mineralized material;

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  fluctuations in production costs that may make mining uneconomical;

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  availability of labor, contractors, engineers, power, transportation and infrastructure;

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  labor disputes;

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  potential delays related to social and community issues;

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  unanticipated variations in grade and other geologic problems;

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  environmental hazards;

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  water conditions;

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  difficult surface or underground conditions;

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  industrial accidents;

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  metallurgical and other processing problems;

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  mechanical and equipment performance problems;

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  failure of pit walls or dams;

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  unusual or unexpected rock formations;

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  personal injury, fire, flooding, cave-ins and landslides; and

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  decrease in reserves or mineralized material due to a lower silver, gold or copper price.

        Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues and production dates. We currently have no insurance to guard against any of these risks, except in very limited circumstances. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

        We do not insure against all risks to which we may be subject in our planned operations.    While we currently maintain insurance to insure against general commercial liability claims and physical assets at the Tonkin and El Gallo Complex, we do not maintain insurance to cover all of the potential risks associated with our operations. Our other exploration projects have no existing infrastructure for which we insure. We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover liabilities. We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our property. A significant loss could force us to reduce or terminate our operations.

        We depend on a limited number of personnel and the loss of any of these individuals could adversely affect our business.    Our company is dependent on key management, namely our Chairman and Chief Executive Officer, our Vice President and Chief Financial Officer, our Chief Operating Officer, our Senior Vice President, our Vice President—Argentina, and our Vice President, Projects. Robert R. McEwen, our Chairman and Chief Executive Officer, is responsible for strategic direction and the oversight of our business. Perry Y. Ing, our Vice President and Chief Financial Officer, is responsible for our public reporting and administrative functions. William Faust (Chief Operating Officer), Ian Ball (Senior Vice President), Simon Quick (Vice President, Projects), and Andrew Elinesky (Vice President, Argentina), oversee project development in, Mexico, Nevada and Argentina, respectively. We rely heavily on these individuals for the conduct of our business. The loss of any of these officers would significantly and adversely affect our business. In that event, we would be forced to identify and retain an individual to replace the departed officer. We may not be able to replace one or more of these individuals on terms acceptable to us. We have no life insurance on the life of any officer.

        Some of our directors may have conflicts of interest as a result of their involvement with other natural resource companies.    Some of our directors are directors or officers of other natural resource or mining-related companies, or may be involved in related pursuits that could present conflicts of interest with their roles at our Company. These associations may give rise to conflicts of interest from time to time. In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict to the other directors and may be required to abstain from voting on the matter.

        We are subject to foreign currency risk.    While we transact most of our business in U.S. dollars, some expenses, such as labor, operating supplies and capital assets are denominated in Canadian dollars, Mexican pesos or Argentine pesos. As a result, currency exchange fluctuations may impact our operating costs. The appreciation of non-U.S. dollar currencies against the U.S. dollar increases costs and the cost of purchasing capital assets in U.S. dollar terms in Canada, Mexico and Argentina, which can adversely impact our operating results and cash flows. Conversely, a depreciation of non-U.S. dollar currencies usually decreases operating costs and capital asset purchases in U.S. dollar terms in foreign countries.

        The value of cash and cash equivalents denominated in foreign currencies also fluctuates with changes in currency exchange rates. Appreciation of non-U.S. dollar currencies results in a foreign currency gain on such investments and a depreciation in non-U.S. dollar currencies results in a loss. We have not utilized market risk sensitive instruments to manage our exposure to foreign currency exchange rates but may in the future actively manage our exposure to foreign currency exchange rate risk. We also hold a majority of our cash reserves in non-U.S. dollar currencies.

        New Argentinean foreign exchange regulations and export repatriation requirements could adversely affect our liquidity and operations.    In October 2011, Argentina announced a decree requiring mining companies to repatriate mining revenues to Argentine currency before distributing revenue either locally or overseas. Fluctuation in the value of the Argentine peso as a result of the repatriation requirement and the repatriation requirement may create inefficiencies in our ability to transfer its revenue from Argentina and result in substantial transaction costs. Further, there are additional transaction costs imposed by the central bank for transferring funds from and within Argentina.

        In April 2012, Argentina announced further rules which initially reduced the number of days mining companies have to repatriate funds relating to exports sales to 15 days and then subsequently in July 2012, relaxed the repatriation requirement to 45 days on the export of doré and 180 days on the sale of concentrates for certain mining companies including Minera Santa Cruz ("MSC") which operates the San José Mine. During this interim period of uncertainty, there was a disruption to MSC's exports, especially concentrate sales which take significantly longer than doré to process. This resulted in a disruption to their cash flows and ultimately, to the timing and amount of dividends that MSC has been able to pay to us during 2012.

        These restrictions and any additional restrictions on the Argentinean foreign exchange regime or export repatriation requirements could affect our liquidity and operations in Argentina, and our ability to access such funds.

        Global climate change is an international concern, and could impact our ability to conduct future operations.    Global climate change is an international issue and receives an enormous amount of publicity. We would expect that the imposition of international treaties or United States, Mexican or Argentine federal, state or local laws or regulations pertaining to mandatory reductions in energy consumption or emissions of greenhouse gasses could affect the feasibility of our mining projects and increase our operating costs.

        The laws of the State of Colorado and our Articles of Incorporation may protect our directors from certain types of lawsuits.    The laws of the State of Colorado provide that our directors will not be liable to us or our shareholders for monetary damages for all but certain types of conduct as directors of the Company. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related to McEwen Mining common stock and the McEwen Mining Rights Offering

        Gain recognized by non-U.S. holders and non-U.S. persons holding any interest in the Company other than solely as a creditor (including, for example, interests in the form of our convertible debt, if any) on the sale or other disposition of our securities may be subject to U.S. federal income tax.    We believe that we currently are a "United States real property holding corporation" under section 897(c) of the Internal Revenue Code, or USRPHC, and that there is a substantial likelihood that we will continue to be a USRPHC in the future. Subject to certain exceptions, securities (other than securities that provide no interest in a corporation other than solely as a creditor) issued by a corporation that has been a USRPHC at any time during the preceding five years (or the non-U.S. holder's holding period for such securities, if shorter) are treated as U.S. real property interests, or USRPIs, and gain recognized by a non-U.S. holder on the sale or other disposition of a USRPI is subject to regular U.S. federal income tax, on a net basis at graduated rates, as if such gain were effectively connected with the conduct by such holder of a U.S. trade or business. If gain recognized by a non-U.S. holder from the sale or other disposition of McEwen Mining common stock or other securities is subject to regular net basis income tax under these rules, the transferee of such common stock or other securities may be required to deduct and withhold a tax equal to 10% of the gross amount paid to the non-U.S. holder with respect to the sale or other disposition, unless certain exceptions apply. Any tax withheld may be credited against the U.S. federal income tax owed by the non-U.S. holder for the year in which the sale or other disposition occurs.

        The conversion of Exchangeable Shares, exercise of options and the future issuances of McEwen Mining common stock will dilute current shareholders and may reduce the market price of McEwen Mining common stock.    As of October 23, 2012, we had outstanding Exchangeable Shares and options to purchase a total of 4,754,209 shares of McEwen Mining common stock, and will issue up to 7,798,762 additional Exchangeable Shares in connection with the Canadian Exchange Co. Rights Offering, which if completely converted or exercised, would dilute existing shareholders' ownership by approximately 50%, assuming all Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock. Under certain circumstances, McEwen Mining's board of directors has the authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders. McEwen Mining may issue equity in the future in connection with acquisitions, strategic transactions or for other purposes after the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering. Based on the need for additional capital to fund expected growth, it is likely that we will issue additional securities to provide such capital and that such additional issuances may involve a significant number of shares of McEwen Mining common stock. Issuance of additional securities in the future will dilute the percentage interest of existing shareholders of McEwen Mining and may reduce the market price of McEwen Mining common stock and other securities.

        Furthermore, the sale of a significant amount of McEwen Mining common stock by any selling security holders, specifically Mr. McEwen, our Chairman and Chief Executive Officer, may depress the price of McEwen Mining common stock. As a result, you may lose all or a portion of your investment.

        A small number of existing shareholders own a significant portion of McEwen Mining common stock, which could limit your ability to influence the outcome of any shareholder vote.    Mr. McEwen who beneficially owned as of October 23, 2012, approximately 25%, or 67,203,241 shares, of the 268,504,418 shares of McEwen Mining common stock (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) before giving effect to the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, which holdings consisted of 28,477,527 shares of McEwen Mining common stock and 38,725,714 Exchangeable Shares. Under our Articles of Incorporation and the laws of the State of Colorado, the vote of the holders of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. As a result,

Mr. McEwen will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers, acquisitions or other significant corporate transactions.

        Our stock price has historically been volatile, and as a result you could lose all or part of your investment.    The market price of McEwen Mining common stock has fluctuated significantly and may decline in the future. The high and low sale prices of McEwen Mining common stock on the NYSE Amex, and the NYSE after November 2, 2010, were US$3.53 and US$0.90 for the fiscal year ended December 31, 2009, US$8.17 and US$2.02 for the fiscal year ended December 31, 2010, US$9.87 and US$2.93 for the fiscal year ended December 31, 2011, and US$5.97 and US$2.16 for the period beginning January 1, 2012 and ending September 30, 2012. The fluctuation of the market price of McEwen Mining common stock has been affected by many factors that are beyond our control, including: changes in the worldwide price for silver, gold and copper, results from our exploration or development efforts and the other risk factors discussed herein.

        We have never paid a dividend on McEwen Mining common stock and we do not anticipate paying one in the foreseeable future.    We have not paid a dividend on McEwen Mining common stock to date, and we do not expect to be in a position to pay dividends in the foreseeable future. Our initial earnings from the San José Mine, if any, will likely be retained to finance our growth. Any future dividends will depend upon any future earnings, our then-existing financial requirements and other factors, and will be at the discretion of our board of directors.

        The sale of McEwen Mining common stock by existing securityholders may depress the market value of our securities due to the limited trading market which exists.    Due to a number of factors, the trading volume in McEwen Mining common stock has historically been limited. Trading volume over the past twelve months averaged approximately 4,000,000 shares per day. As a result, the sale of a significant amount of McEwen Mining common stock by any selling securityholders may depress the price of McEwen Mining common stock. As a result, you may lose all or a portion of your investment.

        Our ability to generate the cash needed to service our debt obligations, if any, depends on certain factors beyond our control.    The future success of our operations will, in large part, dictate our ability to make scheduled payments on, and satisfy our obligations under our debt, if any, including our debt securities. Our future operating performance will be affected by general economic, competitive, market, business and other conditions, many of which are beyond our control. To the extent we are not able to meet our debt obligations, we will be required to restructure or refinance them, seek additional equity financing or sell assets. We may not be able to restructure or refinance our debt, obtain additional financing or sell assets on satisfactory terms or at all.

        An adverse rating of our debt securities may cause their trading price to fall.    If a rating agency rates our debt securities, if any, it may assign them a low rating. Rating agencies also may lower ratings on our debt securities, if any, in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of our debt securities, if any, could significantly decline.

        We cannot assure you that an active trading market will develop for the securities.    There is currently no public market for any of our securities other than McEwen Mining common stock and the Exchangeable Shares. We do not know if an active market will develop for the McEwen Mining Subscription Rights, the subscription rights issued in connection with the Canadian Exchange Co. Rights Offering, or our other securities, or if developed, whether such a market will continue. If an active market is not developed or maintained, the market price and the liquidity of our other securities may be adversely affected.

        The Subscription Price determined for the McEwen Mining Rights Offering is not necessarily an indication of the fair value of McEwen Mining common stock.    The Subscription Price in the McEwen Mining Rights Offering is US$ 2.25 per whole share. A Prospectus Holder or a Qualified Holder residing in Canada will subscribe for one whole share of McEwen Mining common stock at a price of CDN$2.24 per whole share, which is equal to the Canadian dollar equivalent of the Subscription Price based on the Noon Buying Rate. The Subscription Price was determined by the Audit Committee of McEwen Mining's board of directors, consisting of all independent members of McEwen Mining's board of directors, who considered a number of factors, including the market price of McEwen Mining common stock and the market price of the Exchangeable Shares (which are convertible on a one-for-one basis into shares of McEwen Mining common stock), as well as commercial practice in rights offerings, and the price at which Mr. McEwen was willing to backstop the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering. The Subscription Price does not necessarily bear any relationship to the book value of our assets or our past operations, cash flow, losses, financial condition, net worth or any other established criteria to value securities. Accordingly, you should not consider the Subscription Price as an indication of the value of our Company or of the McEwen Mining common stock to be offered in the McEwen Mining Rights Offering. See "Questions and Answers Related to the McEwen Mining Rights Offering—How was the Subscription Price determined?" on page S-18.

        Shareholders who do not fully exercise their McEwen Mining Subscription Rights will have their interests diluted.    Based on the number of shares of McEwen Mining common stock issed and outstanding as of October 23, 2012, the McEwen Mining Rights Offering would result in the issuance of up to an additional 19,051,679 shares of McEwen Mining common stock. Based on the number of Exchangeable Shares issued and outstanding as of October 23, 2012, the Canadian Exchange Co. Rights Offering would result in the issuance of up to an additional 7,798,762 Exchangeable Shares, which are convertible on a one-for-one basis into shares of McEwen Mining common stock. If you choose to sell or transfer your McEwen Mining Subscription Rights or not to fully exercise your McEwen Mining Subscription Rights prior to the Expiry Date of the McEwen Mining Rights Offering, your proportionate voting interest in the Company will be reduced and your relative ownership interest in McEwen Mining will be diluted. Rights holders who do not exercise or sell their McEwen Mining Subscription Rights prior to the Expiry Date of the McEwen Mining Rights Offering will lose any value represented by their McEwen Mining Subscription Rights.

        Mr. McEwen has agreed to backstop the McEwen Mining Rights Offering as well as the Canadian Exchange Co. Rights Offering being conducted concurrently with the McEwen Mining Rights Offering by our subsidiary, Canadian Exchange Co. Pursuant to a backstop agreement between McEwen Mining, Canadian Exchange Co. and Mr. McEwen, Mr. McEwen has agreed to purchase, subject to the terms and conditions thereof, all of the unsubscribed shares of McEwen Mining common stock and all of the unsubscribed Exchangeable Shares in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering, respectively, at the Subscription Price per whole share of McEwen Mining common stock and at CDN$2.24 per whole Exchangeable Share (each being the same price per whole share as offered to all other shareholders of McEwen Mining and Canadian Exchange Co.) in the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, respectively, such that the gross proceeds of the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, will be US$60.40 million. As a shareholder of McEwen Mining and Canadian Exchange Co. as of the Record Date and pursuant to the backstop agreement, Mr. McEwen has the right to subscribe for and purchase shares of McEwen Mining common stock and Exchangeable Shares under the basic subscription privilege in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering, respectively, but is prohibited pursuant to the backstop agreement from participating in the over-subscription privilege in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering. Based on the number of shares of McEwen Mining common stock and Exchangeable Shares issued and outstanding as of October 23, 2012, if holders of McEwen

Mining Subscription Rights other than Mr. McEwen were to exercise their subscription rights in the McEwen Mining Rights Offering or holders of subscription rights in the Canadian Exchange Co. Rights Offering were to exercise their subscription rights in the Canadian Exchange Co. Rights Offering, the transactions contemplated by the backstop commitment would result in the issuance to Mr. McEwen of 19,051,679 shares of McEwen Mining common stock and 7,798,762 Exchangeable Shares, which would increase Mr. McEwen's beneficial ownership percentage of McEwen Mining common stock to approximately 32% (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock).

        You may not revoke your subscription exercise and could be committed to buying shares above the prevailing market price.    Once you exercise your McEwen Mining Subscription Rights, you may not revoke the exercise. The public trading market price of McEwen Mining common stock may decline before the McEwen Mining Subscription Rights expire. If you exercise your McEwen Mining Subscription Rights you will have committed to buying shares of McEwen Mining common stock potentially at a price above the prevailing market price if the prevailing market price were to decrease below the Subscription Price. Moreover, you may be unable to sell your shares of McEwen Mining common stock at a price equal to or greater than the Subscription Price you paid for such shares.

        We may terminate the McEwen Mining Rights Offering at any time prior to the Expiry Date, and neither we nor the subscription agent will have any obligation to you except to return your exercise payments.    We may, in our sole discretion, decide not to continue with the McEwen Mining Rights Offering or terminate the McEwen Mining Rights Offering prior to the Expiry Date. If the McEwen Mining Rights Offering is terminated, the subscription agent will return as soon as possible all exercise payments, without interest or deduction.

        You must act promptly and follow instructions carefully if you want to exercise your rights.    Eligible participants and, if applicable, brokers, banks or other nominees acting on their behalf, who desire to purchase McEwen Mining common stock in the McEwen Mining Rights Offering must act promptly to ensure that all required rights certificates are actually received prior to the expiration of the McEwen Mining Rights Offering and that all payments are actually received prior to the payment deadline by the subscription agent. The time period to exercise McEwen Mining Subscription Rights is limited. If you or your broker fails to complete and sign the required rights certificates, sends an incorrect payment amount or otherwise fails to follow the procedures that apply to the exercise of your McEwen Mining Subscription Rights, we may, depending on the circumstances, reject your exercise of McEwen Mining Subscription Rights or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect rights certificate or payment or contact you concerning whether a broker, bank or other nominee holds rights on your behalf.

        We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your McEwen Mining Subscription Rights.

        No prior market exists for the McEwen Mining Subscription Rights, and a liquid and reliable market for the McEwen Mining Subscription Rights may not develop.    The rights are a new issue of securities with no established trading market. The rights are transferable on the NYSE until the close of business on the last trading day before the Expiry Date of the McEwen Mining Rights Offering and on the TSX until noon (New York City time) on the Expiry Date. Unless exercised, the rights will cease to have any value following the Expiry Date. We are not responsible if you elect to sell your rights and no public or private market exists to facilitate the purchase of rights. In such event, the rights will expire and will no longer be exercisable or transferable.

        Significant sales of subscription rights and McEwen Mining common stock, or the perception that significant sales may occur in the future, could adversely affect the market price for the subscription rights and McEwen Mining common stock.    The sale of substantial amounts of the subscription rights and McEwen Mining common stock could adversely affect the price of these securities. Sales of substantial amounts of the subscription rights and McEwen Mining common stock in the public market, and the availability of shares for future sale, including up to 19,551,679 shares of McEwen Mining common stock to be issued in the McEwen Mining Rights Offering and up to 7,798,762 Exchangeable Shares to be issued in the Canadian Exchange Co. Rights Offering, could cause the market price of McEwen Mining common stock to remain low for a substantial amount of time. We cannot foresee the impact of such potential sales on the market, but it is possible that if a significant percentage of such available shares and subscription rights were attempted to be sold within a short period of time, the market for our shares and the subscription rights would be adversely affected. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this "market overhang" could have a negative impact on the market for McEwen Mining common stock and the subscription rights and our ability to raise additional capital. Mr. McEwen is not subject to any lock-up agreements or any other contractual agreements not to dispose of our shares. Any disposition by Mr. McEwen, or any of our substantial shareholders, of McEwen Mining common stock in the public market, or the perception that such dispositions could occur, could adversely affect prevailing market prices of McEwen Mining common stock.

        Any shares of McEwen Mining common stock purchased by Mr. McEwen pursuant to the backstop agreement will be issued in a private placement transaction, exempt from the registration requirements of the Securities Act and, accordingly, will be restricted securities. McEwen Mining expects to enter into a registration rights agreement with Mr. McEwen with respect to all registrable securities held by Mr. McEwen, including those issued in connection with the backstop agreement.

        The sale of McEwen Mining common stock issued upon exercise of the subscription rights could encourage short sales by third parties which could depress the price of McEwen Mining common stock.    Any downward pressure on the price of McEwen Mining common stock caused by the sale of the common stock underlying the McEwen Mining Subscription Rights could encourage short sales by third parties. In a short sale, a prospective seller borrows shares of McEwen Mining common stock from a shareholder or broker and sells the borrowed share of McEwen Mining common stock. The prospective seller hopes that McEwen Mining common stock price will decline, at which time the seller can purchase McEwen Mining common stock at a lower price for delivery back to the lender. The seller profits when McEwen Mining common stock price declines because it is purchasing McEwen Mining common stock at a price lower than the sale price of the borrowed common stock. Such sales could place downward pressure on the price of McEwen Mining common stock by increasing the number of shares of McEwen Mining common stock being sold, which may have a material adverse impact on the Company and the McEwen Mining common stock share price.

        You will not be able to sell the shares of McEwen Mining common stock you buy in the McEwen Mining Rights Offering until you receive your stock certificates or your account is credited with the common stock.    If you purchase shares of McEwen Mining common stock in the McEwen Mining Rights Offering by submitting a subscription rights certificate and payment, we will mail you your stock certificates representing the underlying shares of McEwen Mining common stock as soon as practicable after the closing of the McEwen Mining Rights Offering. If your shares of McEwen Mining common stock are held by a broker, dealer, custodian bank or other nominee and you purchase shares, your account with your nominee will be credited with the shares of McEwen Mining common stock you purchased in the McEwen Mining Rights Offering as soon as practicable after the Expiry Date of the McEwen Mining Rights Offering. Until your stock certificates for shares of McEwen Mining common stock have been delivered or your account is credited, you may not be able to sell your shares of McEwen Mining common stock even though the common stock issued in the McEwen Mining Rights Offering will be listed for trading on the NYSE and the TSX. The stock price may decline between the time you decide to sell your shares of McEwen Mining common stock and the time you are actually able to sell your shares.

        Because our management will have broad discretion over the use of the net proceeds from the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.    We currently anticipate that we will use the net proceeds of the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering to provide funding for (a) the advancement of Phase 2 of the Company's El Gallo Complex, (b) completion of further metallurgical studies on the Company's Tonkin project and follow-up work as required, (c) permitting at the Gold Bar Project in Nevada, (d) furthering exploration at the Company's various projects and properties and (e) potential acquisitions to be determined in the future, and for other corporate purposes. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

        Subscribers outside of the United States and Canada are subject to exchange rate risk.    The Subscription Price must be paid in United States dollars unless the holder resides in Canada, in which case such holder must pay the Subscription Price in Canadian dollars. Accordingly, any holder of McEwen Mining Subscription Rights outside of the United States or Canada is subject to adverse movements in their local currency against either the United States dollar or the Canadian dollar.

        Mr. McEwen's interests may conflict with the interests of our other shareholders, and Mr. McEwen's control position may adversely affect the market price of McEwen Mining common stock.    As of October 23, 2012, Mr. McEwen beneficially owned approximately 25%, or 67,203,241 shares, of the 268,504,418 shares of McEwen Mining common stock (assuming all outstanding Exchangeable Shares, which are exchangeable on a one-for-one basis into shares of McEwen Mining common stock, not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) before giving effect to the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, which holdings consisted of 28,477,527 shares of McEwen Mining common stock and 38,725,714 Exchangeable Shares. Accordingly, Mr. McEwen is in a position to elect McEwen Mining's board of directors and control the outcome of any vote of McEwen Mining's shareholders. Mr. McEwen's interests may conflict with the interests of other shareholders of McEwen Mining, and Mr. McEwen's control position may have an adverse effect on the market price of McEwen Mining common stock.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying base prospectus and the information and documents incorporated in this prospectus supplement and in the accompanying base prospectus contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties in which we have interests, as well as information currently available to us. Such forward-looking statements include statements regarding projected production and reserves received from the operators of properties where we have interests. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as "may," "could," "should," "would," "believe," "estimate," "expect," "anticipate," "plan," "forecast," "potential," "intend," "continue," "project" and variations of these words, comparable words and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (as amended the "Exchange Act"). Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others:

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  decisions of foreign countries and banks within those countries;

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  federal, state and foreign legislation governing us or the properties where we hold interests;

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  risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, environmental and permitting laws, community unrest and labor disputes, enforcement and uncertain political and economic environments;

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  changes in gold/silver and other metals prices associated with the primary metals mined at properties where we hold interests;

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  technological changes in the mining industry;

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  changes in our business strategy;

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  our ability to maintain adequate internal controls;

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  interpretation of drill hole results and the geology, grade and continuity of mineralization;

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  the uncertainty of reserve estimates and timing of development expenditures;

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  unexpected changes in business and economic conditions;

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  changes in interest rates and currency exchange rates;

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  timing and amount of production, if any;

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  our costs;

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  future financial needs;

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  risks associated with issuances of additional common stock or securities or incurrence of indebtedness in connection with acquisitions or otherwise;

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  changes in exploration and overhead costs;

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  unanticipated grade and geological, metallurgical, processing or other problems at the properties where we hold interests;

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  mine operating and ore processing facility problems, pit wall or tailings dam failures, and natural catastrophes such as floods or earthquakes;

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  acquisition and maintenance of permits and authorizations, completion of construction and commencement and continuation of production at the properties where we hold interests;

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  access and availability of materials, equipment, supplies, labor and supervision, power and water;

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  results of current and future exploration activities;

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  results of pending and future feasibility studies;

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  the ability to operate in accordance with feasibility studies;

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  local and community impacts and issues;

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  economic and market conditions;

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  environmental risks associated with the exploration, development and operation of mineral properties and mines;

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  change in management and key employees;

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  unfavorable results of legal proceedings;

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  accidents and labor disputes; and

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  other risks discussed in this prospectus supplement or in the accompanying base prospectus, any amendment to this prospectus supplement or the accompanying base prospectus, and our filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 (filed May 9, 2012) and June 30, 2012 (filed August 8, 2012) and, from time to time, in other documents that we publicly disseminate.

        This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. Other unknown or unpredictable factors also could have a material adverse effect on our business, results of operations, financial condition or prospects. You should read this prospectus supplement, the accompanying base prospectus, any amendment to this prospectus supplement or the accompanying base prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We disclaim any obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements. Readers are cautioned not to put undue reliance on forward-looking statements. Please carefully review and consider the various disclosures contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of shares of common stock offered in the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering and pursuant to the backstop commitment, after deducting estimated offering expenses, will be approximately US$59,870,000. We intend to use the net proceeds of the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering to provide funding for (a) the advancement of Phase 2 of the Company's El Gallo Complex, (b) completion of further metallurgical studies on the Company's Tonkin project and follow-up work as required, (c) permitting at the Gold Bar Project in Nevada, (d) furthering exploration at the Company's various projects and properties and (e) potential acquisitions to be determined in the future, and for other corporate purposes.

        A preliminary estimate of the allocation of the use of proceeds described above is as follows:

El Gallo Phase 2—Detailed engineering works	$8,500,000
El Gallo Phase 2—Construction deposits on long-lead time items (including by way of example only, ball mill, crushers and filter presses)	$30,000,000
Tonkin Project—Further metallurgical studies	$750,000
Gold Bar Permitting and the Commencement of an Environmental Impact Study (EIS)	$2,000,000
Exploration—Los Azules Project	$5,000,000
Exploration—Mexico	$5,000,000
Other exploration and corporate purposes	$8,620,000
$59,870,000

        Our management will retain broad discretion in deciding how to allocate the net proceeds of the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering. The precise amounts and timing of our use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. See "Risk Factors—Because our management will have broad discretion over the use of the net proceeds from the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully" on page S-45.

THE RIGHTS OFFERING

        Before exercising any McEwen Mining Subscription Rights, you should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information set forth under the heading "Risk Factors" beginning on page S-29.

The Rights

        We have distributed to each holder of McEwen Mining common stock who is a record holder of McEwen Mining common stock as of the Record Date, which is 5:00 p.m. (New York City time) on November 8, 2012, at no charge, one transferable McEwen Mining Subscription Right for each share of McEwen Mining common stock owned by such holder as of the Record Date, for a total of approximately 190,516,797 McEwen Mining Subscription Rights. No fractional McEwen Mining Subscription Rights were issued.

        The McEwen Mining Subscription Rights will be evidenced by transferable subscription rights certificates registered in the name of the registered holder of McEwen Mining common stock entitled thereto. Each registered holder of McEwen Mining common stock, other than an Ineligible Holder, will receive a subscription rights certificate evidencing the total number of McEwen Mining Subscription Rights to which such holder is entitled. Subject to certain exceptions described herein, rights certificates may not be held directly by, and subscriptions for shares of McEwen Mining common stock will not be accepted from, Ineligible Holders. See "THE RIGHTS OFFERING—Ineligible Holders" below on page S-63.

        Only a Prospectus Holder or a Qualified Holder may exercise the Subscription Rights. For every ten (10) McEwen Mining Subscription Rights held, a Prospectus Holder or a Qualified Holder is entitled to subscribe for one (1) whole share of McEwen Mining common stock at the Subscription Price. Prospectus Holders or Qualified Holders residing in Canada will pay CDN$2.24 per whole share, which is equal to the Canadian dollar equivalent of the Subscription Price based on the Noon Buying Rate. Holders of McEwen Mining Subscription Rights who elect to exercise their basic subscription privilege in full may also subscribe, at the Subscription Price, for additional shares of McEwen Mining common stock under their over-subscription privilege to the extent that other rights holders in the McEwen Mining Rights Offering do not exercise their basic subscription privilege in full. If a sufficient number of shares of McEwen Mining common stock is unavailable to fully satisfy the over-subscription privilege requests, the available shares of McEwen Mining common stock will be sold pro rata among McEwen Mining Subscription Rights holders who exercised their over-subscription privilege based on the number of shares of McEwen Mining common stock each McEwen Mining Subscription Rights holder subscribed for under the basic subscription privilege.

        McEwen Mining Subscription Rights will be eligible for exercise at any time before Expiry Date for the McEwen Mining Rights Offering. If a Prospectus Holder or a Qualified Holder wants to exercise some but not all of the McEwen Mining Subscription Rights represented by a rights certificate and such holder wishes to retain the ability to exercise the balance of the unexercised McEwen Mining Subscription Rights represented by a rights certificate, such holder must first complete and submit its request to the subscription agent in order to divide its McEwen Mining Subscription Rights and be issued two separate rights certificates: one certificate representing the number of McEwen Mining Subscription Rights that the holder wishes to exercise in the first instance (which should then be completed and delivered to the subscription agent); and a second certificate representing the balance of unexercised McEwen Mining Subscription Rights available for future exercise prior to the Expiry Date of the McEwen Mining Rights Offering.

        If you hold your shares of McEwen Mining common stock in a brokerage account or through a dealer or other nominee, please see the information included below the heading "THE RIGHTS OFFERING—Beneficial Owners" on page S-59.

        Prospectus Holders and Qualified Holders that are unsure how to exercise their McEwen Mining Subscription Rights should contact the information agent, the Company or their respective dealer, broker or other nominee. See "THE RIGHTS OFFERING—Questions About Exercising Subscription Rights" on page S-56.

Reasons for the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering

        The McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering are being made to raise capital to provide funding for (a) the advancement of Phase 2 of the Company's El Gallo Complex, (b) completion of further metallurgical studies on the Company's Tonkin project and follow-up work as required, (c) permitting at the Gold Bar Project in Nevada, (d) furthering exploration at the Company's various projects and properties and (e) potential acquisitions to be determined in the future, and for other corporate purposes. See "Use of Proceeds" on page S-48. The need to raise additional capital is necessary, in part, due to delays experienced by the Company in repatriating revenue from the Company's 49% owned San José mine in Argentina as a result of changes to the export revenue repatriation requirements in Argentina announced in the first half of 2012.

The Backstop Commitment

        McEwen Mining and Canadian Exchange Co. have entered into a backstop agreement with Mr. McEwen pursuant to which Mr. McEwen has committed to purchase, subject to the terms and conditions thereof, all of the unsubscribed shares of McEwen Mining common stock in the McEwen Mining Rights Offering and Exchangeable Shares in the Canadian Exchange Co. Rights Offering at the Subscription Price per whole McEwen Mining common share in the McEwen Mining Rights Offering and CDN$2.24 per whole Exchangeable Share in the Canadian Exchange Co. Rights Offering (each being the same price per whole share as offered to all other shareholders of McEwen Mining and Canadian Exchange Co., respectively) such that the gross proceeds to the Company from the two rights offerings will be US$60.40 million. As a shareholder of McEwen Mining and Canadian Exchange Co. on the Record Date and pursuant to the backstop agreement, Mr. McEwen has also agreed to subscribe for all of his basic subscription privilege in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering, but is prohibited under the terms of the backstop agreement from subscribing to any shares of McEwen Mining common stock and Exchangeable Shares under the over-subscription privilege in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering.

        We are subject to customary indemnification obligations in the backstop agreement and Mr. McEwen's obligation to purchase the shares of McEwen Mining common stock and the Exchangeable Shares is subject to customary closing conditions, including, but not limited to, our compliance with the covenants in the backstop agreement and each of our representations and warranties being true and correct in all material respects. Mr. McEwen's commitment to backstop the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering will expire at 5:00 p.m. (New York City time) on December 4, 2012.

        Any shares of McEwen Mining common stock purchased by Mr. McEwen pursuant to the backstop agreement will be issued in a private placement transaction, exempt from the registration requirements of the Securities Act and, accordingly, will be restricted securities. McEwen Mining expects to enter into a registration rights agreement with Mr. McEwen with respect to all registrable securities held by Mr. McEwen, including those issued in connection with the backstop agreement.

Conditions, Withdrawal and Cancellation

        We may terminate the McEwen Mining Rights Offering, in whole or in part, if at any time before completion of the McEwen Mining Rights Offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the McEwen Mining Rights Offering that in the sole judgment of our board of directors would or might make the McEwen Mining Rights Offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the McEwen Mining Rights Offering. We may waive any of these conditions and choose to proceed with the McEwen Mining Rights Offering even if one or more of these events occur.

        In addition, we reserve the right to withdraw and cancel the McEwen Mining Rights Offering at any time for any reason. We also may cancel the McEwen Mining Rights Offering at any time before its completion if our board of directors decides to do so in its sole discretion. If we cancel the McEwen Mining Rights Offering, we will issue a press release notifying shareholders of the cancellation.

        If the McEwen Mining Rights Offering is terminated, in whole or in part, all affected McEwen Mining Subscription Rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction. See also "THE RIGHTS OFFERING—Cancellation Rights" on page S-55.

Effect of the McEwen Mining Rights Offering on Existing Shareholders

        The ownership interests and voting interests of the existing shareholders of McEwen Mining common stock who do not exercise their basic subscription privilege will be diluted. See "Questions and Answers Related to the McEwen Mining Rights Offering" starting on page S-9.

McEwen Mining Subscription Rights

        Holders of McEwen Mining Subscription Rights who are Prospectus Holders or Qualified Holders are entitled to basic subscription privilege and an over-subscription privilege.

        Basic Subscription Privilege.    Only Prospectus Holders and Qualified Holders may exercise the McEwen Mining Subscription Rights and subscribe for the shares of McEwen Mining common stock underlying the McEwen Mining Subscription Rights. If you are a Prospectus Holder or a Qualified Holder, with your basic subscription privilege, you may purchase one (1) whole share of McEwen Mining common stock for every ten (10) McEwen Mining Subscription Rights held by you, upon delivery of the required documents and payment of the Subscription Price to the subscription agent. You are not required to exercise all or any of your McEwen Mining Subscription Rights unless you wish to purchase shares under your over-subscription privilege. We will deliver to the subscribers who purchase shares of McEwen Mining common stock in the McEwen Mining Rights Offering certificates representing the shares of McEwen Mining common stock purchased with a holder's basic subscription privilege as soon as practicable after the McEwen Mining Rights Offering has expired.

        Over-Subscription Privilege.    In addition to your basic subscription privilege, if you are a Prospectus Holder or a Qualified Holder, you may subscribe for additional shares of McEwen Mining common stock, upon delivery of the required documents and payment of the Subscription Price to the subscription agent, before the Expiry Date of the McEwen Mining Rights Offering. You may only exercise your over-subscription privilege if you exercised your basic subscription privilege in full and other holders of McEwen Mining Subscription Rights do not exercise their basic subscription privilege in full. Although Mr. McEwen will exercise his basic subscription privilege in full in the McEwen Mining Rights Offering, Mr. McEwen will not be able to participate in the over-subscription privilege in the McEwen Mining Rights Offering.

        Pro Rata Allocation.    If there are not enough shares of McEwen Mining common stock to satisfy all requests made under the over-subscription privilege, we will allocate the remaining shares of McEwen Mining common stock available in the McEwen Mining Rights Offering pro rata, after eliminating all fractional shares, among those over-subscribing rights holders. "Pro rata" means in proportion to the number of shares of McEwen Mining common stock that you and the other subscription rights holders have purchased by exercising your basic subscription privilege in the McEwen Mining Rights Offering. If there is a pro rata allocation of the remaining shares of McEwen Mining common stock available in the McEwen Mining Rights Offering and you receive an allocation of a greater number of shares than you subscribed for under your over-subscription privilege, then we will allocate to you only the number of shares of McEwen Mining common stock for which you subscribed. We will allocate the remaining shares among all other Prospectus Holders and Qualified Holders exercising their over-subscription privileges.

        Mr. McEwen will not be allocated any additional shares of McEwen Mining common stock pursuant to the backstop agreement until all of the rights holders exercising their over-subscription privileges, which as discussed above will not include Mr. McEwen, have been allocated the number of additional shares for which they over-subscribed.

        Full Exercise of Basic Subscription Privilege.    As a Prospectus Holder or a Qualified Holder, you may exercise your over-subscription privilege in the McEwen Mining Rights Offering only if you exercise your basic subscription privilege in full. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privilege held by you in the same capacity. For example, suppose that you were granted McEwen Mining Subscription Rights for shares of McEwen Mining common stock that you own individually and shares of McEwen Mining common stock that you own collectively with your spouse. If you wish to exercise your over-subscription privilege with respect to the McEwen Mining Subscription Rights you own individually, but not with respect to the McEwen Mining Subscription Rights you own collectively with your spouse, you only need to fully exercise your basic subscription privilege with respect to your individually owned McEwen Mining Subscription Rights. You do not have to subscribe for any shares under the basic subscription privilege owned collectively with your spouse to exercise your individual over-subscription privilege.

        When you complete the portion of your subscription rights certificate to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your McEwen Mining Subscription Rights as to shares of McEwen Mining common stock that you hold in that capacity. You must exercise your over-subscription privilege at the same time you exercise your basic subscription privilege in full.

        Return of Excess Payment.    If you are a Prospectus Holder or a Qualified Holder and you exercised your over-subscription privilege and are allocated less than all of the shares of McEwen Mining common stock for which you wished to subscribe, your excess payment for shares of McEwen Mining common stock that were not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the Expiry Date of the McEwen Mining Rights Offering.

The McEwen Mining Rights Offering is not Subject to any Minimum Subscription Level.

        The completion of the McEwen Mining Rights Offering is not subject to any minimum subscription level. McEwen Mining Subscription Rights are transferable. A McEwen Mining Subscription Right does not entitle the holder thereof to any rights whatsoever as a securityholder of McEwen Mining other than to subscribe for and purchase shares of McEwen Mining common stock as described herein.

Registered Shareholders Wishing to be Recognized as Qualified Holders.

        The McEwen Mining Subscription Rights and the shares of McEwen Mining common stock issuable upon the exercise of the McEwen Mining Subscription Rights are only being offered in the United States and Canada, except where as demonstrated to McEwen Mining, in its sole discretion, the subscription by a holder of McEwen Mining Subscription Rights in a jurisdiction outside of the United States and Canada is lawfully made by a Qualified Holder in compliance with all securities and other laws applicable in the jurisdiction where such person is a resident. Holders of McEwen Mining Subscription Rights that wish to be recognized as Qualified Holders must contact the subscription agent at the earliest possible time, and in any event prior to 4:30 p.m. (New York City time) on November 23, 2012, in order to satisfy McEwen Mining in its sole discretion that such holders are Qualified Holders. See "THE RIGHTS OFFERING—Ineligible Holders" on page S-63.

Deemed Representation and Warranty of Each Subscriber.

        As a condition to a purchase of any shares of McEwen Mining common stock in the McEwen Mining Rights Offering, each subscriber, other than a Qualified Holder, will be deemed to have represented and warranted that it is resident in the United States or Canada, and this representation and warranty will be relied upon by us and the subscription agent.

Method of Subscription—Exercise of Rights

        Only Prospectus Holders and Qualified Holders may exercise the McEwen Mining Subscription Rights and subscribe for the shares of McEwen Mining common stock underlying the McEwen Mining

Subscription Rights. McEwen Mining Subscription Rights are evidenced by subscription rights certificates. The subscription certificates are being mailed to holders of McEwen Mining common stock as of the Record Date with this prospectus supplement (or, in the case of a holder of record of McEwen Mining common stock with an address of record in Canada, a Canadian rights circular) or, if shares of McEwen Mining common stock held by such holder are held by a depository or nominee on his, her or its behalf, to such depository or nominee. McEwen Mining Subscription Rights may be exercised by completing and signing the subscription rights certificate that accompanies this prospectus supplement (or, in the case of a holder of record of McEwen Mining common stock with an address of record in Canada, a Canadian rights circular) and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription rights certificate to the subscription agent, together with payment in full for the shares of McEwen Mining common stock at the Subscription Price by the Expiry Date of the McEwen Mining Rights Offering, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below. Completed subscription rights certificates and related payments must be received by the subscription agent prior to 5:00 p.m. (New York City time) on the Expiry Date, at the offices of the subscription agent at the address set forth below, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below.

Method of Payment

        A holder of McEwen Mining Subscription Rights that is a Prospectus Holder or a Qualified Holder may send the subscription rights certificate together with payment for the shares of our offered McEwen Mining common stock subscribed for in the McEwen Mining Rights Offering to the subscription agent based on the Subscription Price. Except as described below under "THE RIGHTS OFFERING—Guaranteed Delivery Procedures" on page S-57, to be accepted, the payment, together with a properly completed and executed subscription rights certificate, must be received by the subscription agent at the applicable office set forth below (see "THE RIGHTS OFFERING—Delivery of Subscription Materials and Payment" on page S-55), at or prior to 5:00 p.m. (New York City time) on December 4, 2012. Do not send subscription rights certificates, Notices of Guaranteed Delivery or payments to us.

        All payments by a participating McEwen Mining Subscription Rights holder must be in United States dollars or Canadian dollars by certified check, bank draft or money order payable to, if a holder residing in the United States, "Computershare Trust Company, N.A. acting as subscription agent for McEwen Mining Inc.", or, if a holder residing in Canada, "Computershare Trust Company of Canada acting as subscription agent for McEwen Mining Inc." The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares of McEwen Mining common stock.

        The method of delivery of subscription rights certificates and payment of the Subscription Price will be at the election and risk of the participating McEwen Mining Subscription Rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m. (New York City time) on December 4, 2012.

        Whichever of the methods described above is used, issuance of the shares of McEwen Mining common stock purchased is subject to collection of checks and actual payment.

        If a participating McEwen Mining Subscription Rights holder who subscribes for shares as part of the McEwen Mining Subscription Right does not make payment of any amounts due by the Expiry Date, the subscription agent reserves the right to take any or all of the following actions: (i) reallocate the shares to other participating McEwen Mining Subscription Rights holders; (ii) apply any payment actually received by it from the participating McEwen Mining Subscription Rights holder toward the purchase of the greatest whole number of shares of McEwen Mining common stock which could be acquired by such participating McEwen Mining Subscription Rights holder upon exercise of the McEwen Mining Subscription Right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for shares of McEwen Mining common stock.

        All questions concerning the timeliness, validity, form and eligibility of any exercise of McEwen Mining Subscription Rights will be determined by McEwen Mining, whose determinations will be final and binding. McEwen Mining, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as McEwen Mining may determine, or reject the purported exercise of any McEwen Mining Subscription Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in McEwen Mining's sole discretion. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

        Participating McEwen Mining Subscription Rights holders will have no right to rescind their subscription after receipt of their payment for shares.

Receipt of Payment

        Your payment will be considered received by the subscription agent only upon clearance of any certified check, bank draft or money order.

Missing or Incomplete Information

        If you hold your shares of McEwen Mining common stock in the name of a custodian bank, broker, dealer or other nominee and you are a Prospectus Holder or a Qualified Holder, the nominee will exercise the McEwen Mining Subscription Rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the Expiry Date that we have established for the McEwen Mining Rights Offering. If you send a payment that is insufficient to purchase the number of shares of McEwen Mining common stock you requested, or if the number of shares of McEwen Mining common stock you requested is not specified in the forms, the payment received will be applied to exercise your McEwen Mining Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares of McEwen Mining common stock under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following the Expiry Date of the McEwen Mining Rights Offering.

Exercising a Portion of Your McEwen Mining Subscription Rights

        If you subscribe for fewer than all of the shares of McEwen Mining common stock that you are eligible to purchase pursuant to the basic subscription privilege represented by your rights certificate, you may, under certain circumstances, request from the subscription agent a new rights certificate representing the unused McEwen Mining Subscription Rights and then attempt to sell your unused McEwen Mining Subscription Rights. See "THE RIGHTS OFFERING—Sale or Transfer of McEwen Mining Subscription Rights" on page S-61. Alternatively, you may transfer a portion of your McEwen Mining Subscription Rights and request from the subscription agent a new rights certificate representing the McEwen Mining Subscription Rights you did not transfer. If you exercise less than all of your McEwen Mining Subscription Rights represented by a single rights certificate, you may not exercise the over-subscription privilege.

Expiration of the McEwen Mining Rights Offering, Amendments and Termination

        You may exercise your McEwen Mining Subscription Rights at any time before 5:00 p.m. (New York City time) on December 4, 2012, the Expiry Date for the McEwen Mining Rights Offering.

        McEwen Mining reserves the right, in its sole discretion, to amend or modify the terms of the McEwen Mining Rights Offering.

        If you do not exercise or transfer or sell your McEwen Mining Subscription Rights before the Expiry Date of the McEwen Mining Rights Offering, your unexercised McEwen Mining Subscription Rights will be null and void and will have no value. McEwen Mining will not be obligated to honor your exercise of McEwen Mining Subscription Rights if the subscription agent receives the documents relating to your exercise after the McEwen Mining Rights Offering expires, regardless of when you transmitted the documents, except if you have timely transmitted the documents under the guaranteed delivery procedures described below.

Cancellation Rights

        McEwen Mining's board of directors may cancel the McEwen Mining Rights Offering, in whole or in part, in its sole discretion at any time prior to the time the McEwen Mining Rights Offering expires for any reason (including a change in the market price of McEwen Mining common stock). If McEwen Mining cancels the McEwen Mining Rights Offering, any funds you paid to the subscription agent will be promptly refunded, without interest or deduction.

Subscription Price

        The Subscription Price is US$2.25 per whole share of McEwen Mining common stock. A Prospectus Holder or a Qualified Holder residing in Canada will subscribe for one whole share of McEwen Mining common stock at a price of CDN$2.24 per whole share, which is equal to the Canadian dollar equivalent of the Subscription Price based on the Noon Buying Rate. For more information with respect to how the Subscription Price was determined, see "Questions and Answers Related to the McEwen Mining Rights Offering—How was the Subscription Price determined?" on page S-18.

Instructions for Completing Your Subscription Rights Certificate

        You should read and follow the instructions accompanying the subscription rights certificates carefully.

        You are responsible for the method of delivery of your subscription rights certificate(s) with your Subscription Price payment to the subscription agent. If you send your subscription rights certificate(s) and Subscription Price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the McEwen Mining Rights Offering expires.

Delivery of Subscription Materials and Payment

        Your subscription agent for this McEwen Mining Rights Offering for holders residing in the United States is Computershare Trust Company, N.A. and for holders residing in Canada is Computershare Trust Company of Canada. You should deliver your subscription rights certificate and payment of the Subscription Price or, if applicable, notices of guaranteed delivery, to the applicable subscription agent by one of the methods described below:

Holders Residing in the United States

By Registered Certified or Express Mail:

Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, Rhode Island 02940

Or by Overnight Courier:

Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
250 Royall Street, Suite V
Canton, Massachusetts 02021

Holders Residing in Canada

By Courier to:

Computershare Trust Company of Canada
9th Floor, 100 University Ave.
Toronto, Ontario M5J 2Y1
Attention: Corporate Actions

By Mail to:

Computershare Trust Company of Canada
P.O. Box 7021
31 Adelaide St. E. Toronto
Ontario M5C 3H2
Attention: Corporate Actions

        You may contact the information agent, Georgeson Inc., with questions toll-free at 1-888-497-9677 (in North America) or 1-212-440-9800 (outside North America), or by email at mux@georgeson.com.

        Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

Questions About Exercising Subscription Rights

        If you have any questions or require assistance regarding the method of exercising your McEwen Mining Subscription Rights or requests for additional copies of this document, the instructions accompanying the subscription rights certificate, you should contact the information agent at the address and telephone number set forth above under "Questions and Answers Relating to the McEwen Mining Rights Offering—What if I have other questions?" on page S-20.

Calculation of Subscription Rights Exercised

        If you do not indicate the number of McEwen Mining Subscription Rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of McEwen Mining Subscription Rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of McEwen Mining Subscription

Rights that may be exercised with the aggregate Subscription Price payment you delivered to the subscription agent. If your aggregate Subscription Price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares of McEwen Mining common stock with your over-payment. If we do not apply your full Subscription Price payment to your purchase of shares of McEwen Mining common stock, the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the Expiry Date of the McEwen Mining Rights Offering.

Regulatory Limitation

        We will not be required to issue to you shares of McEwen Mining common stock pursuant to the McEwen Mining Rights Offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time the McEwen Mining Rights Offering expires, you have not obtained such clearance or approval.

Guaranteed Delivery Procedures

        If you are a Prospectus Holder or a Qualified Holder and you wish to exercise your McEwen Mining Subscription Rights, but you will not be able to deliver your subscription rights certificate to the subscription agent prior to the Expiry Date of the offering, then you may nevertheless exercise the McEwen Mining Subscription Rights by complying with the following guaranteed delivery procedures:

  •
  provide your payment in full of the Subscription Price for each share of McEwen Mining common stock being subscribed for pursuant to the McEwen Mining Subscription Rights (including your over-subscription privilege) to the subscription agent before the Expiry Date of the McEwen Mining Rights Offering;

  •
  deliver a guarantee notice from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or from a commercial bank or trust company having an office or correspondent in the United States, guaranteeing the delivery to the subscription agent of the subscription rights certificate evidencing the McEwen Mining Subscription Rights to be exercised within three (3) business days following the date of that notice;

  •
  deliver the properly completed subscription rights certificate, with any required signatures medallion guaranteed, to the subscription agent, within three (3) business days after the Expiry Date of the McEwen Mining Rights Offering.

        Your notice of guaranteed delivery must be substantially in the form provided to you with your subscription rights certificate. Your notice of guaranteed delivery must come from an eligible institution which is a member of, or a participant in, a signature medallion guarantee program acceptable to the subscription agent. In your notice of guaranteed delivery you must state:

  •
  your name;

  •
  the number of McEwen Mining Subscription Rights represented by your subscription rights certificate;

  •
  the number of shares of McEwen Mining common stock you are subscribing for pursuant to your McEwen Mining Subscription Rights; and

  •
  your guarantee that you will deliver to the subscription agent any subscription rights certificates evidencing the McEwen Mining Subscription Rights you are exercising within three (3) business days after the Expiry Date of the McEwen Mining Rights Offering.

        You may deliver the notice of guaranteed delivery to the subscription agent in the same manner as the subscription rights certificate at the addresses set forth in this section under the heading "Delivery of Subscription Materials and Payment". You should refer to the instructions accompanying the subscription rights certificate for the information and representations required in the guarantee notice.

        Eligible institutions may also transmit the notice of guaranteed delivery to the subscription agent by facsimile transmission to (905) 771-4082.

        The subscription agent will send you additional copies of the form of notice of guaranteed delivery if you need them. Shareholders and banks and brokers may call the information agent toll-free at 1-888-497-9677 (in North America) or 1-212-440-9800 (outside North America).

Signature Guarantees

        If a holder of McEwen Mining Subscription Rights wishes to transfer its McEwen Mining Subscription Rights, then the signatures on the subscription rights certificates must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Exchange Act, subject to the standards and procedures adopted by the subscription agent. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, savings associations and national securities exchanges.

Procedures for DTC Participants

        We expect that the exercise of your basic subscription privilege and your over-subscription privilege may be made through the facilities of Depository Trust Company ("DTC"). If your McEwen Mining Subscription Rights are held of record through DTC, and you are a Prospectus Holder or a Qualified Holder, you may exercise your basic subscription privilege and your over-subscription privilege by instructing DTC to transfer your McEwen Mining Subscription Rights from your account to the account of the subscription agent, together with certification as to the aggregate number of McEwen Mining Subscription Rights you are exercising and the number of shares of McEwen Mining common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your Subscription Price payment for each share of McEwen Mining common stock that you subscribed for pursuant to your basic subscription privilege and your over-subscription privilege.

Fees and Expenses

        We are not charging any fee or sales commission to issue McEwen Mining Subscription Rights to you or to issue shares of McEwen Mining common stock to you if you exercise your McEwen Mining Subscription Rights. If you exercise your McEwen Mining Subscription Rights through the record holders of your shares of McEwen Mining common stock, you are responsible for paying any commissions, fees, taxes or other expenses your record holder may charge you. Except as provided in this paragraph, we will pay all fees and expenses of the subscription agent related to the McEwen Mining Rights Offering and have also agreed to indemnify the subscription agent from liabilities that they may incur in connection with the McEwen Mining Rights Offering. Notwithstanding the foregoing or anything contained in this prospectus supplement to the contrary, payment of any service charge, commission, expenses or other fee payable (including those of brokers) in connection with the purchase, exercise, transfer or sale of McEwen Mining Subscription Rights will be the responsibility of the holder of the McEwen Mining Subscription Rights. The holder of the McEwen Mining Subscription Rights must also pay all stamp, issue, registration, transfer or other similar taxes or duties contingent upon the issue or delivery of shares of McEwen Mining common stock to or for the order of a third party.

No Fractional Rights

        We will not issue fractional McEwen Mining Subscription Rights or cash in lieu of fractional McEwen Mining Subscription Rights. Fractional McEwen Mining Subscription Rights will be rounded down to the nearest whole number, with such adjustments as may be necessary to ensure that we will receive gross proceeds of at least US$60.40 million from the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering.

No Fractional Shares

        All shares of McEwen Mining common stock will be sold at a purchase price of US$2.25 per whole share of McEwen Mining common stock. A Prospectus Holder or a Qualified Holder residing in Canada will subscribe for one whole share of McEwen Mining common stock at a price of CDN$2.24 per whole share, which is equal to the Canadian dollar equivalent of the Subscription Price based on the Noon Buying Rate. We will not issue fractional shares of McEwen Mining common stock. Fractional shares resulting from the exercise of basic subscription privilege and the over-subscription privileges will be eliminated by rounding down to the nearest whole share. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable after the closing of the McEwen Mining Rights Offering.

Notice to Beneficial Holders/Nominees

        If you are a broker, a trustee or a depositary for securities that holds shares of McEwen Mining common stock for the account of others on the Record Date, you should notify the respective beneficial owners of such shares of the McEwen Mining Rights Offering as soon as possible to find out their intentions with respect to exercising their McEwen Mining Subscription Rights. You should obtain instructions from the beneficial owner with respect to their McEwen Mining Subscription Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner is a Prospectus Holder or a Qualified Holder, and such beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of McEwen Mining common stock for the account(s) of more than one beneficial owner, you may exercise the number of McEwen Mining Subscription Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of McEwen Mining common stock on the Record Date

Beneficial Owners

        If you are a beneficial owner of shares of McEwen Mining common stock or received your McEwen Mining Subscription Rights through a broker, custodian bank or other nominee, this prospectus supplement asks your broker, custodian bank or other nominee to notify you of the McEwen Mining Rights Offering. If you are a Prospectus Holder or a Qualified Holder and wish to exercise your McEwen Mining Subscription Rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of McEwen Mining common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the McEwen Mining Rights Offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Validity and Rejection of Subscriptions

        We will resolve all questions regarding the validity and form of the exercise of your McEwen Mining Subscription Rights, including time of receipt and eligibility to participate in the McEwen Mining Rights Offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the right to treat as invalid any exercise or purported exercise of any McEwen Mining Subscription Rights in the McEwen Mining Rights Offering that appears to us to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if we believe, or our agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this prospectus supplement or accompanying base prospectus or in breach of the representation and warranty that a holder exercising its McEwen Mining Subscription Rights is resident in the United States or Canada. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless we waive them in our sole discretion. Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or cancel the McEwen Mining Rights Offering, only when the subscription agent receives a properly completed and duly executed rights certificate and any other required documents and the full subscription payment. Our interpretations of the terms and conditions of the McEwen Mining Rights Offering will be final and binding.

Undeliverable Rights

        Rights certificates returned to the subscription agent as undeliverable will be held by the subscription agent until the Expiry Date, which is 5:00 pm (New York City time) on December 4, 2012, after which time the McEwen Mining Subscription Rights represented by such rights certificate will be void and of no value and no longer be exercisable for any shares of McEwen Mining common stock. As a result, the subscription agent will not sell or attempt to sell such undelivered McEwen Mining Subscription Rights and no proceeds of sale will be credited to holders of such McEwen Mining Subscription Rights.

Your Funds will be Held by the Subscription Agent Until Shares of McEwen Mining common stock are Issued

        The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other subscription rights holders until we issue your shares of McEwen Mining common stock to you upon consummation of the McEwen Mining Rights Offering.

Common Stock Certificates

        Any shares of McEwen Mining common stock issued in connection with the McEwen Mining Rights Offering will be registered in the name of the person to whom the rights certificate was issued or to whom the McEwen Mining Subscription Rights have been properly and duly transferred. The certificates representing such shares of McEwen Mining common stock will be delivered by mail to the address of the subscriber as it appears on the rights certificate, unless otherwise directed, or to the address of the transferee, if any, indicated on the appropriate form on the rights certificate as soon as practicable after the Expiry Date. Except as otherwise described under "THE RIGHTS OFFERING—Ineligible Holders" on page S-63, shares of McEwen Mining common stock will not be issued to or on behalf of any holder of McEwen Mining Subscription Rights with addresses of record outside of the United States and Canada, other than Qualified Holders that exercise their McEwen Mining Subscription Rights.

        Holders of McEwen Mining Subscription Rights that hold their McEwen Mining Subscription Rights through a broker, dealer, bank or other nominee participating in DTC will not receive physical certificates evidencing their ownership of shares of McEwen Mining common stock issued upon the exercise of the McEwen Mining Subscription Rights. As soon as practicable after the Expiry Date, one or more global certificates representing such shares of McEwen Mining common stock will be issued in registered form to, and in the name of DTC or their respective nominees as applicable.

Shareholder Rights

        You will have no rights as a holder of the shares of McEwen Mining common stock you purchase in the McEwen Mining Rights Offering until the stock certificates or DRS Statements, as applicable, representing the shares of McEwen Mining common stock are issued to you, or your account at your nominee is credited with the shares of McEwen Mining common stock purchased in the McEwen Mining Rights Offering.

No Revocation or Change

        Once you have exercised your McEwen Mining Subscription Rights or have instructed your nominee of your subscription request, you may not revoke or change your exercise or request a refund of monies paid. All exercises of McEwen Mining Subscription Rights are irrevocable, even if you learn information about us that you consider unfavorable. You should not exercise your McEwen Mining Subscription Rights unless you are certain that you wish to purchase shares of McEwen Mining common stock at the Subscription Price. McEwen Mining Subscription Rights not exercised prior to the Expiry Date of the McEwen Mining Rights Offering will expire, be void and have no value and will no longer be exercisable for shares of McEwen Mining common stock.

Sale or Transfer of McEwen Mining Subscription Rights

        A holder of McEwen Mining Subscription Rights in registered form may sell or transfer some or all of such McEwen Mining Subscription Rights to any person that is not an Ineligible Holder.

        The McEwen Mining Subscription Rights will trade on the NYSE under the symbol "MUX RT" and on the TSX under the symbol "MUX.RT". The McEwen Mining Subscription Rights will cease trading on the NYSE at the close of trading (New York City time) on the trading day immediately preceding the Expiry Date and on the TSX at noon (New York City time) on the Expiry Date. However, there has been no prior public market for the McEwen Mining Subscription Rights, and we cannot assure holders of McEwen Mining Subscription Rights that a trading market for McEwen Mining Subscription Rights will develop or, if a market develops, that the market will remain available throughout the subscription period. We also cannot assure holders of McEwen Mining Subscription Rights of the prices at which the McEwen Mining Subscription Rights will trade, if at all. If holders of McEwen Mining Subscription Rights do not exercise or sell their McEwen Mining Subscription Rights, they will lose any value inherent in the McEwen Mining Subscription Rights. Holders that do not wish to exercise their McEwen Mining Subscription Rights may sell or transfer their McEwen Mining Subscription Rights through usual investment channels, such as investment dealers and brokers, at the holder's own expense.

        Transfer of McEwen Mining Subscription Rights.    Holders of McEwen Mining Subscription Rights may transfer, other than to an Ineligible Holder, McEwen Mining Subscription Rights in whole by endorsing the rights certificate for transfer. Holders should follow the instructions for transfer included in the information sent to them with their rights certificate. If holders wish to transfer only a portion of the McEwen Mining Subscription Rights, such holders should deliver their properly endorsed rights certificate to the subscription agent. With their rights certificate, such holders should include instructions to register such portion of the McEwen Mining Subscription Rights evidenced thereby in the name of the transferee (and to issue a new rights certificate to the transferee evidencing such transferred McEwen Mining Subscription Rights). Holders may only transfer whole McEwen Mining

Subscription Rights and not fractions of a subscription right. If there is sufficient time before the expiration of the rights offering, the subscription agent will send such holder a new rights certificate evidencing the balance of the McEwen Mining Subscription Rights issued to such holder but not transferred to the transferee. Holders may also instruct the subscription agent to send the rights certificate to one or more additional transferees that is not an Ineligible Holder. If holders of subscription agents wish to sell their remaining McEwen Mining Subscription Rights, such holders may request that the subscription agent send them certificates representing their remaining (whole) McEwen Mining Subscription Rights so that such holders may sell them through their usual investment channels, such as investment dealers and brokers. Holders may also request that the subscription agent sell their McEwen Mining Subscription Rights for them, as described below.

        If a holder wishes to transfer all or a portion of its McEwen Mining Subscription Rights, such holder should allow a sufficient amount of time prior to the Expiry Date for the subscription agent to:

  •
  receive and process such holder's transfer instructions; and

  •
  issue and transmit a new rights certificate to such holder's transferee or transferees with respect to transferred McEwen Mining Subscription Rights, and to such holder with respect to any McEwen Mining Subscription Rights such holder retained.

        If a holder wishes to transfer its McEwen Mining Subscription Rights to any person other than a bank or broker, the signatures on such holder's rights certificate must be guaranteed by an eligible institution.

        Sales of McEwen Mining Subscription Rights Through the Subscription Agent.    If a holder chooses not to sell its McEwen Mining Subscription Rights through usual investment channels, such as investment dealers and broker, such holder may seek to sell its McEwen Mining Subscription Rights through the subscription agent. If a holder wishes to have the subscription agent seek to sell its McEwen Mining Subscription Rights, such holder must deliver its properly executed rights certificate, with appropriate instructions, to the subscription agent. If such holder wants the subscription agent to seek to sell only a portion of its McEwen Mining Subscription Rights, such holder must send the subscription agent instructions setting forth what such holder would like done with the McEwen Mining Subscription Rights, along with such holder's rights certificate.

        If the subscription agent sells McEwen Mining Subscription Rights for a holder, the subscription agent will send such holder a check for the net proceeds from the sale of any of such holder's McEwen Mining Subscription Rights as soon as practicable after the Expiry Date. The aggregate fees charged by the subscription agent for selling the McEwen Mining Subscription Rights will be deducted from the aggregate sale price paid to such holder.

        We cannot assure holders, however, that a market will develop for the McEwen Mining Subscription Rights or that the subscription agent will be able to sell any holders McEwen Mining Subscription Rights.

        Holders desiring to have their McEwen Mining Subscription Rights sold by the subscription agent must have their order to sell their McEwen Mining Subscription Rights to the subscription agent before 11:00 a.m. (New York City time) on November 23, 2012. The subscription agent is required to sell a holder's McEwen Mining Subscription Rights only if the subscription agent is able to find buyers. If the subscription agent cannot sell a holder's McEwen Mining Subscription Rights by 5:00 p.m. (New York City time) on November 26, 2012, the subscription agent will return such holder's rights certificate to it by overnight delivery.

        General Considerations Regarding the Partial Exercise, Transfer or Sale of McEwen Mining Subscription Rights.    The amount of time needed by a holder's transferee to exercise or sell its McEwen Mining Subscription Rights depends upon the method by which the transferor delivers the rights certificates, the method of payment made by the transferee and the number of transactions which the holder instructs the subscription agent to effect. A holder should also allow up to ten business days for such holder's transferee to exercise or sell the McEwen Mining Subscription Rights transferred to it. Neither we nor the subscription agent will be liable to a transferee or transferor of McEwen Mining Subscription Rights if rights certificates or any other required documents are not received in time for exercise or sale prior to 5:00 p.m. (New York City time) on the Expiry Date.

        A holder will receive a new rights certificate upon a partial exercise, transfer or sale of McEwen Mining Subscription Rights only if the subscription agent receives such holder's properly endorsed rights certificate no later than 5:00 p.m. (New York City time) on November 28, 2012. The subscription agent will not issue a new rights certificate if such holder's rights certificate is received after that time and date. If a holder's instructions and rights certificate are received by the subscription agent after that time and date, such holder will not receive a new rights certificate and therefore will not be able to sell or exercise its remaining McEwen Mining Subscription Rights.

        Holders are responsible for all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, exercise, transfer or sale of their McEwen Mining Subscription Rights, except as provided under "THE RIGHTS OFFERING—Fees and Expenses Sale" on page S-58. Any amounts owed by a holder will be deducted from such holder's account.

        Persons interested in selling, transferring or purchasing McEwen Mining Subscription Rights should be aware that the exercise of McEwen Mining Subscription Rights by holders that are located outside of the United States and Canada will not be permitted unless the person exercising the McEwen Mining Subscription Rights meets the conditions and satisfies the procedures described under "—Ineligible Holders" below.

Ineligible Holders

        Holders of McEwen Mining Subscription Rights that reside outside of the United States or Canada and any persons (including any brokers, dealers, custodian banks or other nominees) that have a contractual or legal obligation to forward this document to a jurisdiction outside the United States or Canada should read this section.

        The McEwen Mining Subscription Rights and the shares of McEwen Mining common stock issuable upon the exercise of the McEwen Mining Subscription Rights are not being offered outside of the United States or Canada. Rights certificates will not be sent to any shareholders of McEwen Mining common stock with addresses of record outside of the United States or Canada and, except as described herein, McEwen Mining Subscription Rights may not be exercised by or on behalf of any holder of McEwen Mining Subscription Rights with an address outside of the United States or Canada. Instead, such holders will be sent a copy of this prospectus supplement and accompanying base prospectus together with a letter advising them that their rights certificates will be held by the subscription agent as agent for the benefit of all such Ineligible Holders. The letter will also set out the conditions required to be met, and procedures that must be followed, in order for such Ineligible Holders to participate in the McEwen Mining Rights Offering.

        Notwithstanding any of the foregoing, subscriptions from Qualified Holders will be accepted. Holders of McEwen Mining Subscription Rights that have not received rights certificates but are resident in the United States or Canada or that wish to be recognized as Qualified Holders must contact the subscription agent at the earliest possible time. McEwen Mining Subscription Rights of holders with addresses of record outside of the United States or Canada will be held by the subscription agent until 4:30 p.m. (New York City time) on November 23, 2012 in order to provide such holders with the opportunity to satisfy McEwen Mining that (i) the holder is resident in the United States or Canada, or (ii) the exercise of their McEwen Mining Subscription Rights will not be in violation of securities and other laws applicable in the jurisdiction where such person is resident. From and after 9:00 a.m. (New York City time) on November 26, 2012 and until the Expiry Date, the subscription agent will attempt to sell the McEwen Mining Subscription Rights of Ineligible Holders on such date or dates and at such price or prices and in such markets as the subscription agent determines in its sole discretion. The subscription agent will distribute all proceeds in United States or Canadian dollars to such Ineligible Holders on a pro rata basis (net of brokerage fees and selling expenses and, if applicable, costs incurred and withholding taxes).

        No charge will be made for the sale of McEwen Mining Subscription Rights on behalf of Ineligible Holders by the subscription agent except for a proportionate share of any brokerage commissions incurred by the subscription agent and the costs of or incurred by the subscription agent in connection with the sale of the McEwen Mining Subscription Rights. The proceeds from the sale of McEwen Mining Subscription Rights by the subscription agent (net of brokerage fees and selling expenses and, if applicable, costs incurred and withholding taxes) will be divided on a pro rata basis among Ineligible Holders and delivered to such Ineligible Holders as soon as reasonably practicable, provided that amounts of less than US$10.00 will not be remitted. The subscription agent will act in its capacity as agent of the Ineligible Holders on a best efforts basis only, and none of the Company or the subscription agent accepts any liability for the price obtained on the sale of McEwen Mining Subscription Rights or the inability of the subscription agent to sell the McEwen Mining Subscription Rights. None of the Company or the subscription agent will be subject to any liability for or in connection with the sale of, or failure to sell, any McEwen Mining Subscription Rights on behalf of Ineligible Holders. There is a risk that the proceeds to be received from the sale of McEwen Mining Subscription Rights held by Ineligible Holders would not exceed the costs of or incurred by the subscription agent in connection with the sale of such McEwen Mining Subscription Rights, in which case no sale of McEwen Mining Subscription Rights will occur and no proceeds will be remitted to such Ineligible Holders.

        Holders of McEwen Mining Subscription Rights that are not resident in the United States or Canada should be aware that the acquisition and disposition of any of the McEwen Mining Subscription Rights being issued hereunder and the shares of McEwen Mining common stock issuable upon the exercise of the McEwen Mining Subscription Rights may have tax consequences in the jurisdiction in which they reside which are not described in this prospectus supplement or the accompanying base prospectus. Such holders should consult their own tax advisors about the specific tax consequences of acquiring, holding and disposing of the McEwen Mining Subscription Rights and the shares of McEwen Mining common stock issuable upon the exercise of the McEwen Mining Subscription Rights.

Listing and Trading

        McEwen Mining common stock is listed on the NYSE and the TSX under the symbol "MUX" and all underlying shares of common stock issued in connection with the exercising the subscription rights will also trade on the NYSE and TSX under the symbol "MUX".

        As the rights are transferable, the McEwen Mining Subscription Rights will trade on the NYSE under the symbol "MUX RT" and on the TSX under the symbol "MUX.RT". The McEwen Mining Subscription Rights will cease trading on the NYSE at the close of trading (New York City time) on the trading day immediately preceding the Expiry Date and on the TSX at noon (New York City time) on the Expiry Date, unless we terminate the McEwen Mining Rights Offering sooner.

Shares of McEwen Mining common stock Outstanding After the McEwen Mining Rights Offering

        We anticipate that approximately 209,568,476 shares of McEwen Mining common stock and 85,786,383 Exchangeable Shares (excluding Exchangeable Shares held by McEwen Mining and its subsidiaries) will be issued and outstanding following the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering and fulfillment of the backstop commitment with Mr. McEwen. This assumes that after October 23, 2012, we issue no other shares of McEwen Mining common stock and no Exchangeable Shares are exchanged for shares of McEwen Mining common stock and that no options for McEwen Mining common stock are exercised prior to the Expiry Date.

Effects of the McEwen Mining Rights Offering on Mr. McEwen's Stock and Ownership

        Even though the McEwen Mining Subscription Rights will be offered on a pro rata basis to each holder of McEwen Mining common stock, because of Mr. McEwen's commitment to purchase all of the shares of McEwen Mining common stock offered pursuant to the McEwen Mining Rights Offering that are not purchased by other shareholders in the McEwen Mining Rights Offering, the percentage of McEwen Mining common stock owned by our other shareholders will decrease unless all of our other shareholders exercise the McEwen Mining Subscription Rights they receive in the McEwen Mining Rights Offering in full.

        Set forth below, for illustrative purposes only, are two scenarios that indicate the effect that the McEwen Mining Rights Offering and related share issuance could have on Mr. McEwen's relative interest following the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering. Mr. McEwen beneficially owned as of October 23, 2012 approximately 25%, or 67,203,241 shares, of the 268,504,418 shares of McEwen Mining common stock (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) before giving effect to the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, which holdings consisted of 28,477,527 shares of McEwen Mining common stock and 38,725,714 Exchangeable Shares.

        Scenario A.    If all McEwen Mining Subscription Rights are subscribed for on a pro rata basis by all shareholders of McEwen Mining to whom the McEwen Mining Subscription Rights were issued and all subscription rights to acquire Exchangeable Shares are subscribed for on a pro rata basis by all shareholders of Canadian Exchange Co. to whom subscription rights to acquire Exchangeable Shares were issued in the Canadian Exchange Co. Rights Offering, then Mr. McEwen would continue to beneficially own approximately 25% of the McEwen Mining common stock (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) because all of the McEwen Mining Subscription Rights in connection with the McEwen Mining Rights Offering and all of the subscription rights to acquire Exchangeable Shares in connection with the Canadian Exchange Co. Rights Offering, and Mr. McEwen would not need to purchase any McEwen Mining common shares or Exchangeable Shares pursuant to the backstop commitment.

        Scenario B.    If Mr. McEwen is the only shareholder of McEwen Mining and of Canadian Exchange Co. to acquire shares of McEwen Mining common stock in the McEwen Mining Rights Offering and Exchangeable Shares the Canadian Exchange Co. Rights Offering in accordance with Mr. McEwen's basic subscription privilege and through his commitment to backstop the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, Mr. McEwen would therefore acquire all of the shares of McEwen Mining common stock offered in the McEwen Mining Rights Offering and the Exchangeable Shares offered in the Canadian Exchange Co. Rights Offering, and in such unlikely event Mr. McEwen's beneficial ownership interest would increase by approximately 7% from 25% to 32% (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock).

No Recommendations

        McEwen Mining's board of directors is not making any recommendation as to whether or not you should exercise your McEwen Mining Subscription Rights. You should make your decision based on your own assessment of your best interests.

Other Matters

        The McEwen Mining Rights Offering is not being made in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of McEwen Mining common stock from holders of McEwen Mining Subscription Rights who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the McEwen Mining Subscription Rights. We may delay the commencement of the McEwen Mining Rights Offering in those states or other jurisdictions, or change the terms of the McEwen Mining Rights Offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. We may decline to make modifications to the terms of the McEwen Mining Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the McEwen Mining Subscription Rights you will not be eligible to participate in the McEwen Mining Rights Offering.

Important

        DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES DIRECTLY TO US. YOU ARE RESPONSIBLE FOR CHOOSING THE PAYMENT AND DELIVERY METHOD FOR YOUR SUBSCRIPTION RIGHTS CERTIFICATE, AND YOU BEAR THE RISKS ASSOCIATED WITH SUCH DELIVERY. IF YOU CHOOSE TO DELIVER YOUR SUBSCRIPTION RIGHTS CERTIFICATE AND PAYMENT BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. WE ALSO RECOMMEND THAT YOU ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE TIMELY DELIVERY AND CLEARANCE OF PAYMENT.

PLAN OF DISTRIBUTION

        Each holder of shares of McEwen Mining common stock on the Record Date received one McEwen Mining Subscription Right for each share of McEwen Mining common stock held by such holder as of the Record Date subject to the restrictions described under the heading "General Offering Restrictions" below. Pursuant to the basic subscription privilege, every ten (10) McEwen Mining Subscription Rights entitles the holder thereof, subject to the limitations set out below, to subscribe for one (1) share of McEwen Mining common stock upon payment of the Subscription Price for each share of McEwen Mining common stock for which such holder is subscribing. The Subscription Price is US$2.25. A Prospectus Holder or a Qualified Holder residing in Canada will subscribe for one whole share of McEwen Mining common stock at a price of CDN$2.24 per whole share, which is equal to the Canadian dollar equivalent of the Subscription Price based on the Noon Buying Rate. Pursuant to the over-subscription privilege, holders of McEwen Mining Subscription Rights who exercise their basic subscription privilege in full are entitled to subscribe for additional shares of McEwen Mining common stock, if available, that remain unsubscribed for at the Expiry Date of the McEwen Mining Rights Offering. Under the backstop commitment, Mr. McEwen who beneficially owned as of October 23, 2012 approximately 25%, or 67,203,241 shares, of the 268,504,418 shares of McEwen Mining common stock (assuming all outstanding Exchangeable Shares not held by McEwen Mining or its subsidiaries are exchanged for an equivalent amount of McEwen Mining common stock) before giving effect to the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, which holdings consisted of 28,477,527 shares of McEwen Mining common stock and 38,725,714 Exchangeable Shares, has agreed, subject to certain terms, conditions and limitations, to purchase the all of the unsubscribed shares of McEwen Mining common stock in the McEwen Mining Rights Offering and the Exchangeable Shares in the Canadian Exchange Co. Rights Offering such that the gross proceeds to the Company from the two rights offerings will be US$60.40 million. Mr. McEwen will not receive a fee as consideration for providing the backstop commitment. Any shares of McEwen Mining common stock purchased by Mr. McEwen pursuant to the backstop agreement will be issued in a private placement transaction, exempt from the Securities Act and, accordingly, will be restricted securities. McEwen Mining expects to enter into a registration rights agreement with Mr. McEwen with respect to all registrable securities held by Mr. McEwen, including those issued in connection with the backstop agreement.

        The Subscription Price for the McEwen Mining Rights Offering was determined by the Audit Committee of McEwen Mining's board of directors, consisting of all independent members of McEwen Mining's board of directors. In evaluating the subscription price, the Audit Committee considered a number of factors, including the market price of the McEwen Mining common stock and the market price of the Exchangeable Shares (which are convertible on a one-for-one basis into shares of McEwen Mining common stock) as well as commercial practices in pricing rights offerings, and the price at which Mr. McEwen was willing to backstop the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering. The Subscription Price does not necessarily bear any relationship to the book value of our assets or our past operations, cash flow, losses, financial condition, net worth or any other established criteria to value securities. Accordingly, holders of McEwen Mining Subscription Rights should not consider the Subscription Price as an indication of the value of our Company or of the McEwen Mining common stock to be offered in the McEwen Mining Rights Offering.

        McEwen Mining has not employed any brokers, dealers, dealer managers or underwriters in connection with the solicitation of exercise of McEwen Mining Subscription Rights, and, except as described herein, no fee or sales commissions, fees or discounts will be paid in connection with the McEwen Mining Rights Offering. Certain of our employees may solicit responses from the holders of the McEwen Mining Subscription Rights in connection with the McEwen Mining Rights Offering, but such employees will not receive any commissions or compensation for such services other than their normal employment compensation.

        As the McEwen Mining Subscription Rights are transferable, the McEwen Mining Subscription Rights will trade on the NYSE under the symbol "MUX RT" and the TSX under the symbol "MUX.RT". The McEwen Mining Subscription Rights will cease trading on the NYSE at the close of trading (New York City time) on the trading day immediately preceding the Expiry Date and on the TSX at noon (New York City time) on the Expiry Date, unless McEwen Mining terminates the McEwen Mining Rights Offering sooner.

        The McEwen Mining common stock is listed on the NYSE and the TSX under the symbol "MUX" and all underlying shares of McEwen Mining common stock issued in connection with the exercising the subscription rights will also trade on the NYSE and TSX under the symbol "MUX".

        If you have other questions about the McEwen Mining Rights Offering, please contact McEwen Mining Inc. at 1-866-441-0690 or by email at info@mcewenmining.com or the information agent, Georgeson Inc., toll-free at 1-888-497-9677 (in North America) or 1-212-440-9800 (outside North America), or by email at mux@georgeson.com.

General Offering Restrictions

        This prospectus supplement and accompanying base prospectus covers the offer and sale of the McEwen Mining Subscription Rights within the United States under the Securities Act and the issuance of the shares of McEwen Mining common stock issuable upon the exercise of the McEwen Mining Subscription Rights within the United States under the Securities Act.

        The McEwen Mining Subscription Rights and the issuance of shares of McEwen Mining issuable upon the exercise of the McEwen Mining Subscription Rights have not been qualified under the securities laws of any jurisdiction other than in the United States and Canada. Except as described herein, McEwen Mining Subscription Rights may not be exercised by or on behalf of an Ineligible Holder. This prospectus supplement and accompanying base prospectus is not, and under no circumstances is to be construed as, an offering of any of the McEwen Mining Subscription Rights or the shares of McEwen Mining common stock issuable upon the exercise of the McEwen Mining Subscription Rights for sale in any jurisdiction outside of the United States or Canada or a solicitation therein of an offer to buy any securities. Rights certificates representing the McEwen Mining Subscription Rights will not be sent to any holder of McEwen Mining Subscription Rights with an address of record in jurisdiction outside of the United States or Canada. Instead, such Ineligible Holders will be sent a letter advising them that their rights certificates will be held by the subscription agent, which will hold such McEwen Mining Subscription Rights as agent for the benefit of all such Ineligible Holders. See "THE RIGHTS OFFERING—Ineligible Holders" on page S-63.

        No action has been or will be taken in any jurisdiction other than in the United States and Canada, where action for that purpose is required, which would permit a public offering of the McEwen Mining Subscription Rights or the shares of McEwen Mining common stock issuable upon the exercise of the McEwen Mining Subscription Rights or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any material relating to the McEwen Mining Rights Offering except as set forth herein. Accordingly, the McEwen Mining Subscription Rights and the shares of McEwen Mining common stock issuable upon the exercise of the McEwen Mining Subscription Rights may not be offered, sold or delivered, directly or indirectly, and neither this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the McEwen Mining Rights Offering may be distributed or published, in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

 CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights acquired through the McEwen Mining Rights Offering and the ownership and disposition of the shares of common stock received upon exercise of the subscription rights. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions (including banks), individual retirement and other tax-deferred accounts, tax-exempt organizations, regulated investment companies, real estate investment trusts, "controlled foreign corporations," "passive foreign investment companies," broker-dealers, former U.S. citizens or long-term residents, life insurance companies, persons that hold subscription rights or common stock as part of a hedge against currency or interest rate risks or that hold subscription rights or common stock as part of a straddle, conversion transaction, or other integrated investment, or U.S. holders that have a functional currency other than the U.S. dollar. This discussion does not address any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction or any U.S. federal estate, gift, or alternative minimum tax consequences. Except where noted, this summary deals only with subscription rights and common stock issued upon exercise of subscription rights, in each case, held as capital assets within section 1221 of the Code.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of subscription rights or common stock, as applicable, that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a domestic trust for U.S. federal income tax purposes.

        For purposes of this summary, a "non-U.S. holder" is a beneficial owner of subscription rights or common stock that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of subscription rights or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations with respect to the purchase, ownership, and disposition of our subscription rights or common stock.

        A HOLDER OF COMMON SHARES AND/OR SUBSCRIPTION RIGHTS IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE APPLICATION OF UNITED STATES FEDERAL TAX LAWS TO ITS PARTICULAR SITUATION AND ANY TAX CONSEQUENCES

ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-UNITED STATES OR OTHER TAXING JURISDICTION.

Taxation of Shareholders Receiving the Rights

Receipt of Subscription Rights

        Your receipt of subscription rights pursuant to the McEwen Mining Rights Offering should be treated as a non-taxable distribution for U.S. federal income tax purposes. Under Section 305 of the Code, a stockholder who receives a right to acquire common stock will, in certain circumstances, be treated as having received a taxable dividend in an amount equal to the value of such right. A holder of McEwen Mining common stock who receives a right to acquire common stock generally will be treated as having received a taxable dividend if such stockholder's proportionate interest in the earnings and profits or assets of the corporation is increased and any other stockholder receives a distribution of cash or other property. The application of this rule is very complex and subject to uncertainty. We believe, however, that pursuant to Section 305 of the Code and the Treasury Regulations issued thereunder, the receipt of subscription rights should generally not be taxable to a stockholder for U.S. federal income tax purposes.

        This position, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to holders of McEwen Mining common stock as a dividend to the extent of the holder's pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. The remaining discussion assumes that the subscription right issuance will be treated as a non-taxable distribution for U.S. federal income tax purposes under Section 305 of the Code.

Tax Basis and Holding Period of the Subscription Rights

        If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the respective fair market values of the existing shares of common stock and the subscription rights determined on the date you receive the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

        However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their respective fair market values determined on the date you receive the subscription rights.

        The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including the trading price thereof.

        Your holding period of the subscription rights will include your holding period of the shares of common stock with respect to which the subscription rights were distributed.

Expiration of Subscription Rights

        If you allow subscription rights received in the McEwen Mining Rights Offering to expire, you will not recognize any gain or loss for U.S. federal income tax purposes, and you should reallocate any portion of the tax basis in your existing shares of common stock previously allocated to the subscription rights that have expired to your existing shares of common stock.

Taxation of the Company with Respect to the Rights

        We will not recognize any gain, other income, or loss upon the issuance of the subscription rights, the lapse of the subscription rights, or the receipt of payment for shares of McEwen Mining common stock upon exercise of the subscription rights.

Taxation of U.S. Holders with Respect to the Sale, Exercise, or Other Disposition of Rights

Sale or other disposition of subscription rights

        If you sell or otherwise dispose of your subscription rights prior to the Expiry Date, you will recognize capital gain or loss equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property you receive and (b) your tax basis, if any, in the subscription rights sold or otherwise disposed of. Such gain or loss generally will be long-term capital gain or loss if your holding period for the subscription rights at the time of the sale or other disposition exceeds one year. Prior to January 1, 2013, long-term capital gain recognized by a non-corporate U.S. holder is generally subject to a maximum tax rate of 15%. Under current law, the 15% rate is scheduled to increase as of January 1, 2013, but this change in rate may be deferred or altered by subsequent changes in the law. Your ability to offset ordinary income with capital losses is subject to limitations.

Exercise of subscription rights

        Generally, you will not recognize gain or loss on the exercise of a subscription right and the related receipt of a share of common stock. Your tax basis in a new share of common stock acquired when you exercise a subscription right will be equal to the sum of (a) your adjusted tax basis in the subscription right, if any, plus (b) the subscription price paid for such share. The holding period of a share of common stock acquired when you exercise your subscription rights will begin on the date of exercise.

Taxation of U.S. Holders with Respect to McEwen Mining Company Stock

Distributions on common stock

        If we make a distribution of cash or other property (other than certain pro rata distributions of McEwen Mining common stock) in respect of McEwen Mining common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that we make distributions on shares of McEwen Mining common stock in excess of our current and accumulated earnings and profits, the amount of these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce your adjusted tax basis in your shares of McEwen Mining common stock by the amount of the distribution, but not below zero. The amount of any distributions in excess of our current and accumulated earnings and profits and in excess of your adjusted tax basis in the shares will be taxable as gain from the sale or other disposition of common stock, as described below.

        Subject to certain exceptions, dividends received by certain non-corporate U.S. holders during taxable years beginning before January 1, 2013 will be taxed at a maximum rate of 15% (the same as the maximum rate applicable to long-term capital gains). Under current law, this 15% rate is scheduled to increase as of January 1, 2013, but this change in rate may be deferred or altered by subsequent changes in the law.

        To the extent that we pay a portion of a dividend in shares of McEwen Mining common stock, you may be required to pay tax on the entire amount distributed, including the portion paid in shares of McEwen Mining common stock, in which case you might be required to pay the tax using cash from other sources. If you sell the shares of McEwen Mining common stock that you receive as a dividend in order to pay this tax, the sales proceeds may be greater or less than the amount included in income with respect to the distribution, depending on the market price of our shares of common stock at the time of the sale, and, if greater, you will incur additional taxable gain and possibly additional tax liability.

Sale or other disposition of common stock

        If you sell or otherwise dispose of your shares of common stock, you will generally recognize capital gain or loss equal to the difference between (a) the amount of cash plus the fair market value of any property you receive and (b) your tax basis in the shares of common stock sold or otherwise disposed of. Such gain or loss generally will be long-term capital gain or loss if your holding period for the common stock at the time of the sale or other disposition exceeds one year. Prior to January 1, 2013, long-term capital gain recognized by a non-corporate U.S. holder is generally subject to a maximum tax rate of 15%. Under current law, the 15% rate is scheduled to increase as of January 1, 2013, but this change in rate may be deferred or altered by subsequent changes in the law. Your ability to offset ordinary income with capital losses is subject to limitations.

Additional Tax on Passive Income

        For taxable years beginning after December 31, 2012, recently-enacted legislation will impose a 3.8% Medicare tax on the net investment income (which includes, among other things, taxable dividends and net gain from a disposition of subscription rights or shares of McEwen Mining common stock) of certain U.S. individuals, trusts, and estates whose income exceeds certain thresholds. If you are a U.S. holder that is an individual, estate, or trust, you should consult your tax advisors regarding the application of this additional tax in your particular circumstances.

Taxation of non-U.S. holders with Respect to the Sale, Exercise, or Other Disposition of Rights

Sale or other disposition of McEwen Mining common stock or subscription rights

        As a non-U.S. holder, you generally are not be subject to U.S. federal income tax on any gain realized upon a sale or other disposition of subscription rights or common stock unless:

  •
  such gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

  •
  you are a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met (except as provided by an applicable income tax treaty); or

  •
  the Company is or has been a United States real property holding company ("USRPHC"), as defined below, for U.S. federal income tax purposes at any time during the shorter of (a) the five-year period ending on the date of such sale or other disposition and (b) your holding period with respect to the subscription rights.

        Unless an applicable treaty provides otherwise, gain described in the first bullet point above generally will be subject to regular U.S. federal income tax as if you were a U.S. holder and, if you are a non-U.S. holder taxed as a corporation, may be subject to a branch profits tax imposed at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

        If you fall under the second bullet point above, you will generally be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from a sale or other disposition, which may be offset by certain U.S.-source capital losses (notwithstanding the fact that you are not considered a resident of the United States).

        With respect to the third bullet point above, we believe that we currently are a USRPHC and that there is a substantial likelihood that we will continue to be a USRPHC in the future. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes).

        Under the US federal income tax laws, in particular the Foreign Investments in Real Property Tax Act ("FIRPTA"), a "United States real property interest ("USRPI") generally includes an interest (other than an interest solely as a creditor) in a USRPHC. Based on the assumptions above, we believe that shares of McEwen Mining common stock and subscription rights will be treated as USRPIs, unless an applicable exception applies. A non-U.S. holder that disposes of a USRPI may be required to pay U.S. federal income tax with respect to such disposition in the same manner as a U.S. holder (referred to as the "FIRPTA tax"). In addition, any person that acquires a USRPI from a non-U.S. holder may be required to withhold a U.S. federal withholding tax equal to 10% of the gross proceeds paid to the non-U.S. holder (referred to as "FIRPTA withholding tax") and remit such amount to the IRS. A non-U.S. holder that is subject to the FIRPTA tax or FIRPTA withholding tax will be required to timely file a U.S. federal income tax return reporting any required amounts as income effectively connected with the conduct of a trade or business in the United States and pay any FIRPTA tax due upon the filing of such return (or, depending upon the circumstances, earlier through estimated payments). Any FIRPTA withholding tax paid with respect to a non-U.S. holder will be treated as a payment on account of such non-U.S. holder's FIRPTA tax liability.

        Even if we are a USRPHC at the time you sell or otherwise dispose of your shares of McEwen Mining common stock or subscription rights, gain arising from such sale or other disposition will generally not be subject to FIRPTA tax or FIRPTA withholding tax if:

  •
  in the case of McEwen Mining common stock, (a) shares of McEwen Mining common stock are "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and (b) you own or owned, actually and constructively, 5% or less of the shares of McEwen Mining common stock throughout the five-year period ending on the date of the sale or other disposition; and

  •
  in the case of subscription rights, either (a)(i) shares of McEwen Mining common stock are "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, (ii) the subscription rights are not considered regularly traded on an established securities market, and (iii) you do not own, actually or constructively, subscription rights with a fair market value greater than the fair market value of 5% of the shares of McEwen Mining common stock, determined as of the date that you acquired your subscription rights, or (b)(i) the subscription rights are considered regularly traded on an established securities market, and (ii) you own or owned, actually and constructively, 5% or less of the subscription rights throughout the five-year period ending on the date of the sale or other disposition.

        We expect the shares of McEwen Mining common stock and, for a limited time, our subscription rights to be regularly traded on an established securities market. Thus, as long as you do not own, or have not owned during the five-year period ending on the date of the sale or other disposition, (a) more than 5% of the shares of McEwen Mining common stock or (b) subscription rights with a fair market value greater than the fair market value of 5% of the shares of McEwen Mining common stock, then gain arising from the sale of your shares of McEwen Mining common stock or subscription rights generally will not be subject to FIRPTA tax or FIRPTA withholding tax.

Exercise of subscription rights

        You will generally not recognize any gain or loss upon the exercise of your subscription rights, provided that such subscription rights are exempt from tax under FIRPTA. However, if a disposition of your subscription rights would be subject to tax under FIRPTA as discussed above, the exchange of such subscription rights for common stock may be taxable (e.g., if the subscription rights are considered regularly traded on an established securities market and you own more than 5% of the total fair market value of subscription rights outstanding, but after exercise of your subscription rights, you hold and have held throughout the five-year period ending on the date of the exercise 5% or less of the total amount of McEwen Mining common stock outstanding). Non-U.S. holders should consult their tax advisors regarding the tax consequences of the exercise of the subscription rights in their particular circumstances.

Taxation of Non-U.S. Holders with Respect to McEwen Mining Company Stock

Distributions on common stock

        If you receive a distribution with respect to common stock, the distribution will generally be taxed as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). You generally will be subject to U.S. federal withholding tax at a 30% rate on the gross amount of such taxable dividend unless:

  •
  the dividend is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment) and you provide to the person who otherwise would be required to withhold U.S. tax an IRS Form W-8ECI (or other suitable substitute or successor form) to avoid withholding; or

  •
  an applicable income tax treaty provides for a lower rate of withholding tax and you certify your entitlement to benefits under the treaty by delivering a properly-completed IRS Form W-8BEN (or other suitable substitute or successor form) to the person required to withhold U.S. tax.

        Except to the extent provided by an applicable income tax treaty, a dividend that is effectively connected with the conduct of a U.S. trade or business, although not subject to U.S. federal withholding tax, will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. holders generally. A non-U.S. holder that is taxable as a corporation for U.S. federal income tax purposes that receives effectively connected dividends may also be subject to an additional branch profits tax imposed at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

        In general, payments made to you of proceeds from the sale of other disposition of subscription rights or shares of common stock may be subject to information reporting to the IRS. Copies of information returns may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty or applicable tax information exchange agreement. In addition, under the U.S. federal income tax laws, backup withholding at the statutory rate may apply to the amount paid to certain holders who are not "exempt" recipients. Currently the backup withholding statutory rate is 28%, but this rate is scheduled to increase to 31% for payments made on or after January 1, 2013, unless current individual income tax rates are extended. "Exempt" recipients (including, among others, corporations and certain non-U.S. holders) must establish their entitlement to an exemption by providing their taxpayer identification number or otherwise complying with the backup withholding rules.

        Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's or non-U.S. holder's U.S. federal income tax liability, if any, provided that the required information is provided to the IRS in a timely manner.

Foreign Account Tax Compliance Act

        On February 8, 2012, the Treasury Department issued proposed regulations relating to the Foreign Account Tax Compliance Act ("FATCA"), which was enacted in March 2010. As a general matter, under the proposed regulations, for payments made after December 31, 2013, certain foreign financial institutions and non-financial foreign entities will be subject to a 30% U.S. federal withholding tax on dividends on McEwen Mining common stock unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity, or (iii) the foreign entity is otherwise excepted under FATCA. In addition, if such disclosure requirements are not satisfied, under the proposed regulations, withholding on gross proceeds from the sale or other disposition of McEwen Mining common stock by such foreign financial institutions and non-financial foreign entities will generally begin for sales or other dispositions after December 31, 2014. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. A holder should consult its tax advisors regarding the possible implications of these withholding provisions on its particular situation.

        Notwithstanding the foregoing, the proposed regulations will not be effective until issued in final form. There can be no assurance either as to when final regulations relating to FATCA will be issued or as to the particular form that those final regulations might take. If withholding is required under FATCA on a payment related to McEwen Mining common stock, holders that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. A holder should consult its tax advisors regarding the effect of FATCA in its particular circumstances.

CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Fraser Milner Casgrain LLP, Canadian counsel to McEwen Mining, the following is a summary of the material Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the "Tax Act") generally applicable to holders of shares of common stock of McEwen Mining ("Common Stock") who receive subscription rights to acquire additional Common Stock of McEwen Mining pursuant to the McEwen Mining Rights Offering (a "subscription right"), who, for the purposes of the Tax Act and at all relevant times, (i) are, for purposes of the Tax Act and any applicable income tax treaty or convention, resident or deemed to be resident in Canada, (ii) hold their existing Common Stock, and will hold such subscription rights and Common Stock, as the case may be, as capital property, (iii) is not affiliated with McEwen Mining, and (iv) deals with McEwen Mining at arm's length (a holder of Common Stock who meets all of the foregoing requirements is referred to in this summary as a "Resident Holder"). A subscription right or Common Stock generally will be capital property to a Resident Holder unless it is held in the course of carrying on a business of trading in or dealing in securities, or it has been acquired in a transaction or transactions considered to be an adventure or concern in the nature of trade.

        This summary does not address holders who acquire subscription rights other than those qualified for distribution pursuant to this prospectus supplement and the accompanying base prospectus. In addition, this summary does not apply to a Resident Holder (i) that is a "financial institution" for purposes of the mark to market rules in the Tax Act; (ii) that is a "specified financial institution" for purposes of the Tax Act; (iii) an interest in which would be a tax shelter investment within the meaning of the Tax Act; (iv) that has elected under the Tax Act to determine its Canadian tax results in a currency other than Canadian currency; or (v) in relation to which McEwen Mining is a "foreign affiliate" as defined in the Tax Act. This summary does not address the deductibility of interest by a Resident Holder who borrows money to exercise any subscription rights offered pursuant to the McEwen Mining Rights Offering. Such Resident Holders should consult their own tax advisors.

        This summary is based on the terms of the subscription rights as described in this prospectus supplement, the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (the "Tax Proposals") before the date of this prospectus supplement, and the current published administrative policies and assessing practices of the Canada Revenue Agency ("CRA"). No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

        This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations applicable to the offering of the subscription rights. The income tax consequences of the offering of the subscription rights will vary according to the status of the holder, the jurisdiction in which the holder resides or carries on business, and the holder's own particular circumstances. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. All Resident Holders should obtain independent advice from their own tax advisors regarding the income tax considerations to them of the offering having regard to their own particular circumstances.

        For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of subscription rights or Common Stock must be expressed in Canadian dollars (including adjusted cost base, proceeds of disposition and dividends). For purposes of the Tax Act, amounts denominated in a foreign currency generally must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

        This summary is based on the assumptions that McEwen Mining is a non-resident of Canada for purposes of the Tax Act.

ACQUISITION, HOLDING, DISPOSITION AND EXPIRY OF RIGHTS

Acquisition of Subscription Rights

        A Resident Holder that receives a subscription right pursuant to the rights offering will not be required to include the value of such subscription right in computing the income of the Resident Holder for purposes of the Tax Act. Subscription rights received by a Resident Holder pursuant to the McEwen Mining Rights Offering will have an adjusted cost base of nil.

        The cost of a subscription rights acquired by a Resident Holder other than pursuant to the McEwen Mining Rights Offering will be averaged with the adjusted cost base of all other subscription rights held by that Resident Holder as capital property immediately prior to such acquisition for the purposes of determining the adjusted cost base to that Resident Holder of each subscription right so held.

Exercise of Subscription Rights

        The exercise of a subscription right will not constitute a disposition of that subscription right for purposes of the Tax Act and, accordingly, a Resident Holder will not realize a gain or loss on such exercise.

        The aggregate cost to a Resident Holder of the Common Stock acquired on the exercise of such subscription right, will be equal to the Resident Holder's adjusted cost base of such subscription right, if any, immediately before the exercise.

        The adjusted cost base to a Resident Holder at any time of Common Stock received on an exercise of a subscription right will be determined by averaging the cost of such Common Stock with the adjusted cost base of any other Common Stock owned by the Resident Holder as capital property at that time.

Disposition of Subscription Rights

        A Resident Holder that disposes of or is deemed to dispose of a subscription right (other than by exercise of the subscription right) generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the subscription right exceed (or are exceeded by) the aggregate of the Resident Holder's adjusted cost base thereof and any reasonable costs of disposition. The tax treatment of any capital gain (or capital loss) realized on the disposition of a subscription right (otherwise than by the exercise of the subscription right) is described below under the heading "Certain Material Canadian Federal Income Tax Considerations—Residents of Canada—Taxation of Capital Gains and Capital Losses".

Expiry of Subscription Rights

        The expiry or termination of an unexercised subscription right will result in a capital loss to a Common Shareholder equal to the adjusted cost base, if any, of the subscription right immediately before its expiry or termination. Any such capital loss will be subject to the treatment described below under the heading "Certain Material Canadian Federal Income Tax Considerations—Residents of Canada—Taxation of Capital Gains and Capital Losses".

Holding and Disposing of Common Stock Received on the Exercise of a Subscription Right

  Receipt of Dividends on Common Stock

        Dividends on Common Stock will be included in the recipient's income for the purposes of the Tax Act. Such dividends received by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A Resident Holder that is a corporation must include such dividends in computing its income and generally will not be entitled to deduct the amount of the dividends in computing its taxable income.

        A Resident Holder that, throughout the relevant taxation year, is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay a refundable tax of 6 2/3% on its "aggregate investment income" (as defined in the Tax Act), including dividends received on Common Stock that are not deductible in computing taxable income.

        A Resident Holder may be entitled to a foreign tax credit or deduction for any United States non-resident withholding tax paid on dividends received on Common Stock to the extent and under the circumstances provided in the Tax Act.

  Disposition of Common Stock

        On a disposition or a deemed disposition of Common Stock, a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Common Stock exceed (or are exceeded by) the aggregate of the Resident Holder's adjusted cost base thereof and any reasonable costs of disposition. The tax treatment of any such capital gain (or capital loss) is described under "Certain Material Canadian Federal Income Tax Considerations—Residents of Canada—Taxation of Capital Gains and Losses".

        Resident Holders that are subject to U.S. taxation on the disposition of Common Stock should consult their own tax advisors with respect to their entitlements to claim exemption from U.S. taxation on the disposition under the provisions of the Canada—United States Tax Convention (1980) (the "US Treaty") and/or their eligibility for a foreign tax credit or a deduction in respect of such amounts under the Tax Act.

Taxation of Capital Gains and Capital Losses

        One-half of any capital gain (a "taxable capital gain") realized by a Resident Holder in a taxation year must be included in the Resident Holder 's income for the year, and one-half of any capital loss (an "allowable capital loss") realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year (subject to and in accordance with rules contained in the Tax Act). Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

        A Resident Holder that, throughout the relevant taxation year, is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay a refundable tax of 6 2/3% on its "aggregate investment income" (as defined in the Tax Act), including any taxable capital gains.

        If the Resident Holder is a corporation, the amount of any capital loss realized on a disposition or deemed disposition of such share may be reduced by the amount of dividends received or deemed to have been received by it on such share (and in certain circumstances a share exchanged for such share) to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns such shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Alternative Minimum Tax

        Individuals and certain trusts that receive or are deemed to receive taxable dividends on Common Stock or that realize a capital gain on the disposition or deemed disposition of subscription right or Common Stock, may realize an increase in their liability for alternative minimum tax under the Tax Act.

Eligibility for Investment

        Based on the provisions of the Tax Act in effect on the date hereof, the subscription rights and Common Stock issuable upon exercise of the subscription rights would be, if issued on the date hereof, "qualified investments" as defined in the Tax Act for trusts governed by registered retirement savings plans ("RRSPs"), registered retirement income funds ("RRIFs"), deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax-free savings accounts ("TFSAs") under the Tax Act (collectively, "Exempt Plans") provided that the subscription rights and Common Stock issuable upon the exercise of the subscription rights are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSX).

        Notwithstanding that the subscription rights and Common Stock issuable upon exercise of the subscription rights may be qualified investments as described above, the holder of a trust governed by a TFSA or the annuitant under a RRSP or RRIF that holds subscription rights or Common Stock will be subject to a penalty tax if such subscription rights or Common Stock are a "prohibited investment" for the purposes of the Tax Act. The subscription rights and Common Stock will generally be a "prohibited investment" if the holder or the annuitant, as the case may be, does not deal at arm's length with McEwen Mining for the purposes of the Tax Act or the holder or the annuitant, as the case may be, has a "significant interest" (within the meaning of the Tax Act) in McEwen Mining or a corporation, partnership or trust with which McEwen Mining does not deal at arm's length for the purposes of the Tax Act. A prospective Resident Holder should consult its own tax advisors regarding its particular circumstances, including with respect to any potential relief from the application of the prohibited investment rules under an undated letter of the Department of Finance (Canada) provided in 2012 by it to the Joint Committee on Taxation of the Canadian Bar Association and the Canadian Institute of Chartered Accountants.

Foreign Property Information Reporting

        In general, a "specified Canadian entity" for a taxation year or fiscal period whose total cost amount of "specified foreign property" (both as defined in the Tax Act) at any time in the year or fiscal period exceeds CDN$100,000, is required to file an information return for the year or period disclosing prescribed information, including the cost amount, any dividends received in the year, and any gains or losses realized in the year in respect of such property. On March 4, 2010, Proposed Amendments to expand existing reporting requirements with respect to specified foreign property to require more detailed information were announced. As of the date hereof, no detailed legislative proposals or revised administrative policies with respect to such amended reporting requirements have been made public. Subject to certain exceptions, a Resident Holder will be a specified Canadian entity.

        Specified foreign property is defined in the Tax Act to include shares of the capital stock of a non-resident corporation and property that, under the terms or conditions thereof or any agreement related thereto, is convertible into, exchangeable for or confers a right to acquire, property that is a share of the capital stock of a non-resident corporation. As such, Common Stock is specified foreign property to a Resident Holder. Accordingly, Resident Holders should consult their own tax advisors regarding compliance with these rules.

Offshore Investment Fund Property

        The Tax Act contains rules which, in certain circumstances, may require a Resident Holder to include in income in each taxation year an amount in respect of the acquisition and holding of interests in "offshore investment fund property". Both of the following conditions must be satisfied in order for these rules to apply in respect of Common Stock held by a Resident Holder:

          (a)   the Common Stock may reasonably be considered to derive its value, directly or indirectly, primarily from portfolio investments in: (i) shares of the capital stock of one or more corporations; (ii) indebtedness or annuities; (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities; (iv) commodities; (v) real estate; (vi) Canadian or foreign resource properties; (vii) currency of a country other than Canada; (viii) rights or options to acquire or dispose of any of the foregoing; or (ix) any combination of the foregoing (collectively, "Investment Assets"); and

          (b)   it must be reasonable to conclude, having regard to all the circumstances, that one of the main reasons for the holder acquiring, holding or having the Common Stock was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act had the income, profits and gains been earned directly by such holder.

        If applicable, these rules would generally require a Resident Holder of Common Stock to include in income for each taxation year in which such holder holds the Common Stock, the amount, if any, by which (i) an imputed return for the taxation year computed on a monthly basis and calculated as the product obtained when the holder's "designated cost" (as defined in the Tax Act) of the Common Stock at the end of the month is multiplied by 1/12th of the total of the prescribed rate for the period that includes such month and two percent; exceeds (ii) the holder's income, including dividends received, from the Common Stock for the year (other than capital gains) determined without reference to these rules. Any amount required to be included in computing a shareholder's income in respect of Common Stock under these rules would be added to the adjusted cost base to the holder of such Common Stock.

        These rules are complex and their application depends, to a large extent, on the reasons for acquiring or holding Common Stock. Resident Holders are urged to consult their own tax advisors regarding the application and consequences of these rules.

 LEGAL MATTERS

        The validity of the shares of McEwen Mining common stock and the McEwen Mining Subscription Rights offered hereby has been passed upon for us by Hogan Lovells US LLP. Certain federal U.S. and Canadian tax matters have been passed upon for us by Hogan Lovells US LLP and Frasner Milner Casgrain LLP, respectively, as set forth under "CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES".

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of KPMG LLP, Toronto, Canada, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act. Accordingly, we file quarterly, annual, and current reports, proxy statements and other reports with the SEC. You can read and copy our public documents filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC's Public Reference Room. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. Our filings with the SEC are available at such Internet website (www.sec.gov).

        The information in this prospectus may not contain all of the information that may be important to you. You should read this entire prospectus, as well as the information incorporated herein by reference, before making an investment decision. We have filed a shelf registration statement on Form S-3 with the SEC covering, among other securities which we may issue from time to time in the future, the subscription rights and shares of our shares of common stock offered hereby. This prospectus supplement, which forms a part of the shelf registration statement, does not contain all of the information included in the shelf registration statement. For further information about us and the subscription rights and shares of McEwen Mining common stock offered hereby, you should refer to the shelf registration statement and its exhibits. You can obtain the full shelf registration statement from the SEC as indicated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents (except to the extent that any information contained in those documents is deemed "furnished" in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 12, 2012 and Form 10-K/A filed with the SEC on June 18, 2012;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed with the SEC on May 9, 2012 and August 8, 2012, respectively;

  •
  our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on March 12, 2012, April 4, 2012, April 18, 2012, April 14, 2012, May 9, 2012, May 18, 2012 and August 9, 2012;

  •
  our shelf registration statement on Form S-3, filed with the SEC on June 18, 2012 and declared effective on August 3, 2012; and

  •
  any of our future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act until the termination or expiration of the McEwen Mining Rights Offering.

        This prospectus incorporates documents by reference that are not presented or delivered with this prospectus. You may obtain copies of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. We will provide without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request, a copy of any or all of the foregoing filings incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:

McEwen Mining Inc.
181 Bay Street, Bay Wellington Tower, Suite 4750
P.O. Box 792
Toronto, ON
Canada M5J 2T3
Attn: Investor Relations
(866) 441-0690

PROSPECTUS

MCEWEN MINING INC.

$200,000,000

Debt Securities (which may be guaranteed by one or more of our Co-Registrants)
Common Stock
Warrants
Subscription Rights
Subscription Receipts

        This prospectus relates to the issuance, offer and sale from time to time by McEwen Mining Inc. of: debt securities (which may be guaranteed by one or more of our Co-Registrants); common stock; warrants to purchase debt securities or common stock, which we refer to as debt warrants and warrants, respectively; subscription rights to purchase shares of common stock, debt warrants, warrants or other securities; and subscription receipts that may be exchanged for debt securities, common stock, debt warrants or warrants. We refer to our debt securities (which may be guaranteed by one or more of our Co-Registrants), common stock, debt warrants, warrants, subscription rights and subscription receipts collectively as the securities.

        This prospectus describes some of the general terms that may apply to the securities we may issue or offer. Each time that securities are offered and sold or issued by us using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering or issuance. The supplement also may add or update information contained in this prospectus. You should read this prospectus, any post-effective amendment and any prospectus supplement carefully before you invest.

        The securities may be offered and sold or issued by us to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See "Plan of Distribution" beginning on page 30 of this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "MUX." Our common stock as more fully described beginning on page 32 of this prospectus, is also listed on the Toronto Stock Exchange under the symbol "MUX". Our exchangeable shares issued in 2012, as more fully described beginning on page 33, are listed on the Toronto Stock Exchange under the symbol "MAQ".

        Investing in our securities involves risks. For a discussion of risk factors that you should consider in investing in our securities, see the section entitled "Risk Factors," beginning on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 3, 2012

Prospectus

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"), utilizing a "shelf" registration process. Under this process, McEwen Mining Inc., US Gold Canadian Acquisition Corporation ("2007 Exchange Co."), Nevada Pacific Gold Ltd. ("Nevada Pacific"), Tone Resources Limited ("Tone"), White Knight Resources Ltd. ("White Knight"), US Gold Alberta ULC ("US Gold Alberta"), Tonkin Springs Gold Mining Company ("Tonkin Springs Gold"), Tonkin Springs Venture Limited Partnership ("Tonkin Springs Venture"), Tonkin Springs LLC ("Tonkin Springs LLC"), U.S. Environmental Corporation ("US Environmental"), McEwen Mining—Minera Andes Acquisition Corp. ("Canadian Exchange Co.") and McEwen Mining (Alberta) ULC ("Callco"), and Minera Andes Inc. ("Minera Andes") (which we generally refer to collectively as "we", "us", "McEwen Mining" or the "Company" in this prospectus, as applicable, and 2007 Exchange Co., Canadian Exchange Co., Callco, Minera Andes, Nevada Pacific, Tone, White Knight, US Gold Alberta, Tonkin Springs Gold, Tonkin Springs Venture, Tonkin Springs LLC, and U.S. Environmental may be referred to each as a "Co-Registrant" and collectively as "Co-Registrants," as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer, sell or issue. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered, sold or issued at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, any post-effective amendment, any prospectus supplement, and any information incorporated by reference into the prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, "Where to Find Additional Information" and "Incorporation of Certain Information by Reference" and any additional information you may need to make your investment decision.

        This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: McEwen Mining Inc., at 181 Bay Street, Bay Wellington Tower, Suite 4750, Toronto, ON Canada M5J 2T3, (866) 441-0690. To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.

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        Readers should rely only on the information provided or incorporated by reference in this prospectus, any post-effective amendment, or any prospectus supplement. Readers should not assume that the information in this prospectus, any post-effective amendment, or any prospectus supplement is accurate as of any date other than the date on the front cover of the document. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

        Unless otherwise stated, currency amounts in this prospectus are stated in U.S. dollars, or "$".

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 OUR COMPANY

        McEwen Mining is engaged in the exploration for and production of precious metals in the U.S., Mexico and Argentina. We were organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation and on March 16, 2007, we changed our name to US Gold Corporation. On January 24, 2012, we changed our name to McEwen Mining Inc.

        Our objective is to increase the value of our shares through the exploration, development, and extraction of gold, silver and other valuable minerals. Other than the Company's San José Mine in Argentina, we generally conduct our exploration activities as sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We own our mineral interests and property and operate our business through various subsidiary companies, each of which is owned entirely, directly, or indirectly, by us.

        In June 2007, we completed three simultaneous acquisitions, significantly increasing our land position in Nevada and Mexico. The assets of these three companies, Nevada Pacific, Tone and White Knight (the "2007 Acquired Companies"), included a portfolio of properties in Nevada and Mexico. As a result of these acquisitions, we now hold interests in approximately 254 square miles in Nevada, and approximately 1,631 square miles of mineral concessions in west central Mexico. In 2011, we began efforts to place one of our Mexican properties into production with mining expected to commence at the end of the second quarter of 2012, and are taking steps to place one of our Nevada properties into production.

        On January 24, 2012, we completed the acquisition of Minera Andes by way of a court-approved plan of arrangement under the Business Corporations Act (Alberta).

        We presently hold an interest in numerous exploration and development stage properties and projects in Mexico, Nevada and Argentina, as well as a 49% equity interest in the gold-silver San José Mine in Santa Cruz Province, Argentina. Prior to the acquisition of Minera Andes, we had not generated revenue from operations since 1990. As a result of the acquisition of Minera Andes, we expect to generate revenue in 2012 from our 49% interest in the San José Mine.

        We hold interests in approximately 1,631 square miles of mineral concessions in west central Mexico. Our primary property in Mexico is the El Gallo Complex, located in Sinaloa state on the Sierra Madre Trend, a geological area of significant gold and silver mineralization. In 2010, we completed two estimates of mineralized material on the El Gallo Complex and in February 2011, we completed an NI 43-101 Compliant Preliminary Economic Assessment of that Complex. On August 31, 2011, we announced the commencement of work towards the first phase of production on the El Gallo Complex and we intend to complete a Technical Report that will evaluate production coming from the Phase 2 area at the El Gallo Complex by approximately the middle of 2012.

        We hold interests in approximately 254 square miles in Nevada, United States. The majority of our Nevada properties, including our interests in our Gold Bar project and the Tonkin Complex, are located along the Cortez Trend, in north central Nevada. We also own property, including our Limo project, on the southern end of the Carlin Trend. Both the Cortez Trend and Carlin Trend are geological areas of significant gold discoveries. In 2006, we commenced comprehensive exploration of our Tonkin property in an effort to identify additional mineralized material. From 2008 through 2009, we drilled various targets on our Gold Bar and Limo projects, as well as expanded the quantity of estimated mineralized material at our Gold Bar project in updated technical reports. In 2010, we completed a Preliminary Economic Assessment for our Gold Bar project and in 2011 completed a pre-feasibility study under NI 43-101 on the project. The Company has decided to place the property into production, subject to receipt of necessary permits.

        Effective January 24, 2012, we acquired Minera Andes and in turn acquired: a 49% interest in Minera Santa Cruz SA, owner of the San José Silver-Gold Mine in Santa Cruz, Argentina; a 100% interest in the Los Azules Copper Deposit in San Juan, Argentina, and a large portfolio of exploration properties in Santa Cruz, Argentina. The San José Mine is operated by the majority owner of the joint venture, Hochschild Mining plc. We currently hold mineral rights and applications for mineral rights covering approximately 944 square miles in Argentina.

        Our principal executive office is located at 181 Bay Street, Bay Wellington Tower, Suite 4750, Toronto, ON Canada M5J 2T3 and our telephone number is (866) 441-0690. We also maintain offices in San Juan (Argentina), Guamuchil (Mexico), and Elko and Reno. Our website is www.mcewenmining.com. We make available our periodic reports and press releases on our website. Our common stock is listed on the New York Stock Exchange ("NYSE") and on the Toronto Stock Exchange ("TSX"), in each case, under the symbol "MUX". Shares of Canadian Exchange Co. which are exchangeable on a one-for-one basis into McEwen Mining common stock and which were issued in connection with our acquisition of Minera Andes, are listed on the TSX under the symbol "MAQ". Except for documents that are incorporated by reference into this prospectus, any post-effective amendment, or any prospectus supplement that may be accessed from our web site, the information available on or through our web site is not part of this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully the following risk factors, along with all of the other information contained in or incorporated by reference in this prospectus, any post-effective amendment, and any applicable prospectus supplement, before deciding to buy our securities. These risk factors list some, but not all, of the risks and uncertainties that may have a material adverse effect on our business, our results of operations, financial condition, cash flows and market price of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business, and our results of operations, financial condition, cash flows and market price of our securities could be materially and adversely affected.

Risks Related to Our Company

        We have incurred substantial losses since our inception in 1979 and may never be profitable.    Since our inception in 1979, we have never been profitable and we have not generated revenue from operations since 1990. As of March 31, 2012, our accumulated deficit was approximately $412 million, including certain non-cash expenses. Over the longer term, our ability to become profitable will depend on the profitability of the San José Mine, our ability to bring the El Gallo Complex and our Gold Bar project into production and generate revenue sufficient to cover our costs and expenses, and our ability to advance or sell our other properties, including the Los Azules copper project. We will seek to identify additional mineralization that can be extracted economically at operating and exploration properties. For our non-operating properties that we believe demonstrate economic potential, we need to either develop our properties, locate and enter into agreements with third party operators, or sell the properties. We may suffer significant additional losses in the future and may never be profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

        The feasibility of mining at our El Gallo Complex and Gold Bar properties, has not been established in accordance with SEC Guide 7, and any funds spent by us on exploration and development could be lost.    We have no proven or probable reserves on our properties as defined by U.S. law. A "reserve," as defined by regulation of the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced.

As a result, we currently have no reserves defined by SEC Guide 7 and there are no assurances that we will be able to prove that there are reserves on our properties.

        The mineralized material identified on our properties does not and may never demonstrate economic viability. Substantial expenditures are required to establish reserves through drilling and additional study and there is no assurance that reserves will be established. The feasibility of mining on our El Gallo Complex, Gold Bar properties, or any other property has not been, and may never be, established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, our investment in that property will be lost, and the market value of our securities may suffer.

        We are required to prepare and file with the Canadian securities regulators estimates of mineralized material in accordance with the National Instrument 43-101—Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators ("NI 43-101"). These standards are substantially different from the standards generally permitted to report reserve and other estimates in reports and other materials filed with the SEC. Under NI 43-101, we report measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources reported in our Canadian filings will ever be converted into SEC Guide 7 compliant reserves.

        The figures for our estimated mineralized material are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.    Unless otherwise indicated, mineralization figures presented in our filings with securities regulatory authorities including the SEC, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and our internal geologists. When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineralized material and grades of mineralization on our properties. Until ore is actually mined and processed, mineralized material and grades of mineralization must be considered as estimates only.

        These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

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  these estimates will be or are accurate;

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  mineralization estimates will be or are accurate; or

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  this mineralization can be mined or processed profitably.

        Any material changes in mineral estimates and grades of mineralization will affect the economic viability of placing a property into production and such property's return on capital. There can be no assurance that minerals recovered in small scale tests will be recovered in large-scale tests under on-site conditions or in production scale.

        The estimates contained in our public filings have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for gold and/or silver may render portions of our mineralization estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

        Our estimated timetables to achieve production for Phase 2 of the El Gallo Complex and our Gold Bar properties may not be accurate.    Based on technical work recently completed, including the EL Gallo preliminary economic assessment and the Gold Bar preliminary feasibility study, we believe we can achieve Phase 2 production at the El Gallo Complex in 2014 and at our Gold Bar properties in 2015. However, the El Gallo preliminary economic assessment and the Gold Bar preliminary feasibility study are preliminary in nature and are subject to change due to factors within and outside of our control. We have not completed a feasibility study with regard to these or any of our properties and the feasibility of mining at these properties may never be established. There is no certainty that the preliminary assessment and economics estimated in those reports will be realized or that we will be able to begin production within the timelines estimated, if at all.

        We will require significant amounts of capital through debt or equity to place one or more of our properties into production, and our ability to obtain this necessary funding will depend on a number of factors, including the status of the national and worldwide economy and the price of silver, gold, and other precious and base metals. Fluctuations in production costs, material changes in the mineral estimates and grades of mineralization or changes in the political conditions or regulations in Mexico or Nevada may make placing these properties into production uneconomic. Further, we may also be unable to obtain the necessary permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop our properties. These and other factors may cause us to delay Phase 2 production at the El Gallo Complex and our Gold Bar properties beyond 2014 and 2015, if at all or indefinitely.

        Historical production of gold at our Tonkin Complex or Magistral Mine is not indicative of the potential for future development or revenue.    Historical production of gold from our Tonkin Complex came from relatively shallow deposits, in very limited quantities and for a very limited period of time. Processing the mineralization at Tonkin also presents significant metallurgical difficulties that may cause it to be uneconomic or unfeasible to mine and process ore on a commercial scale. In Mexico, the Magistral Mine produced gold from 2002 through 2005, but it was shut down in 2006 and was held by us on a care and maintenance basis until the fourth quarter of 2011. The restart of the Magistral Mine is now considered Phase 1 of our El Gallo Complex; we made the decision to proceed with Phase 1 construction without the benefit of a feasibility study. There are significant risks and uncertainty associated with commencing production without a feasibility or pre-feasibility study. The area proposed for Phase 1 of El Gallo production has not been explored, developed and analyzed in sufficient detail to complete an independent feasibility or pre-feasibility study and may ultimately be determined to lack one or more geological, engineering, legal, operating, economic, social, environmental, and other relevant factors reasonably required to serve as the basis for a final decision to complete the development of all or part of the El Gallo project for mineral production. Investors in our securities should be cautioned not to rely on our historical operations as an indication that we will place those mining properties into commercial production or that any such attempts to resume production would be successful.

        We will require significant additional capital to continue our exploration and development activities, and if warranted, to develop additional mining operations.    As a result of the acquisition of Minera Andes, as well as the other properties that we own, substantial expenditures will be required to continue the exploration programs at its exploration stage properties. We will be required to expend significant amounts of capital for drilling, geological and geochemical analysis, assaying, and, if warranted, feasibility studies with regard to the results of our exploration. We may need to obtain additional financing, either in the form of debt or equity financing, to fund such expenditures. We may not benefit from these investments if we are unable to identify commercially exploitable reserves. Furthermore, expenditures we made for Minera Andes' properties may reduce the availability of capital to pursue our exploration and development programs at El Gallo Complex. If we are successful in identifying commercially exploitable reserves, we will require significant additional capital to extract those reserves.

Our ability to obtain necessary funding, in turn, depends upon a number of factors, including the state of the economy and applicable commodity prices. We may not be successful in obtaining the required financing for these or other purposes on terms that are favorable to us or at all, in which case, our ability to continue operating would be adversely affected. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration or potential development and the possible partial or total loss of our interest in certain properties.

        The integration of our most recent acquisition of Minera Andes will present significant challenges.    The integration of our operations with Minera Andes and the consolidation of those operations will require the dedication of management resources, which may temporarily divert attention from the day-to-day business of the Company. The process of combining the organizations may cause an interruption of, or a loss of momentum in our other activities, which could have an adverse effect on the operating results of the combined company for an indeterminate period of time. The failure to successfully integrate Minera Andes, to retain key personnel and to successfully manage the challenges presented by the integration process may prevent us from achieving the anticipated benefits of the acquisition. If we fail to realize the anticipated benefits of the acquisition, our results of operations, financial condition and cash flows may be adversely affected.

        Minera Andes' assets may be less valuable to us than expected.    The value of Minera Andes to us, other than its interest in the San José Mine, is based in large part on the value of the Los Azules Copper Project and the ability to discover mineralized material on the other acquired exploration properties. The Los Azules Copper Project has only "inferred resources" and "indicated resources", based on NI 43-101 definitions. There can be no assurance that these mineral resources will be upgraded to mineral reserves or that if mineral deposits are discovered on the other exploration properties, that such mineral deposits can be commercially mined. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly volatile; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of the mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, the market value of our securities may decline, and you may lose some or all of your investment.

        Development at the Los Azules copper project presents development challenges that may negatively affect, if not completely negate, the feasibility of development of the property.    The Los Azules property that we acquired with Minera Andes is located in a remote location that is accessed by 75 miles (120 kilometers) of unimproved dirt road with eight river crossings and two mountain passes both above 13,451 feet (4,100 meters). According to the technical report prepared for Minera Andes with an effective date of December 1, 2010, capital costs were estimated to be $2.8 billion initially and $3.73 billion over the life of the mine with an accuracy target of plus or minus 35%. These are historical calculations and capital costs calculated today may be substantially higher. In order for the Los Azules property to be economically feasible for development, the price of copper would have to be high enough to justify the high capital costs estimated for the project. There can be no assurance that these capital cost estimates are accurate; given the inflationary pressure in the mining industry and in Argentina in particular, these capital costs are likely to increase substantially. If the long term price of copper were to decrease significantly below the current price or capital cost estimates increase significantly, the Los Azules property may not be feasible for development, and we may have to write-off the asset. Furthermore, even if the development of the Los Azules property becomes economically feasible, we may not be able to raise sufficient capital to develop the property, may not receive the required permits or environmental approvals, may not be able to construct the necessary power and infrastructure assets and may not be able to attract qualified workers to build such a project, any of which could result in the delay of or indefinitely postpone development at the property. Such a result would have a material negative effect on our Company.

        The Los Azules copper project is subject to ongoing legal proceedings with the potential that we may lose part of our interest in the project.    We are currently subject to ongoing litigation regarding the Los Azules Copper Project. TNR Gold Corp ("TNR Gold") and its subsidiary, Solitario Argentina S.A. ("Solitario" and together with TNR Gold, "TNR"), claim, among other things, that certain properties that comprise the Los Azules Copper Project were not validly transferred to Minera Andes and therefore should be returned to TNR. In the alternative, TNR claims that even if Minera Andes validly owns the Los Azules Copper Project, TNR has a 25% back-in right to a substantial portion of the Los Azules project underlying known mineral resources that may be exercised to acquire a 25% interest in such part of the property. TNR has also claimed damages. We estimate that the Los Azules Copper Project represents approximately 56% of the total assets acquired, not counting liabilities assumed, in the acquisition of Minera Andes, based on our preliminary estimate of the fair value of all identifiable assets acquired and liabilities assumed.

        We are not able to estimate the potential financial impact of this claim. If resolved adversely against the Company, this litigation could materially adversely affect the value of the Company by reducing or terminating our interest in a significant portion of the Los Azules Copper Project and our ability to develop the Los Azules Copper Project. Alternatively, we could be subject to a significant damages award. Such a result would have a significant negative impact on the value of the Company and could have a significant impact on our stock price.

        We are subject to litigation risks in addition to the Los Azules litigation.    All industries, including the mining industry, are subject to legal claims, with and without merit. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding could have a material adverse effect on our financial position and results of operations.

        We may acquire additional exploration stage properties and we may face negative reactions if reserves are not located on acquired properties.    We have in the past and may in the future acquire additional exploration stage properties. There can be no assurance that we have or will be able to complete the acquisition of such properties at reasonable prices or on favorable terms and that reserves will be identified on any properties that we acquire. We may also experience negative reactions from the financial markets if we are unable to successfully complete acquisitions of additional properties or if reserves are not located on acquired properties. These factors may adversely affect the trading price of our common stock or our financial condition or results of operations.

        Fluctuating precious metals and copper prices could negatively impact our business.    The potential for profitability of our silver and gold mining operations and the value of our mining properties are directly related to the market price of silver, gold and copper. The price of silver, gold and copper may also have a significant influence on the market price of our common stock. The market price of gold and silver historically has fluctuated significantly and is affected by numerous factors beyond our control. These factors include supply and demand fundamentals, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold and silver sales and loans by central banks, forward sales by metal producers, accumulation and divestiture by exchange traded funds, global or regional political, economic or banking crises, and a number of other factors. The market price of silver is also affected by industrial demand. The selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues, if any, from production will be received. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine.

        The volatility in silver, gold and copper prices is illustrated by the following table, which sets forth, for the periods indicated, the average market prices in U.S. dollars per ounce of gold and silver, based on the daily London P.M. fix, and per pound of copper based on the LME Grade A copper settlement price.

 Average Annual Market Price of Silver and Gold (per oz.) and Copper (per lb.)

Mineral	2007 (calendar year)	2008 (calendar year)	2009 (calendar year)	2010 (calendar year)	2011 (calendar year)	2012 (through May 30, 2012)
Silver	$13.38	$14.99	$14.67	$20.19	$35.12	$31.64
Gold	$696	$872	$972	$1,224	$1,572	$1,662
Copper	$3.23	$3.15	$2.34	$3.42	$4.00	$3.74

        The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate. In the event gold and silver prices decline and remain low for prolonged periods of time, we might be unable to develop our properties, which may adversely affect our results of operations, financial performance and cash flows.

        Our continuing reclamation obligations at the Tonkin Complex, El Gallo Complex and our other properties could require significant additional expenditures.    We are responsible for the reclamation obligations related to disturbances located on all of our properties, including the Tonkin Complex. We have posted a bond in the amount of the estimated reclamation obligation at the Tonkin Complex. We submitted a mine closure plan to the Bureau of Land Management ("BLM") for the Tonkin Complex during the fourth quarter of 2010. Based on our estimate, the change in our bonding requirements was insignificant. Our closure plan is currently under review by the BLM. We have not posted a bond in Mexico relating to the El Gallo Complex, as none is required. There is a risk that any cash bond, even if increased based on the analysis and work performed to update the reclamation obligations, could be inadequate to cover the actual costs of reclamation when carried out. The satisfaction of bonding requirements and continuing reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration activities, which may adversely affect our results of operations, financial performance and cash flows.

        Our ongoing operations and past mining activities are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.    All phases of our operations are subject to U.S., Mexican and Argentine federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for us and our officers, directors and employees. Future changes in environmental regulation, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on our properties that are unknown to us at the present and that have been caused by us, or previous owners or operators, or that may have occurred naturally. Mining properties from the companies we have acquired may cause us to be liable for remediating any damage that those companies may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        We have transferred our interest in several mining properties over past years, some of which are now being operated by third parties. Under applicable U.S. federal and state environmental laws, as prior owner of these properties, we may be liable for remediating any damage that we may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

        Due to an increased level of non-governmental organization activity targeting the mining industry, the potential for the government to delay the issuance of permits or impose new requirements or conditions upon mining operations may be increased. Any changes in government policies may be costly to comply with and may delay mining operations. Future changes in such laws and regulations, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. If our interests are materially adversely affected as a result of a violation of applicable laws, regulations, or permitting requirements or a change in applicable law or regulations, it would have a significant negative impact the value of the combined company and could have a significant impact on our stock price.

        Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining properties.    Our operations, including ongoing exploration drilling programs, require permits from the state and federal governments, including permits for the use of water and for drilling wells for water. We may be unable to obtain these permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop our properties, or at all. Even if we are able to obtain such permits, the time required by the permitting process can be significant. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of our properties will be adversely affected, which may in turn adversely affect our results of operations, financial condition, cash flows and market price of our securities.

        Our operations in Mexico and Argentina are subject to changes in political conditions, regulations and crime.     Our El Gallo Complex as well as certain other concessions, are located in Mexico and are subject to laws and regulations applied by Mexican federal, state, and local governments. As a result, our mining investments in Mexico are subject to the risks normally associated with the conduct of business in foreign countries. In the past, Mexico has been subject to political instability, changes and uncertainties which may cause changes to existing government regulations affecting mineral exploration and mining activities. Civil or political unrest or violence could disrupt our operations at any time. In recent years, there has been a marked increase in the level of violence and crime relating to drug cartels in Sinaloa state, where we operate, and in other regions of Mexico. This may disrupt our ability to carry out exploration and mining activities and affect the safety and security of our employees and contractors. Our exploration and mining activities may be adversely affected in varying degrees by changing government regulations relating to the mining industry or shifts in political conditions, including as a result of upcoming national elections, that could increase the costs related to our activities or maintaining our properties.

        Our San José Mine as well as certain other concessions, are located in Argentina and are subject to laws and regulations applied by Argentinian federal, provincial, and local governments. As a result, our mining investments in Argentina are subject to the risks normally associated with the conduct of business in foreign countries. There are risks relating to an uncertain or unpredictable political and economic environment in Argentina. During an economic crisis in 2002 and 2003, Argentina defaulted on foreign debt repayments and on the repayment on a number of official loans to multinational organizations. In addition, the Argentinean government has renegotiated or defaulted on contractual arrangements.

        In January 2008, the Argentinean government reassessed its policy and practice in respect of export duties and began levying export duties on mining companies operating in the country. Although this particular change did not affect the San José Mine as its fiscal stability agreement explicitly fixes export duties at 5% for doré bars and 10% for concentrates, there can be no assurance that the Argentinean government will not unilaterally take other action which could have a material adverse effect on our projects in the country. In October 2011, the Argentinean government announced a decree requiring mining companies to repatriate mining revenues to Argentina and to convert those revenues into Argentine pesos prior to taking any further action with respect to such revenues, such as paying suppliers or distributing profits, either locally or out of the country. This decree has resulted in increased foreign exchange and bank transaction costs to the Company and increased the Company's exposure to potential devaluation of the Argentine peso should the San José Mine be forced to hold more currency in Argentine pesos compared to U.S. dollars. There also is the risk of political violence and increased social tension in Argentina as Argentina has experienced periods of civil unrest, crime and labor unrest. Certain political and economic events such as acts, or failures to act, by a government authority in Argentina, and acts of political violence in Argentina, could have a material adverse effect on our ability to operate in the country.

        Changes, if any, in mining or investment policies or shifts in political attitude in any of the jurisdictions in which the Company operates may adversely affect the Company's operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, importation of parts and supplies, income and other taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety.

        Title to mineral properties can be uncertain, and we are at risk of loss of ownership of one or more of our properties, in addition to the Los Azules Copper Project.    Our ability to explore and operate our properties depends on the validity of our title to that property. Our U.S. mineral properties consist of leases of unpatented mining claims, as well as unpatented mining and millsite claims which we control directly. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. Our Mexico concessions are granted by the Mexican government for a period of up to 50 years from the date of their recording in the Public Registry of Mining and are renewable for a further period of up to 50 years upon application within five years of expiration of such concession in accordance with the Mining Law and its Regulations. Failure to do so prior to expiration of the term of the exploration concession will result in termination of the concession. Under Argentinean Law, concessions are granted by provincial governments for unlimited periods of time, subject to a mining fee and the filing of a minimum investment plan and compliance with a one-off minimum investment in the concession equal to 300 times the relevant mining fee over a five year period. Failure to comply with these conditions may result in the termination of the concession. Uncertainties inherent in mineral properties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from public record. We have not obtained title opinions covering our entire property, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations.

        We remain at risk in that the mining claims may be forfeited either due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges to whether a discovery of a valuable mineral exists on every claim.

        Legislation has been proposed that would significantly and adversely affect the mining industry.    Periodically, members of the U.S. Congress have introduced bills which would supplant or alter the provisions of the General Mining Law of 1872, which governs the unpatented claims that we control with respect to our U.S. properties. One such amendment has become law and has imposed a moratorium on the patenting of mining claims, which reduced the security of title provided by unpatented claims such as those on our U.S. properties. If additional legislation is enacted, it could substantially increase the cost of holding unpatented mining claims by requiring payment of royalties, and could significantly impair our ability to develop mineral estimates on unpatented mining claims. Such bills have proposed, among other things, to make permanent the patent moratorium, to impose a federal royalty on production from unpatented mining claims and to declare certain lands as unsuitable for mining. Although it is impossible to predict at this time what royalties may be imposed in the future, the imposition of such royalties could adversely affect the potential for development of such mining claims, and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our business.

        There is an election scheduled in Mexico in July 2012 and one of the leading parties, Partido Revolucionario Institucional ("PRI"), had previously introduced a 4% mining royalty on production. To date, the Mexican Congress has been silent on the royalty proposal. Various proposals have been made at the federal and provincial level in Argentina to establish or increase royalties and taxes on the mining sector.

        Our lack of operating experience may cause us difficulty in managing our growth.    Our management team, as a whole, has limited experience in developing and operating a mine. We are currently working towards developing our El Gallo Complex in Mexico, our Gold Bar properties in Nevada, and our Los Azules Copper Project in Argentina. If we are unable to successfully place these projects into production, our stock price may suffer and you may lose some or all of your investment. Our ability to manage the anticipated growth that we expect will accompany placing one or more of those properties into production will require us to improve and expand our management and our operational systems and controls. If our management is unable to manage growth effectively, our business and financial condition would be materially harmed. In addition, if rapid growth occurs, it may strain our operational, managerial and financial resources.

        We cannot assure you that we will have an adequate supply of water to complete desired exploration or development of our mining properties.    In accordance with the laws of the State of Nevada, we have obtained permits to drill the water wells that we currently use to service the Tonkin property and we plan to obtain all required permits for drilling water wells to serve other properties we may develop or acquire in the future. However, the amount of water that we are entitled to use from those wells must be determined by the appropriate regulatory authorities. A final determination of these rights is dependent in part on our ability to demonstrate a beneficial use for the amount of water that we intend to use. Unless we are successful in developing the property to a point where we can commence commercial production of gold or other precious metals, we may not be able to demonstrate such beneficial use. Accordingly, there is no assurance that we will have access to the amount of water needed to operate a mine at the property, which may prevent us from generating revenue, and which would adversely affect our financial condition and cash flows.

        Our industry is highly competitive, attractive mineral lands are scarce, and we may not be able to obtain quality properties.    We compete with many companies in the mining industry, including large, established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim staking, lease or acquisition in the U.S., Mexico, Argentina, and other areas where we may conduct exploration activities. We may be at a competitive disadvantage in acquiring mineral properties, since we compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than we do. From time to time, specific properties or areas which would otherwise be attractive to us for exploration or acquisition may be unavailable to us due to their previous acquisition by other companies or our lack of financial resources. Competition in the industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital for the purpose of funding such properties. Many competitors not only explore for and mine precious metals, but conduct refining and marketing operations on a world-wide basis. Such competition may result in our Company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation, financial condition and cash flows.

        The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.    Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to production. Our current exploration efforts, and future development and mining operations we conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

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  economically insufficient mineralized material;

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  fluctuations in production costs that may make mining uneconomical;

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  availability of labor, contractors, engineers, power, transportation and infrastructure;

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  labor disputes;

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  potential delays related to social and community issues;

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  unanticipated variations in grade and other geologic problems;

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  environmental hazards;

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  water conditions;

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  difficult surface or underground conditions;

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  industrial accidents;

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  metallurgical and other processing problems;

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  mechanical and equipment performance problems;

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  failure of pit walls or dams;

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  unusual or unexpected rock formations;

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  personal injury, fire, flooding, cave-ins and landslides; and

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  decrease in reserves or mineralized material due to a lower silver, gold or copper price.

        Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues and production dates. We currently have no insurance to guard against any of these risks, except in very limited circumstances. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a writedown of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

        We do not insure against all risks to which we may be subject in our planned operations.    While we currently maintain insurance to insure against general commercial liability claims and physical assets at the Tonkin and El Gallo Complex, we do not maintain insurance to cover all of the potential risks associated with our operations. Our other exploration projects have no existing infrastructure for which we insure. We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover liabilities. We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our property. A significant loss could force us to reduce or terminate our operations.

        We depend on a limited number of personnel and the loss of any of these individuals could adversely affect our business.    Our company is dependent on key management, namely our Chairman and Chief Executive Officer, our Vice President and Chief Financial Officer, our Chief Operating Officer, our Senior Vice President and Vice President, Projects. Robert R. McEwen, our Chairman and Chief Executive Officer, is responsible for strategic direction and the oversight of our business. Perry Y. Ing, our Vice President and Chief Financial Officer, is responsible for our public reporting and administrative functions. William Faust (Chief Operating Officer), Ian Ball (Senior Vice President), Simon Quick (Vice President, Projects), and Andrew Elinesky (Vice President, Argentina), oversee project development in, Mexico, Nevada and Argentina, respectively. We rely heavily on these individuals for the conduct of our business. The loss of any of these officers would significantly and adversely affect our business. In that event, we would be forced to identify and retain an individual to replace the departed officer. We may not be able to replace one or more of these individuals on terms acceptable to us. We have no life insurance on the life of any officer.

        Some of our directors may have conflicts of interest as a result of their involvement with other natural resource companies.    Some of our directors are directors or officers of other natural resource or mining-related companies, or may be involved in related pursuits that could present conflicts of interest with their roles at our Company. These associations may give rise to conflicts of interest from time to time. In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict to the other directors and may be required to abstain from voting on the matter.

        We are subject to foreign currency risk.    While we transact most of our business in U.S. dollars, some expenses, such as labor, operating supplies and capital assets are denominated in Canadian dollars, Mexican pesos or Argentine pesos. As a result, currency exchange fluctuations may impact our operating costs. The appreciation of non-U.S. dollar currencies against the U.S. dollar increases costs and the cost of purchasing capital assets in U.S. dollar terms in Canada, Mexico and Argentina, which can adversely impact our operating results and cash flows. Conversely, a depreciation of non-U.S. dollar currencies usually decreases operating costs and capital asset purchases in U.S. dollar terms in foreign countries.

        The value of cash and cash equivalents denominated in foreign currencies also fluctuates with changes in currency exchange rates. Appreciation of non-U.S. dollar currencies results in a foreign currency gain on such investments and a depreciation in non-U.S. dollar currencies results in a loss. We have not utilized market risk sensitive instruments to manage our exposure to foreign currency exchange rates but may in the future actively manage our exposure to foreign currency exchange rate risk. We also hold a majority of our cash reserves in non-U.S. dollar currencies.

        New Argentinean foreign exchange regulations may make it difficult to transfer funds in and out of Argentina, which could adversely affect our liquidity and operations.    Argentina recently announced a decree requiring mining companies to repatriate mining revenues to Argentine currency before distributing revenue either locally or overseas. Fluctuation in the value of the Argentine peso as a result of the repatriation requirement and the repatriation requirement may create inefficiencies in our ability to transfer its revenue from Argentina and result in substantial transaction costs. Further, there are additional transaction costs imposed by the central bank for transferring funds from and within Argentina. These restrictions and any additional restrictions on the ability to access the Argentinean foreign exchange market and transfer foreign currency in and out of Argentina could adversely affect our liquidity and operations in Argentina, and our ability to access such funds.

        Global climate change is an international concern, and could impact our ability to conduct future operations.    Global climate change is an international issue and receives an enormous amount of publicity. We would expect that the imposition of international treaties or U.S., Mexican or Argentine federal, state or local laws or regulations pertaining to mandatory reductions in energy consumption or emissions of greenhouse gasses could affect the feasibility of our mining projects and increase our operating costs.

        The laws of the State of Colorado and our Articles of Incorporation may protect our directors from certain types of lawsuits.    The laws of the State of Colorado provide that our directors will not be liable to us or our shareholders for monetary damages for all but certain types of conduct as directors of the Company. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related to our Securities

        Gain recognized by non-U.S. holders and non-U.S. persons holding any interest in the Company other than solely as a creditor (including, for example, interests in the form of our convertible debt, if any) on the sale or other disposition of our securities may be subject to U.S. federal income tax.    We believe that we currently are a "United States real property holding corporation" under section 897(c) of the Internal Revenue Code, or USRPHC, and that there is a substantial likelihood that we will continue to be a USRPHC in the future. Subject to certain exceptions, securities (other than securities that provide no interest in a corporation other than solely as a creditor) issued by a corporation that has been a USRPHC at any time during the preceding five years (or the non-U.S. holder's holding period for such securities, if shorter) are treated as U.S. real property interests, or USRPIs, and gain recognized by a non-U.S. holder on the sale or other disposition of a USRPI is subject to regular U.S. federal income tax, on a net basis at graduated rates, as if such gain were effectively connected with the conduct by such holder of a U.S. trade or business. If gain recognized by a non-U.S. holder from the sale or other disposition of our common stock or other securities is subject to regular net basis income tax under these rules, the transferee of such common stock or other securities may be required to deduct and withhold a tax equal to 10% of the gross amount paid to the non-U.S. holder with respect to the sale or other disposition, unless certain exceptions apply. Any tax withheld may be credited against the U.S. federal income tax owed by the non-U.S. holder for the year in which the sale or other disposition occurs.

        The conversion of outstanding exchangeable shares, exercise of options and the future issuances of our common stock will dilute current shareholders and may reduce the market price of our common stock.    As of June 13, 2012, we had outstanding exchangeable shares and options to purchase a total of 91,166,268 shares of our common stock, which if completely converted or exercised, would dilute existing shareholders' ownership by approximately 50%, assuming all exchangeable shares not held by us or our subsidiaries are exchanged for an equivalent amount of our common stock. Under certain circumstances, our board of directors has the authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders. We may issue equity in the future in connection with acquisitions, strategic transactions or for other purposes. Based on the need for additional capital to fund expected growth, it is likely that we will issue additional securities to provide such capital and that such additional issuances may involve a significant number of shares. Issuance of additional securities in the future will dilute the percentage interest of existing shareholders and may reduce the market price of our common stock and other securities.

        Furthermore, the sale of a significant amount of common stock by any selling security holders, specifically Robert R. McEwen, our Chairman and Chief Executive Officer, may depress the price of our common stock. As a result, you may lose all or a portion of your investment.

        A small number of existing shareholders own a significant portion of our common stock, which could limit your ability to influence the outcome of any shareholder vote.    Our Chairman and Chief Executive Officer, Robert R. McEwen, beneficially owns approximately 25% of our common stock as of June 13, 2012 (assuming all exchangeable shares not held by McEwen Mining or our subsidiaries are exchanged for an equivalent amount of our common stock). Under our Articles of Incorporation and the laws of the State of Colorado, the vote of the holders of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. As a result, this individual will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers, acquisitions or other significant corporate transactions.

        Our stock price has historically been volatile, and as a result you could lose all or part of your investment.    The market price of our common stock has fluctuated significantly and may decline in the future. The high and low sale prices of our common stock on the NYSE Amex, and the NYSE after November 2, 2010, were $3.53 and $0.90 for the fiscal year ended December 31, 2009, $8.17 and $2.02 for the fiscal year ended December 31, 2010, $9.87 and $2.93 for the fiscal year ended December 31, 2011, and $5.97 and $2.16 for the period beginning January 1, 2012 and ending June 13, 2012. The fluctuation of the market price of our common stock has been affected by many factors that are beyond our control, including: changes in the worldwide price for silver, gold and copper, results from our exploration or development efforts and the other risk factors discussed herein.

        We have never paid a dividend on our common stock and we do not anticipate paying one in the foreseeable future.    We have not paid a dividend on our common stock to date, and we do not expect to be in a position to pay dividends in the foreseeable future. Our initial earnings from the San José Mine, if any, will likely be retained to finance our growth. Any future dividends will depend upon any future earnings, our then-existing financial requirements and other factors, and will be at the discretion of our board of directors.

        The sale of our common stock by existing securityholders may depress the market value of our securities due to the limited trading market which exists.    Due to a number of factors, the trading volume in our common stock has historically been limited. Trading volume over the past twelve months averaged approximately 4,000,000 shares per day. As a result, the sale of a significant amount of common stock by any selling securityholders may depress the price of our common stock. As a result, you may lose all or a portion of your investment.

        Our ability to generate the cash needed to service our debt obligations, if any, depends on certain factors beyond our control.    The future success of our operations will, in large part, dictate our ability to make scheduled payments on, and satisfy our obligations under our debt, if any, including our debt securities. Our future operating performance will be affected by general economic, competitive, market, business and other conditions, many of which are beyond our control. To the extent we are not able to meet our debt obligations, we will be required to restructure or refinance them, seek additional equity financing or sell assets. We may not be able to restructure or refinance our debt, obtain additional financing or sell assets on satisfactory terms or at all.

        An adverse rating of our debt securities may cause their trading price to fall.    If a rating agency rates our debt securities, if any, it may assign them a low rating. Rating agencies also may lower ratings on our debt securities, if any, in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of our debt securities, if any, could significantly decline.

        We cannot assure you that an active trading market will develop for the securities.    There is currently no public market for any of our securities other than our common stock and exchangeable shares. We do not know if an active market will develop for our other securities, or if developed, whether such a market will continue. If an active market is not developed or maintained, the market price and the liquidity of our other securities may be adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the information and documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties in which we have interests, as well as information currently available to us. Such forward-looking statements include statements regarding projected production and reserves received from the operators of properties where we have interests. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as "may," "could," "should," "would," "believe," "estimate," "expect," "anticipate," "plan," "forecast," "potential," "intend," "continue," "project" and variations of these words, comparable words and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (as amended, the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (as amended the "Exchange Act"). Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others:

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  decisions of foreign countries and banks within those countries;

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  federal, state and foreign legislation governing us or the properties where we hold interests;

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  risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, environmental and permitting laws, community unrest and labor disputes, enforcement and uncertain political and economic environments;

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  changes in gold and other metals prices associated with the primary metals mined at properties where we hold interests;

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  technological changes in the mining industry;

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  changes in our business strategy;

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  our ability to maintain adequate internal controls;

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  interpretation of drill hole results and the geology, grade and continuity of mineralization;

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  the uncertainty of reserve estimates and timing of development expenditures;

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  unexpected changes in business and economic conditions;

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  changes in interest rates and currency exchange rates;

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  timing and amount of production, if any;

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  our costs;

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  future financial needs;

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  risks associated with issuances of additional common stock or securities or incurrence of indebtedness in connection with acquisitions or otherwise;

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  changes in exploration and overhead costs;

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  unanticipated grade and geological, metallurgical, processing or other problems at the properties where we hold interests;

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  mine operating and ore processing facility problems, pit wall or tailings dam failures, and natural catastrophes such as floods or earthquakes;

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  acquisition and maintenance of permits and authorizations, completion of construction and commencement and continuation of production at the properties where we hold interests;

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  access and availability of materials, equipment, supplies, labor and supervision, power and water;

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  results of current and future exploration activities;

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  results of pending and future feasibility studies;

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  the ability to operate in accordance with feasibility studies;

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  local and community impacts and issues;

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  economic and market conditions;

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  environmental risks associated with the exploration, development and operation of mineral properties and mines;

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  change in management and key employees;

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  unfavorable results of legal proceedings;

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  accidents and labor disputes; and

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  other risks discussed in this prospectus, any amendment or prospectus supplement hereto, and our filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Report on Form 10-Q for the period ended March 31, 2012 (filed May 9, 2012) and, from time to time, in other documents that we publicly disseminate.

        This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. Other unknown or unpredictable factors also could have a material adverse effect on our business, results of operations, financial condition or prospects. You should read this prospectus, any post-effective amendment and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We disclaim any obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements. Readers are cautioned not to put undue reliance on forward-looking statements. Please carefully review and consider the various disclosures contained or incorporated by reference in this prospectus that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

RATIOS OF EARNINGS TO FIXED CHARGES

        We are engaged in the exploration for and production of precious metals in the U.S., Mexico and Argentina. Prior to the acquisition of Minera Andes, none of our properties generated revenue from operations since 1990, and, with the exception of the San José Mine, we have no current operating income or operating cash flow. Accordingly, earnings were not sufficient to cover fixed charges by $0.00 in the years ended December 31, 2007, 2008, 2009, 2010 and 2011. As of the date of this prospectus, we have not issued any preferred stock other than the one share of Series B Special Voting Preferred Stock, which has no preference as to dividends, as more fully described beginning on page 33 of this prospectus and one share of Series A Special Voting Preferred Stock that is no longer outstanding, as more fully described beginning on page 40 of this prospectus. We did not have any material amount of indebtedness for which interest payments were required during the years ended December 31, 2007, 2008, 2009, 2010 or 2011 and, therefore the amount by which earnings were inadequate to cover fixed charges was not material.

DESCRIPTION OF SECURITIES WE MAY OFFER

Debt Securities

        The following description, together with the additional information we include in any post-effective amendment and applicable prospectus supplement, summarizes the material terms and provisions of the debt securities (which may be guaranteed by one or more of our Co-Registrants) that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement. You should also read the indenture under which the debt securities are to be issued. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities.

        To the extent that we issue debt securities, we will issue the senior debt securities under the indenture that we will enter into with the trustee named in the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement which includes this prospectus. This summary is not complete and is qualified in its entirety by reference to all provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we may sell under this prospectus, as well as the indenture that contains the terms of the debt securities. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        We will describe in each applicable prospectus supplement the terms relating to a series of debt securities, including:

  •
  the title;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the aggregate principal amount of that series of debt securities that may be issued;

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  whether or not we will issue all or any portion of the series of debt securities in global form, the terms and who the depositary will be for those debt securities issued in global form;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  whether or not the debt securities will be guaranteed by one or more of our Co-Registrants, and the terms of any such guarantee;

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  the terms of the subordination of any series of subordinated debt;

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  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

  •
  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

  •
  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

  •
  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

  •
  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

  •
  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

  •
  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

  •
  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

  •
  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

  •
  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. The terms will include, among others, the following:

  •
  the conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

  •
  events requiring adjustment to the conversion or exchange price; and

  •
  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture and (ii) immediately after completing such a transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are conveyed, transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  failure to pay interest for 90 days after the date payment is due and payable;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

  •
  failure to make sinking fund payments when due and continuance of such default for a period of 90 days;

  •
  failure to perform other covenants for 90 days after notice of such default or breach and request for it to be remedied;

  •
  events in bankruptcy, insolvency or reorganization relating to us; or

  •
  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has previously given to the trustee written notice of a continuing default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee indemnity for the reasonable costs, expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

  •
  evidence the assumption by a successor entity of our obligations;

  •
  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

  •
  add any additional events of default;

  •
  cure any ambiguity or correct any inconsistency or defect in the indenture;

  •
  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

  •
  add guarantees to or secure any debt securities;

  •
  establish the forms or terms of debt securities of any series;

  •
  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

  •
  add to or change any provision of the indenture as is necessary to permit or facilitate the issuance of debt securities in bearer form;

  •
  change the location of: (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange; and (iii) notices and demands to or upon the Company;

  •
  supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities;

  •
  conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities;

  •
  eliminate any provision that was required at the time we entered into the indenture but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is no longer required;

  •
  modify, eliminate or add to the provisions of the indenture to effect or evidence any change required by an amendment to the Trust Indenture Act; and

  •
  make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

        Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount, reduce the rate of or extending the time of payment of interest, or reduce any premium payable upon the redemption of any debt securities;

  •
  change the method of calculating the rate of interest;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

  •
  change the currency in which the principal, and any premium or interest, is payable;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  •
  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

  •
  a default in the payment of the principal of or premium or interest on any such debt security; or

  •
  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

        Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Information Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The trustee may engage in other transactions with us. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Guarantees of the Co-Registrants of the Debt Securities

        Set forth below is a summary of the guarantee that may be issued by one or more of our Co-Registrants (each Co-Registrant guarantor, a guarantor; and if more than one, collectively, the guarantors) in connection with each issuance of a series of debt securities. This summary is not complete and you should read the detailed provisions of the guarantee, which will be filed as an exhibit to the applicable prospectus supplement.

General

        Under each guarantee, the guarantors will fully, irrevocably, absolutely and unconditionally guarantee to pay any payments required to be made by us under debt securities which shall become due and payable regardless of whether such payment is due at maturity, on an interest payment date or as a result of redemption or otherwise (the "scheduled payments") but shall be unpaid by us (the "guaranteed amounts"). However, in no event shall the guaranteed amounts under a guarantee exceed the principal amount of the debt securities, plus accrued but unpaid interest, less any amounts previously paid by us pursuant to the terms of the debt securities.

        In the event we do not make a scheduled payment when due (the "payment notice date") then the indenture trustee may present a payment notice in writing to the guarantors on or after the payment notice date, and the guarantors will be required to immediately pay the guaranteed amounts. Each guarantee will be an unsecured, unsubordinated and contingent obligation of the guarantors ranking equally with all other unsecured and unsubordinated obligations of the guarantors. In the event of our insolvency or receivership, the guarantors may incur limitations in receiving any distributions from us. In such an event, the guarantors may have limited resources to satisfy their obligations under the guarantees. The guarantor's obligations under each guarantee will be effectively subordinated to all existing and future debt and liabilities of the guarantors.

Events of Default

        An event of default under each guarantee will occur upon the failure of the guarantors to perform any of their payment obligations thereunder. The indenture trustee, on behalf of the holders of the applicable series of debt securities, has the right to enforce the obligations of the guarantors under the applicable guarantee and may institute any legal proceeding directly against the guarantors without first instituting a legal proceeding against us. Bankruptcy or similar events relating to the guarantors, the failure of any guarantee to be in full force and effect and any revocation of any guarantee by the guarantors will not constitute events of default under such guarantee.

Termination of the Guarantee

        Each guarantee will terminate and be of no further force and effect with respect to the applicable funding agreement upon the full payment of the scheduled payments or upon the earlier extinguishment of our obligations under the relevant funding agreement.

Governing Law

        Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles.

Common Stock

General

        We are authorized to issue 500,000,000 shares of common stock, no par value per share. On June 13, 2012, there were 182,223,025 shares of common stock outstanding.

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Accordingly, the holders of a majority of the shares of common stock and our 2012 Exchangeable Shares (other than those owned by McEwen Mining and its subsidiaries) entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any Preferred Stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. Our Articles of Incorporation and Bylaws do not include any provision that would delay, defer or prevent a change in control of our Company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of the Company.

        Our 2012 Exchangeable Shares, as more fully described beginning on page 33, are exchangeable on a one-for-one basis at any time at the option of the holder of such exchangeable shares into shares of our common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services, Inc.

Exchange Listings

        Our common stock, as more fully described beginning on page 32 of this prospectus, is listed on the New York Stock Exchange and on the Toronto Stock Exchange, each under the symbol "MUX." Our 2012 Exchangeable Shares are listed on the Toronto Stock Exchange under the symbol "MAQ."

Warrants

        The Company may offer by means of this prospectus warrants for the purchase of its debt securities or common stock, which we refer to as debt warrants and warrants, respectively. The Company may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currencies in which the price or prices of such warrants may be payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

  •
  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of material federal income tax considerations; and

  •
  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Subscription Rights

        The Company may issue or distribute subscription rights to its shareholders to purchase shares of common stock, debt warrants, warrants, or other securities. Each series of subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferrable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, the Company may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons would purchase any securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between the Company and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The applicable prospectus supplement relating to any subscription rights the Company offers, if any, will, to the extent applicable, describe the terms of the subscription rights to be issued, including some or all of the following:

  •
  in the case of a distribution of subscription rights to our shareholders, the date for determining the shareholders entitled to the subscription rights distribution;

  •
  in the case of a distribution of subscription rights to our shareholders, the number of subscription rights issued or to be issued to each shareholder;

  •
  the aggregate number of shares of common stock, debt warrants, warrants, or other securities purchasable upon exercise of such subscription rights and the exercise price;

  •
  the aggregate number of subscription rights being issued;

  •
  the extent to which the subscription rights are transferrable;

  •
  the date on which the holder's ability to exercise such subscription rights shall commence and the date on which such right shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  a discussion of material federal income tax considerations;

  •
  any other material terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights; and

  •
  if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of subscription rights.

        Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of our common stock, debt warrants, warrants, or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void and of no further force and effect.

        Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, the debt warrants or warrants, or other securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock, debt warrants or warrants, or other securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

        These summaries are not complete. When we issue or distribute subscription rights, we will provide the specific terms of the rights in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The description in the applicable prospectus supplement of any subscription rights the Company offers or distributes will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if the Company offers subscription rights. The subscription rights agreement and the subscription rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Subscription Receipts

        The Company may issue subscription receipts that may be exchanged for debt securities (which may be guaranteed by one or more of our Co-Registrants), common stock, debt warrants or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between the Company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:

  •
  the number of subscription receipts;

  •
  the price at which the subscription receipts will be offered;

  •
  the procedures for the exchange of the subscription receipts into debt securities, shares of common stock, debt warrants or warrants.

  •
  the number of debt securities, shares of common stock, debt warrants or warrants that may be exchanged upon exercise of each subscription receipt;

  •
  the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

  •
  terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

  •
  a discussion of material federal income tax considerations; and

  •
  any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

 BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, which means that beneficial owners of the securities will not receive certificates, notes representing the debt securities, guarantees of the Co-Registrants, warrants, subscription rights or subscription receipts representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the indenture or other instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of the Company, its officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities at any time is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, the Company, at any time and in its sole discretion, but subject to any limitations described in the applicable prospectus supplement relating to such securities, may determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

        The Company may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, (4) in a rights offering, (5) as a dividend or distribution to our existing shareholders or other securityholders, (6) through a combination of any of these methods or (7) through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any public offering price;

  •
  the net proceeds to us;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

  •
  any commissions paid to agents; and

  •
  any securities exchanges on which the offered securities may be listed.

        We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The Company may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The Company will describe the terms of direct sales in the prospectus supplement.

        Agents designated by the Company may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

        If the Company utilizes an underwriter in the sale of the securities offered by this prospectus, the Company will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

        If the Company uses delayed delivery contracts, the Company will, directly or through agents, underwriters or dealers, disclose that it is using them in the prospectus supplement and state when it will demand payment and delivery of the securities under the delayed delivery contracts. The Company may further agree to adjustments before a public offering to the underwriters' purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company sets forth in the prospectus supplement.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the New York Stock Exchange and the Toronto Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital consists of 500,000,000 shares of common stock, no par value, and two shares of preferred stock, no par value. As of June 13, 2012, there were a total of 182,223,025 shares of our common stock issued and outstanding and one share of preferred stock designated as Series B Special Voting Preferred Stock (the "Series B Preferred Share") that is issued and outstanding, with the other undesignated and not issued nor outstanding.

        The following discussion summarizes the rights and privileges of our outstanding capital stock and certain securities that may be convertible into our capital stock and is qualified by reference to the relevant provisions of the laws of the State of Colorado and our Amended and Restated Articles of Incorporation (our "Articles of Incorporation") and Bylaws which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. Our Articles of Incorporation and our Bylaws do not include any provision that would delay, defer or prevent a change in control of our Company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of McEwen Mining.

Preferred Stock

        Of the two shares of preferred stock authorized under our Articles of Incorporation, one share is designated as the Series B Preferred Share, which is issued and outstanding, and the other share of preferred stock, which was previously issued and outstanding and designated as the Series A Preferred Share (the "Series A Preferred Share"), which is undesignated and not issued nor outstanding. Other than the one share of undesignated preferred stock, our Articles of Incorporation do not include authorization for any other undesignated class or "blank check" preferred stock, and any issuance of preferred stock would require shareholder approval.

Series B Special Voting Preferred Stock

        The Series B Preferred Share was issued in connection with the acquisition of Minera Andes in January 2012 to facilitate the issuance of the exchangeable shares (the "2012 Exchangeable Shares") of our indirect wholly-owned subsidiary, McEwen Mining—Minera Andes Acquisition Corp. ("Canadian Exchange Co."). The Series B Preferred Share is held by a trustee under a voting and exchange trust agreement and will be outstanding so long as any of the 2012 Exchangeable Shares are outstanding, excluding any such shares owned by McEwen Mining or its subsidiaries.

        The Series B Preferred Share entitles the holder thereof to an aggregate number of votes on all matters submitted to the vote of the holders of shares of our common stock equal to the number of 2012 Exchangeable Shares issued and outstanding from time to time and which are not owned by McEwen Mining or its subsidiaries. As of June 13, 2012, the Series B Preferred Share was entitled to 85,921,359 votes, based upon 85,921,359 2012 Exchangeable Shares outstanding on such date, which are not owned by McEwen Mining or its subsidiaries. Except as otherwise provided herein or by law, the holder of the Series B Preferred Share and the holders of our common stock vote together as one class on all matters submitted to the vote of the holders of shares of our common stock. The holder of the Series B Preferred Share has no special voting rights, and its consent is not required, except to the extent it is entitled to vote with the holders of shares of our common stock, for taking any corporate action.

        At such time as (a) the Series B Preferred Share entitles its holder to a number of votes equal to zero because there are no 2012 Exchangeable Shares issued and outstanding that are not owned by McEwen Mining and its subsidiaries, and (b) there is no share of stock, debt, option or other agreement, obligation or commitment of Canadian Exchange Co. which could by its terms require Canadian Exchange Co. to issue any 2012 Exchangeable Shares to any person other than us, then the Series B Preferred Share will thereupon be retired and cancelled promptly thereafter. Such Series B Preferred Share will upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of our board of directors, subject to the conditions and restrictions on issuance under applicable law or set forth in our Articles of Incorporation or our Bylaws.

        If the Series B Preferred Share should be purchased or otherwise acquired by us in any manner whatsoever, then such Series B Preferred Share will be retired and cancelled promptly after the acquisition thereof. Such share will upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of our board of directors, subject to the conditions and restrictions on issuance under applicable law or set forth in our Articles of Incorporation or our Bylaws.

        The holder of the Series B Preferred Share is not entitled to receive any portion of any dividend or distribution at any time. The Series B Preferred Share is not redeemable.

        Upon any liquidation, dissolution or winding up of McEwen Mining, the holder of the Series B Preferred Share will not be entitled to any portion of any related distribution.

2012 Exchangeable Shares

        The 2012 Exchangeable Shares were issued by our subsidiary, Canadian Exchange Co., in connection with the acquisition of Minera Andes. As of June 13, 2012, there were approximately 85,921,359 2012 Exchangeable Shares outstanding that were not held by McEwen Mining or its subsidiaries. The 2012 Exchangeable Shares are exchangeable on a one-for-one basis at any time at the option of the holder of the 2012 Exchangeable Shares into shares of McEwen Mining common stock. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the 2012 Exchangeable Shares.

Retraction of Exchangeable Shares by Holders

        Subject to applicable law and the due exercise by either us or our direct wholly-owned subsidiary, McEwen Mining (Alberta) ULC ("Callco"), of our or its retraction call right, holders of the 2012 Exchangeable Shares are entitled at any time to retract (i.e., to require Canadian Exchange Co. to redeem) any or all exchangeable shares held by them and to receive in exchange for each 2012 Exchangeable Share, one share of common stock of McEwen Mining, plus the dividend amount, which is equal to any cash dividends declared and payable but not yet paid on the 2012 Exchangeable Shares, any dividends declared and payable or paid on shares of our common stock that have not yet been declared or paid on the 2012 Exchangeable Shares and an amount representing the value of any non-cash dividends declared and payable but not yet paid on the 2012 Exchangeable Shares, if any. Holders of 2012 Exchangeable Shares may effect a retraction by presenting to Canadian Exchange Co. or its transfer agent the certificate(s) representing the 2012 Exchangeable Shares the holder desires to be redeemed by Canadian Exchange Co. or the equivalent thereof, if any, together with such other documents and instruments as may be required under the Business Corporations Act (Alberta), the Articles of Incorporation of Canadian Exchange Co. or by its transfer agent, and a duly executed retraction request specifying that the holder desires to have the number of retracted shares specified therein redeemed by Canadian Exchange Co. A holder of retracted shares may withdraw its retraction request, by written notice to Canadian Exchange Co., before the close of business on the business day immediately preceding the retraction date, in which case the retraction request will be null and void and the revocable offer constituted by the retraction request will be deemed to have been revoked.

        Upon receipt by Canadian Exchange Co. or its transfer agent of a retraction request and certificate(s) representing the 2012 Exchangeable Shares to be redeemed or the equivalent thereof, if any, Canadian Exchange Co. will immediately provide notice of such request to us and Callco. Instead of Canadian Exchange Co. redeeming the retracted shares, and provided that the retraction request is not revoked by the holder of 2012 Exchangeable Shares, we will have the right to purchase, and to the extent the right is not exercised by us, Callco will have the right to purchase, all but not less than all of the shares covered by the retraction request, which we refer to as our retraction call right. See the section entitled "—Retraction Call Right" below.

        If, as a result of solvency requirement provisions or other provisions of applicable law, Canadian Exchange Co. is not permitted to redeem all 2012 Exchangeable Shares tendered by a retracting holder and neither we nor Callco has exercised its retraction call right, Canadian Exchange Co. will redeem up to the maximum permissible number of 2012 Exchangeable Shares tendered by the holder. We or Callco will be required to purchase any 2012 Exchangeable Shares not redeemed by Canadian Exchange Co. in exchange for shares of McEwen Mining common stock on the retraction date under the optional exchange right described below.

Distribution on Liquidation of Canadian Exchange Co.

        Subject to applicable law and the exercise by either us or Callco of our or its liquidation call right, in the event of the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, holders of 2012 Exchangeable Shares shall be entitled to receive from the assets of Canadian Exchange Co. a liquidation payment that will be satisfied by the issuance of one share of our common stock plus the dividend amount, if any, for each outstanding 2012 Exchangeable Share. This liquidation amount will be paid to the holders of 2012 Exchangeable Shares before any distribution of assets of Canadian Exchange Co. is made to the holders of the common shares or any other shares of Canadian Exchange Co. ranking junior to the 2012 Exchangeable Shares and is subject to the exercise by us or Callco of our or its liquidation call right described in the section entitled "—Liquidation Call Right" below.

Automatic Exchange Upon Liquidation of McEwen Mining

        In the event of McEwen Mining's liquidation, dissolution or winding up or any other distribution of its assets for the purposes of winding up its affairs, all of the then outstanding 2012 Exchangeable Shares will be automatically exchanged for shares of McEwen Mining common stock. To effect an automatic exchange, McEwen Mining will purchase all of the 2012 Exchangeable Shares from the holders on the last business day prior to the effective date of a liquidation. The purchase price payable for each 2012 Exchangeable Share purchased in a liquidation of McEwen Mining will be satisfied by the issuance of one share of McEwen Mining common stock plus the dividend amount, if any.

Redemption of Exchangeable Shares by Canadian Exchange Co.

        Subject to applicable law and the due exercise by either us or Callco of our or its redemption call right, Canadian Exchange Co. will, on the redemption date, redeem all of the then outstanding 2012 Exchangeable Shares for a purchase price equal to one share of McEwen Mining's common stock for each outstanding 2012 Exchangeable Share plus the dividend amount, if any. The redemption date for the 2012 Exchangeable Shares will be the date, if any, established by the board of directors of Canadian Exchange Co. for the redemption by Canadian Exchange Co. of all but not less than all of the outstanding 2012 Exchangeable Shares, which date will be no earlier than January 24, 2022, being the tenth anniversary of the effective date of the acquisition of Minera Andes, unless one of the conditions described in the paragraphs below is met.

        Subject to applicable law, and provided that neither we nor Callco have exercised the redemption call right, Canadian Exchange Co. will redeem all of the outstanding 2012 Exchangeable Shares upon at least 30 days prior notice to the holders of the 2012 Exchangeable Shares.

        The board of directors of Canadian Exchange Co. may accelerate the redemption date in the event that:

  •
  fewer than 5% of the total number of 2012 Exchangeable Shares issued in connection with the acquisition of Minera Andes (other than 2012 Exchangeable Shares held by us or our subsidiaries and subject to necessary adjustments to the number of shares to reflect permitted changes to 2012 Exchangeable Shares) are outstanding;

  •
  (i) any person, firm or corporation acquires directly or indirectly any voting security of McEwen Mining and immediately after such acquisition, the acquirer has voting securities representing more than 50% of the total voting power of all the then outstanding voting securities of McEwen Mining on a fully-diluted basis; (ii) the shareholders of McEwen Mining approve a merger, consolidation, recapitalization or reorganization of McEwen Mining, other than any such transaction which would result in the holders of outstanding voting securities of McEwen Mining immediately prior to such transaction having more than 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction; (iii) the shareholders of McEwen Mining approve a liquidation of McEwen Mining; or (iv) McEwen Mining sells or disposes of all or substantially all of its assets, and, in each case, the board of directors of Canadian Exchange Co. determines that it is not reasonably practicable to substantially replicate the terms and conditions of the 2012 Exchangeable Shares in connection with such transaction and that the redemption of all but not less than all of the outstanding 2012 Exchangeable Shares is necessary to enable the completion of such transaction;

  •
  the holders of 2012 Exchangeable Shares are entitled to vote as shareholders of Canadian Exchange Co. on a certain matter, except with respect to the right to vote on general business matters presented at any annual meeting of Canadian Exchange Co. (including the election of one of the directors of Canadian Exchange Co.) and except with respect to the right to vote on any change to the rights of the holders of 2012 Exchangeable Shares where the approval of such change would be required to maintain the equivalence of the 2012 Exchangeable Shares with the shares of McEwen Mining common stock, and to the extent that the board of directors of Canadian Exchange Co. has determined that it is not reasonably practicable to accomplish the business purpose intended by the matter on which the shareholders are entitled to vote, which business purpose must be bona fide and not for the primary purpose of causing the redemption date acceleration, in a commercially reasonable manner that does not result in such a vote; or

  •
  the holders of 2012 Exchangeable Shares are entitled to vote as shareholders of Canadian Exchange Co. on a proposed change to the rights of the holders of 2012 Exchangeable Shares where the approval of such change would be required to maintain the equivalence of the 2012 Exchangeable Shares with the shares of McEwen Mining common stock and the holders of 2012 Exchangeable Shares fail to take the necessary action at a meeting or other vote of the holders of 2012 Exchangeable Shares, to approve or disapprove, as applicable, the matter.

Purchase for Cancellation

        Subject to applicable law and the Articles of Incorporation of Canadian Exchange Co., Canadian Exchange Co. may at any time purchase for cancellation all or any part of the outstanding 2012 Exchangeable Shares by private agreement with any holder of such 2012 Exchangeable Shares or by tender to all holders of record of the 2012 Exchangeable Shares or through the facilities of any stock exchange on which the 2012 Exchangeable Shares are listed or quoted at any price per share together with the dividend amount for which the record date has occurred prior to the date of purchase.

Call Rights

        As further described below, we and Callco have certain overriding rights to acquire 2012 Exchangeable Shares from the holders thereof. In each case, we have the initial call right and to the extent we do not exercise our right, Callco may exercise its right. A holder of 2012 Exchangeable Shares will be subject to different Canadian federal income tax consequences depending upon whether the call rights are exercised and by which entity and whether the relevant 2012 Exchangeable Shares are redeemed by Canadian Exchange Co. if the call rights are not exercised.

Change of Law Call Right

        Each of we and Callco has an overriding change of law call right to purchase (or to cause Callco to purchase) from all but not less than all of the holders of 2012 Exchangeable Shares (other than McEwen Mining and its subsidiaries) all but not less than all of the 2012 Exchangeable Shares held by each such holder in the event of any amendment to the Income Tax Act (Canada) and other applicable provincial income tax laws that permits holders of 2012 Exchangeable Shares who (a) are resident in Canada, (b) hold their 2012 Exchangeable Shares as capital property, and (c) deal at arm's length with us or Canadian Exchange Co., to exchange their 2012 Exchangeable Shares without requiring such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Income Tax Act (Canada) or applicable provincial income tax laws. The purchase price under the change of law call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock of McEwen Mining for each 2012 Exchangeable Share purchased plus the dividend amount, if any. In the event of the exercise of the change of law call right by us or Callco, as the case may be, each holder of 2012 Exchangeable Shares shall be obligated to sell all the 2012 Exchangeable Shares held by such holder to us or Callco, as the case may be, on the change of law call date upon payment by us to such holder of the purchase price for each such 2012 Exchangeable Share. To exercise the change of law call right, we or Callco must notify the transfer agent of our or its intention to exercise such right at least 45 days before the date on which we or Callco intend to acquire the 2012 Exchangeable Shares. The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether we or Callco have exercised the change of law call right forthwith after receiving notice from us or Callco.

        Notwithstanding the foregoing, neither we nor Callco shall be entitled to exercise the change of law call right if more than 5% of the 2012 Exchangeable Shares are held by U.S. residents.

Retraction Call Right

        Under the share provisions, each of we and Callco has an overriding retraction call right to acquire all but not less than all of the 2012 Exchangeable Shares that a holder of 2012 Exchangeable Shares requests Canadian Exchange Co. to redeem on the retraction date. Callco is only entitled to exercise its retraction call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our retraction call right. The purchase price under the retraction call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock for each 2012 Exchangeable Share purchased plus the dividend amount, if any.

        At the time of a retraction request by a holder of 2012 Exchangeable Shares, Canadian Exchange Co. will immediately notify us and Callco and either we or Callco must then advise Canadian Exchange Co. within five business days if we choose to exercise the retraction call right. If we or Callco do not advise Canadian Exchange Co. within the five-business day period, Canadian Exchange Co. will notify the holder as soon as possible thereafter that neither of us will exercise the retraction call right. Unless the holder revokes his or her retraction request, on the retraction date the 2012 Exchangeable Shares that the holder has requested Canadian Exchange Co. to redeem will be acquired by us or Callco (assuming either we or Callco exercise the retraction call right) or redeemed by Canadian Exchange Co., as the case may be, in each case for the retraction call purchase price as described in the preceding paragraph.

Liquidation Call Right

        Under the share provisions, each of we and Callco have an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding up of Canadian Exchange Co., to acquire all but not less than all of the 2012 Exchangeable Shares then outstanding (other than 2012 Exchangeable Shares held by McEwen Mining or our subsidiaries). Callco is only entitled to exercise its liquidation call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our liquidation call right. The purchase price under the liquidation call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock for each 2012 Exchangeable Share purchased plus the dividend amount, if any. Upon the exercise by us or Callco of the liquidation call right, the holders will be obligated to transfer their 2012 Exchangeable Shares to us or Callco, as the case may be, for the purchase price described above. The acquisition by us or Callco of all of the outstanding 2012 Exchangeable Shares upon the exercise of the liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding up of Canadian Exchange Co.

        To exercise the liquidation call right, we or Callco must notify Canadian Exchange Co.'s transfer agent in writing, as agent for the holders of the 2012 Exchangeable Shares, the trustee and Canadian Exchange Co. of our or Callco's intention to exercise this right at least 30 days before the liquidation date in the case of a voluntary liquidation, dissolution or winding up of Canadian Exchange Co. and at least five business days before the liquidation date in the case of an involuntary liquidation, dissolution or winding up of Canadian Exchange Co. The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether or not we or Callco have exercised the liquidation call right after the earlier of (a) the date notice of exercise has been provided to the transfer agent and (b) the expiry of the date by which the same may be exercised by us or Callco. If we or Callco exercise the liquidation call right on the liquidation date, we or Callco will purchase and the holders will sell all of the 2012 Exchangeable Shares for an amount equal to the liquidation call exercise price as described in the preceding paragraph.

Redemption Call Right

        Under the share provisions, we and Callco have an overriding redemption call right, notwithstanding any proposed redemption of the 2012 Exchangeable Shares by Canadian Exchange Co., to acquire all but not less than all of the 2012 Exchangeable Shares then outstanding (other than 2012 Exchangeable Shares held by us or our subsidiaries). Callco is only entitled to exercise its redemption call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our redemption call right. The purchase price under the redemption call right will be satisfied by delivering to the holder one share of McEwen Mining common stock plus the dividend amount, if any. In the event of the exercise of the redemption call right by us or Callco, as the case may be, each holder of 2012 Exchangeable Shares will be obligated to sell all their 2012 Exchangeable Shares to us or Callco, as the case may be, on the redemption date upon payment by us or Callco, as the case may be, to such holder of the purchase price for such 2012 Exchangeable Shares.

        To exercise the redemption call right, we or Callco must notify Canadian Exchange Co.'s transfer agent in writing, as agent for the holders of the 2012 Exchangeable Shares, and Canadian Exchange Co. of our or Callco's intention to exercise this right at least 30 days before the redemption date (other than in the case of an accelerated redemption date described above, in which case we or Callco, as the case may be, must notify the transfer agent and Canadian Exchange Co. on or before the redemption date). The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether or not we or Callco exercised the redemption call right after the earlier of (a) the date notice of exercise has been provided to the transfer agent and (b) the expiry of the date by which the same may be exercised by us or Callco. If we or Callco exercise the redemption call right on the redemption date, we or Callco will purchase and the holders will sell all of the 2012 Exchangeable Shares for an amount equal to the redemption call purchase price as described in the preceding paragraph.

Effect of Call Rights Exercise

        If McEwen Mining or Callco exercises one or more of its call rights, shares of our common stock will be directly issued to holders of 2012 Exchangeable Shares and we or Callco, as the case may be, will become the holder of the 2012 Exchangeable Shares. We or Callco will not be entitled to exercise any voting rights attached to the 2012 Exchangeable Shares that are acquired from the holders. If we or Callco decline to exercise the call rights when applicable, we will be required, under a support agreement, to issue shares of our common stock to the holders of 2012 Exchangeable Shares.

Voting Rights

        The number of directors of Canadian Exchange Co. is fixed at three and the rights attaching to the 2012 Exchangeable Shares entitle holders of 2012 Exchangeable Shares a limited right to vote on the election or appointment of one director but such holders have no rights to vote on the election of the remaining two directors. In addition, the holders of the exchangeable shares are entitled to receive notice of any meeting of the shareholders of Canadian Exchange Co. and to attend and vote thereat, except those meetings where only holders of a specified class or particular series of shares are entitled to vote, and each holder of 2012 Exchangeable Shares is entitled to one vote per 2012 Exchangeable Share in person or by proxy.

Ranking

        Holders of 2012 Exchangeable Shares are entitled to a preference over holders of any common shares of Canadian Exchange Co. and any other shares ranking junior to the 2012 Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of Canadian Exchange Co., whether voluntary or involuntary, or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs.

Dividends

        Holders of 2012 Exchangeable Shares are entitled to receive dividends equivalent to the dividends, if any, paid from time to time by us on shares of our common stock. The declaration date, record date and payment date for dividends on the 2012 Exchangeable Shares must be the same as that for any corresponding dividends on shares of our common stock.

Amendment and Approval

        The rights, privileges, restrictions and conditions attaching to the 2012 Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the 2012 Exchangeable Shares. Any approval required to be given by the holders of the 2012 Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the 2012 Exchangeable Shares or any other matter requiring the approval or consent of the holders of the 2012 Exchangeable Shares as a separate class (other than the election of a single director) shall be deemed to have been sufficiently given if it has been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than 66 2/3% of the votes cast on such resolution, excluding 2012 Exchangeable Shares beneficially owned by us or any of our subsidiaries, at a meeting of holders of 2012 Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding 2012 Exchangeable Shares at that time are present or represented by proxy.

Previously Issued Series A Special Voting Preferred Stock and 2007 Exchangeable Shares

        A Series A Preferred Share was issued in connection with the acquisition of White Knight Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Limited in 2007 to facilitate the issuance of exchangeable shares ("2007 Exchangeable Shares") of our wholly-owned indirect subsidiary, US Gold Canadian Acquisition Corporation ("2007 Acquisition Co."). The 2007 Exchangeable Shares were exchangeable on a one-for-one basis into shares of our common stock. On March 26, 2012, we announced that the board of directors of 2007 Acquisition Co. established a redemption date of May 30, 2012 for all of the then outstanding 2007 Exchangeable Shares and that US Gold Alberta ULC, our wholly-owned indirect subsidiary ("Alberta ULC") elected to exercise its overriding redemption call right to acquire all of the then outstanding 2007 Exchangeable Shares (other than the 2007 Exchangeable Shares held by McEwen Mining and its subsidiaries) on May 29, 2012. In accordance with the Articles of Incorporation of 2007 Acquisition Co., after May 29, 2012, all holders of 2007 Exchangeable Shares have no further rights as holders thereof other than the right to receive shares of our common stock. As of May 29, 2012, there were 2,494,849 2007 Exchangeable Shares not held by McEwen Mining and its subsidiaries for which our shares of common stock had not yet been exchanged. In accordance with our Articles of Incorporation, as a result of there not being any outstanding 2007 Exchangeable Shares nor shares of stock, debt, options or other agreements, obligations or commitments of 2007 Acquisition Co. which could by its terms require 2007 Acquisition Co. to issue 2007 Exchangeable Shares to any person, the Series A Preferred Share was retired and cancelled and became an authorized but unissued share of preferred stock.

Transfer Agents

        Computershare Investor Services Inc. is the transfer agent for our common stock. The principal office of Computershare is located at 250 Royall Street, Canton, MA, 02021 and its telephone number is (303) 262-0600.

        Computershare Investor Services Inc. is the transfer agent for the 2012 Exchangeable Shares. Its principal office is located at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario M5J 2Y1 and its telephone number is (514) 982-7555.

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, we maintain an Internet website that contains information about us, including our SEC filings, at www.mcewenmining.com. The information contained on our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and until the offering of the securities covered by this prospectus is completed; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 12, 2012 and Form 10-K/A filed with the SEC on June 18, 2012;

  •
  Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2012 filed with the SEC on May 9, 2012; and

  •
  Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on March 12, 2012, April 4, 2012, April 18, 2012, April 24, 2012 and May 9, 2012.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

McEwen Mining Inc.
181 Bay Street, Bay Wellington Tower, Suite 4750
P.O. Box 792
Toronto, ON
Canada M5J 2T3
Attn: Investor Relations
(866)-441-0690

        Readers should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus, any post-effective amendment and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

EXPERTS

        Our consolidated financial statements as of December 31, 2011 and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, Toronto, Canada, independent registered public accounting firm, which have been incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

        In connection with particular offerings of securities in the future, the legal validity of the securities will be passed upon for us by underwriters, dealers or agents, and counsel named in the applicable prospectus supplement.